As filed with the U.S. Securities and Exchange Commission on September 29, 2015
Registration No. 333-203569

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAVMED INC.
(Exact name of registrant as specified in its charter)
Delaware	3841	47-1214177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
420 Lexington Avenue, Suite 300 New York, New York 10170 (212) 401-1951 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lishan Aklog, M.D.
Chairman and Chief Executive Officer
PAVmed Inc.
420 Lexington Avenue, Suite 300
New York, New York 10170
(212) 401-1951
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile	Mark J. Wishner, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP 1750 Tysons Boulevard McLean, VA 22102 (703) 749-1300 (703) 749-1301 – Facsimile

Approximate date of commencement of proposed sale to the public:   As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of common stock, par value $.001 per share, and one warrant	$10,000,000	$1,162.00
Common stock included in the units	—	—
Warrants included in the units	—	—
Common stock, issuable upon exercise of all warrants issued or issuable in public offering(2)	—	—
Total	$10,000,000	$1,162.00(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
The filing fee has been previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, September 29, 2015
PRELIMINARY PROSPECTUS

Up to 1,200,000 Units
This is an initial public offering of our securities. We are offering up to 1,200,000 units; provided, however, that we have the option to sell up to an additional 800,000 units in our sole discretion. There is no minimum number of units we must sell and we may close on the sale of any or all of the units offered hereby. The initial public offering price per unit is anticipated to be $5.00.
Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of  $5.00 per share. The warrants will be exercisable commencing 6 months from the consummation of this offering and will expire six years from the date of this prospectus, or earlier upon redemption.
Prior to this offering, there has been no public market for our units, shares of common stock or warrants. We have applied to have our units listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “PAVMU.” The common stock and warrants comprising the units will begin separate trading on the 90th day after we hold a closing on this offering. If our units are approved for listing on Nasdaq, then once the securities comprising the units begin separate trading, the common stock and warrants will be traded on Nasdaq under the symbols “PAVM” and “PAVMW,” respectively. We cannot guarantee that our securities will be approved for listing on Nasdaq. If they are not, we may in our sole discretion cancel this offering, and all funds that may have been provided by any investors will be promptly returned without interest or deduction or may alternatively seek to have our securities quoted on the OTCQB market or another “over-the-counter” market. See “Plan of Distribution.”
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.
Investing in the securities offered by this prospectus involves a high degree of risk. Our company is at an early stage of its development and our securities may only be appropriate for long-term investment. You should purchase our securities only if you can afford to lose your entire investment. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in such securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Unit	Total(2)
Public offering price	$5.00	$6,000,000
Selling agents’ commissions(1)	$0.35	$420,000
Proceeds, before expenses, to us	$4.65	$5,580,000

(1)
Does not include a non-accountable expense allowance of 2% of the gross proceeds, payable to the selling agents. See “Plan of Distribution” beginning on page 82 of this prospectus for a description of the compensation payable to, and other arrangements with, the selling agents.

(2)
Assumes that all of the securities offered are sold and we have not taken advantage of our option to increase the offering by an additional 800,000 units as described herein.

We plan to market this offering to potential investors through the selling agents. Investors who participate in this offering other than through BANQ®, including through selected dealers, will be required to deposit their funds in an escrow account managed [•] and any funds that [•] receives shall be held in escrow until the closing of the offering or such other time as mutually agreed between us and the selling agents, and then used to complete securities purchases, or returned if this offering fails to close. The offering will close by [•], which is 45 days after the date of this prospectus, unless all the securities are sold before that date, or we and the selling agents agree to extend the offering for up to 45 additional days, or we otherwise decide to close the offering early or cancel it, in our sole discretion. If we and the selling agents extend the offering, we will provide that information in an amendment to this prospectus. If we close the offering early or cancel it, we may do so without notice to you, although if we cancel the offering all funds that may have been provided by any investors will be promptly returned without interest or deduction. See “Plan of Distribution.”
Benchmark BANQ®
The date of this prospectus is _______, 2015

About This Prospectus
Through and including [_________], 2015 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.
We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we may have referred you. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and none of us are making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside of the United States, we have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.
We have proprietary rights to trademarks used in this prospectus, including PAVmed, PortIO, Caldus, CarpX, NextCath, NextFlo and “Innovating at the Speed of Life.” Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.
i

Prospectus Summary
This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus,
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“we,” “us,” “our,” “our company” or “PAVmed” refers to PAVmed Inc.;

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our “founders” refers to HCFP/Capital Partners III LLC and Pavilion Venture Partners LLC, affiliates of certain of our officers and directors;

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“initial investors” refers to the holders of our securities purchased in private placements in July 2014 and November 2014; and

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“initial stockholders” refers to our founders and the initial investors.

Overview
We are a medical device company organized to conceive, develop and commercialize a diversified pipeline of innovative products we believe address unmet clinical needs and possess attractive market opportunities. Our goal is to enhance and accelerate value creation by employing a business model focused on capital and time efficiency. We intend to continuously explore promising ideas and opportunities that fulfill our project selection criteria without limiting ourselves to any target specialty or condition.
Our current pipeline includes the following five lead projects, all of which are the subject of patent applications filed. One of these projects, NextFlo, also has an issued patent.
Project	Device	Features
PortIO	Long-term implantable vascular access device	• No central venous access • No indwelling intravascular component • No radiographic confirmation required
Caldus	Disposable tissue ablation devices, including renal denervation for hypertension	• Completely disposable • No console or other capital equipment. • Direct thermal ablation using heated fluid
CarpX	Percutaneous device to treat carpal tunnel syndrome	• Completely percutaneous • Office-based procedure
NextCath	Self-anchoring short-term catheters	• Anchoring integral to catheter design • No suturing, elaborate dressings or costly catheter securement devices
NextFlo	Highly-accurate disposable infusion pumps	• Variable resistor design • Applicable to broader range of drugs
These projects are all in the development phase and have yet to receive regulatory approval.
As of June 30, 2015 and December 31, 2014, we had $573,071 and $842,077, respectively, in total assets, $85,188 and $47,249, respectively, in total liabilities and an accumulated deficit of  $781,329 and $274,384, respectively. For the six month period ended June 30, 2015 and for the period from June 26, 2014 (date of inception) through December 31, 2014, we incurred a net loss of  $506,945 and $274,384, respectively. The foregoing does not take into account the receipt of approximately $1.25 million of proceeds from the exercise of our warrants in September 2015 described elsewhere herein. See “Summary Financial Data” for further information. We expect to incur operating losses for the foreseeable future.
Our Business Model and Strategy
Background
According to a recent report by a Stanford University professor, a typical medical device company spends over $31 million and takes approximately five years to develop and commercialize a product through the FDA’s 510(k) pathway. We believe that medical devices have the potential to move from concept to commercialization much more rapidly and with significantly less capital investment. However, we also believe that most medical device companies are not structurally or operationally equipped to fulfill this potential. Prior to forming PAVmed, our leadership team established a model designed to realize this potential in single-product companies. PAVmed was created to adapt this model to a multi-product company with access to public capital markets. We believe this model allows us to conceive, develop and commercialize our pipeline of medical device products using significantly less capital and time than a typical medical device company.
Our leadership team is comprised of three accomplished medical device entrepreneurs, Dr. Lishan Aklog, Michael J. Glennon and Dr. Brian J. deGuzman. They founded Pavilion Holdings Group LLC (“PHG”), a medical device holding company, in 2007 and Pavilion Medical Innovations LLC (“PMI”), a venture-backed medical device incubator, in 2009. Between 2008 and 2013, PHG and PMI founded four distinct, single-product medical device companies. These companies rapidly advanced their products following modest individual rounds of capital ranging from $1.5 million to $3.5 million. Vortex Medical received FDA 510(k) clearance for its AngioVac system to remove large clots and other undesirable intravascular material 16 months after Vortex Medical was founded. Vortex Medical marketed the AngioVac system until it was acquired in October 2012 by AngioDynamics Inc. (Nasdaq: ANGO) for $55 million in guaranteed consideration. Saphena Medical received FDA 510(k) clearance for its VenaPax next generation endoscopic vessel harvesting device for coronary bypass surgery 18 months after Saphena Medical was founded and has marketed the device since October 2014. Kaleidoscope Medical’s reversible inferior vena caval filter was submitted to the FDA 16 months after it was founded and its submission is currently under review. Finally, Cruzar Medsystems’s Houdini peripheral chronic total occlusion device was submitted to the FDA 23 months after it was founded and its submission is currently under review.
Project Selection
A key element of our model is the project selection process. We choose projects to develop and commercialize based on characteristics which contribute to a strong commercial opportunity. We place a heavy emphasis on medical device products with the potential for high-margins and high-impact in attractive markets without regard to target clinical specialty or condition. We begin by identifying potential solutions to unmet clinical needs which advance patient care through improvements in existing technologies or the introduction of new platform technologies. We consider high-impact products to be those which:
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address conditions affecting significant patient populations;

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lower overall costs;

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lessen procedural invasiveness with the opportunity to shift care from surgical operating rooms to interventional suites or ambulatory settings; and

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decrease complications, hospital stays, recovery times and indirect costs associated with a patient’s loss of productivity.

Additional characteristics which contribute to the project’s commercial opportunity include:
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Technology profile.   We typically select projects with strong intellectual property positions, low to moderate technological complexity, low to moderate manufacturing costs and primarily disposable products that do not require significant capital equipment.

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Regulatory profile.   We favor products eligible for the FDA’s 510(k) pathway, with or without clinical safety studies. The less arduous 510(k) pathway requires us to demonstrate that our product is safe and substantially equivalent to FDA-cleared predicates. The FDA’s more costly and prolonged PMA pathway requires us to demonstrate that our product is safe and effective through randomized clinical studies. We may pursue selective PMA pathway products with large addressable markets, especially those for which we can initially or even exclusively target European and/or emerging markets with lower regulatory hurdles. We also consider PMA pathway products which can initially be cleared for narrower indications and applications with lower regulatory hurdles.

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Reimbursement profile.   We prefer projects with existing reimbursement codes, the opportunity to seek reimbursement under higher valued surgical procedure codes or the potential to seek reimbursement under narrow, product specific codes as opposed to to bundled procedural codes.

Development and Commercialization
Once we add a project to our pipeline, we map out development and commercialization processes specifically tailored to the product, seeking to optimize capital and time efficiency and maximize value creation. These processes include:
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implementing parallel development processes such as engineering, quality, regulatory, supply chain and manufacturing;

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utilizing outsourced, best-in-class process experts on an as-needed basis;

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pursuing the shortest, most-efficient path to commercialization of a safe and effective first-generation device; and

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employing iterative product development based on real-life product performance and user feedback.

Inherent in our model is our ability to operate with limited infrastructure and low fixed costs. We retain the flexibility to commercialize our products through a variety of channels, including independent distributors, sales and distribution agreements with strategic partners and/or through our own dedicated sale force. We may also choose to monetize products through licensing agreements or the sale of the products’ underlying technology.
Our Implementation Strategy
The key elements of our implementation strategy include:
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advancing our lead projects, PortIO, Caldus, CarpX, NextCath and NextFlo towards commercialization as quickly and efficiently as possible;

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expanding our pipeline of projects by advancing our conceptual phase projects through patent submission and early testing;

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expanding our pipeline of projects by partnering with innovative clinicians and academic medical centers using a collaboration model focused on licensing technologies for development and commercialization;

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expanding our medical advisory board to include key opinion leaders which cover all of our projects as our pipeline expands and advances;

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maintaining balance within our pipeline with shorter-term, lower-risk projects with the prospect for rapid commercialization generating revenue to support development of longer-term projects;

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continuously re-assessing each project’s long-term commercial potential relative to other projects in our pipeline, while accelerating/decelerating the project and reallocating resources accordingly; and

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carefully and selectively expanding our team as we grow by insourcing certain activities without compromising the core capital and time efficiency elements of our model.

Our Product Pipeline
The following is a description of each product in our current pipeline. We will need to receive regulatory clearance in order to commercialize these products. We believe it will require approximately $1.5 million to $3.0 million and approximately 12 to 24 months from the successful completion of this offering to achieve initial regulatory clearance for each product. Additional capital may be required for us to commercialize these products and/or pursue additional regulatory clearances. The foregoing are estimates and it may take more time or funding than we anticipate to commercialize our products. In addition, there is no assurance that any of our products will ever be commercialized or, if commercialized, will achieve the results we expect. See the section titled “Business — Our Pipeline” for more detailed information on each products development plan.
PortIO — Long-Term Implantable Vascular Access Device
Unmet Clinical Need.    Long-term vascular access devices are used to deliver medications, fluids or other agents to patients with a variety of conditions and generate several billion dollars in annual revenue. Currently available devices have several limitations which relate directly to their intravascular component. Up to 10% of devices become infected, which can lead to costly and severe patient complications and even death. Approximately one-third of devices become occluded, requiring treatment with clot-dissolving agents or removal and implantation of a new device. The devices also require surgical insertion and removal, radiographic confirmation and careful handling by trained clinicians. Finally, poor venous access precludes their use in a subset of patients.
Our Solution.   We have developed a novel implantable vascular access device which addresses many of these limitations. Our device is designed to be highly resistant to occlusion and we believe that the absence of an intravascular component will result in a very low infection rate. It features near-percutaneous insertion and removal, without surgical dissection, does not require radiographic confirmation, provides a near limitless number of access sites and can be used in patients with no central venous access. We have filed a provisional patent application, performed proof-of-concept testing in animals, developed a working prototype and completed our design work. We are now working with our contract manufacturing partners to build a commercial product. To achieve commercialization we will need to receive regulatory clearance. We anticipate an FDA 510(k) pathway with or without clinical safety studies. We believe that it will require up to $1.5 million and 12 to 18 months to receive FDA 510(k) clearance. Once this product is commercialized, we believe it will have lower cost-of-goods than existing implantable vascular access devices and premium pricing based on improved outcomes and reduced costs. Our initial target will be patients with poor venous access, but the addressable market includes all patients requiring long-term vascular access.
Caldus — Disposable Tissue Ablation Devices, Including Renal Denervation for Hypertension
Unmet Clinical Need.   Tissue ablation devices are used for targeted destruction of a variety tissues with a pathologic impact and generate $4.0 billion to $5.0 billion in annual revenue. Renal denervation, which involves ablation of the renal nerves to treat refractory hypertension, despite a high profile setback, remains an attractive clinical and commercial opportunity, targeting tens of millions of patients worldwide. All commercially-available tissue ablation devices as well as those under development for renal denervation rely on some form of a console to generate the ablation energy which represents a significant portion of the cost of the procedure. Current devices depend on maintaining the conductivity of its energy through the tissue during the ablation period, which can require complex probes and energy delivery algorithms to achieve the desired therapeutic effect.
Our Solution.   We are developing completely disposable tissue ablation devices based on direct thermal ablation. Our devices will use a proprietary infusion system to continuously deliver heated fluid to a specially-designed balloon catheter which heats the target tissue above its cytotoxic threshold according to a specified pattern to perform the ablation. We have completed proof-of-concept work, thermal fine element analysis simulations validating our approach and working prototypes of the infusion device and balloon catheter. We have filed two provisional patent applications and have initiated design work on the infusion system and balloon catheter. To achieve commercialization we will need to receive regulatory clearance. We anticipate an FDA 510(k) pathway for traditional tissue ablation targets and a PMA pathway for renal denervation. Our initial regulatory strategy for renal denervation will likely focus on Europe and emerging markets.

We believe that it will take 12 to 24 months and up to $3.0 million to receive FDA 510(k) clearance for traditional tissue ablation targets and European CE Mark clearance for renal denervation. Once this product is commercialized, we believe that our completely disposable system will have significantly lower procedural costs and higher margins than existing technologies.
CarpX — Percutaneous Device to Treat Carpal Tunnel Syndrome
Unmet Clinical Need.   Carpal tunnel syndrome results when cumulative trauma leads to inflammation, compression of the median nerve and motor/sensory dysfunction in the hand. It accounts for half of all occupational injuries in the U.S. and over $20.0 billion in annual workers’ compensation costs. Each year about 350,000 surgical procedures are performed to treat carpal tunnel syndrome in the United States. Traditional surgical approaches are effective but invasive, while endoscopic approaches are less invasive but more technically challenging, more expensive and associated with higher complication rates. Two less-invasive devices to treat this condition are currently on the market, but technical limitations have hindered market acceptance.
Our Solution.   We are developing a completely percutaneous technique to treat carpal tunnel syndrome. Our device is advanced over a wire and positioned in the carpal tunnel under ultrasonic guidance. When activated, it creates space within the tunnel, confirms that the nerve is protected from the cutting element and decompresses the median nerve by dividing the transverse carpal ligament. We believe our device will be significantly less invasive than existing treatments. We believe that more extensive lateral dissection and more reliable division of the ligament will also result in lower recurrence rates. We have filed a provisional patent application and have tested working prototypes in cadavers. To achieve commercialization we will need to receive regulatory clearance. We anticipate an FDA 510(k) pathway with or without clinical safety studies. We believe that it will take 12 to 18 months and up to $3.0 million to receive FDA 510(k) clearance. Once this product is commercialized, we believe it will have the potential to (i) decrease procedural costs by shifting the procedure from the operating room to an office setting, (ii) reduce post-operative pain and (iii) accelerate the patient’s return to full activity. Our device may also be applicable to other clinical situations where percutaneous division of a fibrous structure can be used for therapeutic effect such as plantar fasciitis and extremity compartment syndromes resulting from trauma or ischemia.
NextCath — Self-Anchoring Short-Term Catheters
Unmet Clinical Need.   A wide variety of short-term catheters are used in clinical practice to infuse fluids, medications or other substances, monitor physiologic parameters and drain organs or cavities. Over 90% of hospitalized patients receive a peripheral venous catheter and up to seven million patients per year receive a short-term central venous catheter, generating several billion dollars in annual revenue. Catheter dislodgement leads to increased costs, pain, bleeding, vascular injury and complications arising from interruption of critical treatments. Short-term catheters are traditionally anchored to the skin with sutures, tape or some other adhesive incorporated into the sterile dressing. Additionally, a variety of catheter securement devices are now on the market accounting for approximately $4.0 billion in annual revenue. They may decrease complications, but add cost and complexity to the process.
Our Solution.   We are developing self-anchoring catheters which do not require suturing, traditional anchoring techniques or costly add-on catheter securement devices. The self-anchoring mechanism is integral to the catheter and is applicable to most, if not all, short-term catheters. It allows insertion with standard techniques and the use of simple clear sterile dressings. We believe that the force required to dislodge our catheters will be greater than traditional techniques and at least as high as add-on catheter securement devices. We have filed a provisional patent application and have completed head-to-head testing of retention forces, comparing our working prototype to several competing products, which has validated our approach. To achieve commercialization we will need to receive regulatory clearance. We anticipate an FDA 510(k) pathway without clinical safety studies. We believe that it will take 12 to 18 months and up to $1.5 million to receive FDA 510(k) clearance. Once this product is commercialized, we believe it will garner premium pricing based on fewer complications and reduced overall costs.
NextFlo — Highly-Accurate Disposable Infusion Pumps
Unmet Clinical Need.   An increasing number of patients receive infusions of medications or other substances outside of a hospital in ambulatory facilities or at home. Electronic infusion pumps have become expensive, high-maintenance devices and have been plagued with recalls due to serious software and hardware problems. Disposable infusion pumps have many attractive features that favor their use in these settings. Patients tend to favor them because they are small, disposable, simple to operate, easy to conceal, and allow for greater mobility. The overall global infusion market is estimated to be $5.0 billion annually and disposable infusion pumps account for approximately 10% of this market. The primary limitation of disposable infusion pumps is that they can be highly inaccurate in actual use and are therefore unsuitable for use with medications where flow accuracy is critical, such as chemotherapeutics. The FDA’s MAUDE database includes numerous reports of complications and even deaths as a result of disposable infusion pump flow inaccuracies.
Our Solution.   We are developing a highly-accurate disposable infusion pump using stored potential energy and variable flow resistors. We acquired U.S. Patent 8,622,976 along with associated patent applications and have built on its underlying principles to simplify the design and expand the range of potential follow-on products. We have performed extensive computer simulations which have demonstrated high flow accuracy across a wide range of driving pressures. We have initiated design work for several embodiments for the device which is designed to be completely disposable and manufactured from low-cost parts. To achieve commercialization we will need to receive regulatory clearance. We anticipate an FDA 510(k) pathway without clinical safety studies. We believe that it will take 12 to 18 months and up to $2 million to receive FDA 510(k) clearance. Once this product is commercialized, we believe it will command a price premium over lower-accuracy disposable infusion pumps without significantly higher costs-of-goods and will expand the market for these devices. We believe our variable resistor technology may also be applicable to inpatient infusions, allowing them to be accurately delivered by gravity instead of electronic infusion pumps.
Additional Projects
In addition to our five lead projects, we are working on projects which are currently in the conceptual phase. As is the case with our lead projects, these additional projects cover a wide range of clinical conditions and procedures, including sleep apnea, extracorporeal membrane oxygenation (ECMO), laparoscopic hernia repair, cardiac surgery, interventional cardiology and endotracheal intubation. We believe these additional projects meet our selection criteria and will result in products addressing unmet clinical needs in attractive markets. We anticipate filing provisional patent applications on these additional projects over the next several months and will begin proof-of-concept and early prototyping work as resources permit.
Risks Related to Our Business
Our ability to successfully operate our business is subject to numerous risks, including those that are generally associated with an early stage company operating in the medical device industry. Any of the factors set forth under the heading “Risk Factors” may limit our ability to successfully execute our business strategy. Some of the principal risks relating to our business and our ability to execute our business strategy include:
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We have undertaken very limited operations to date and have not generated any revenues.

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We have incurred losses since our inception and may not be able to achieve profitability.

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Our performance will depend largely on the success of products we have not yet developed.

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We may not be able to obtain regulatory approval for our products in the United States or abroad.

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We currently do not have any commercialized products and our products may never achieve market acceptance.

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If we are unable to protect our intellectual property, or operate our business without infringing on the intellectual property rights of third parties, our business will be negatively affected.

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The markets in which we operate are highly competitive.

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Our customers may not receive adequate third-party reimbursement for our products.

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We may need substantial additional funding to advance our expanding pipeline to commercialization and may be unable to raise such capital when needed.

Corporate Information
We were organized under the laws of the State of Delaware on June 26, 2014 under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc. Our business address is 420 Lexington Avenue, Suite 300, New York, New York 10170, and our telephone number is (212) 401-1951. Our corporate website is www.pavm.com. The information contained on or that can be assessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

The Offering
Securities being offered
Up to 1,200,000 units, at $5.00 per unit, with each unit consisting of:
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one share of common stock; and

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one warrant, each to purchase one share of common stock.

There is no minimum number of units we must sell and we may close on the sale of any or all of the units offered hereby. Additionally, we have the option to sell up to an additional 800,000 units in our sole discretion as described elsewhere herein.
The units will begin trading on or promptly after the date we hold a closing of this offering. The common stock and warrants comprising the units will begin to be able to be traded separately on the 90th day after the closing of this offering.
Securities outstanding prior to this offering
Common stock
12,250,000 shares
Warrants
9,560,296 warrants
Securities outstanding after this offering
Common stock
13,450,000(1) shares
Warrants
10,760,296(1) warrants
Terms of the warrants
Each warrant entitles the holder to purchase one share of common stock at a price of  $5.00 per share. The warrants will become exercisable commencing six months from the consummation of this offering and will expire six years from the date of this prospectus, or earlier upon redemption.
See “Description of Securities” beginning on page 78 for a further description of the terms of the warrants.
Proposed Nasdaq symbols
Prior to this offering, there has been no public market for our units, shares of common stock or warrants. We have applied to have our units listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “PAVMU.” If our units are approved for listing on Nasdaq, then once the securities comprising the units begin separate trading, the common stock and warrants will be traded on Nasdaq under the symbols “PAVM” and “PAVMW,” respectively. We cannot guarantee that our securities will be approved for listing on Nasdaq. If we are unable to meet Nasdaq’s listing requirements, our securities will not be listed on Nasdaq. In that event, we may in our sole discretion cancel this offering and all funds that may have been

(1)
Assumes that all of the securities offered are sold and we have not taken advantage of our option to sell the additional 800,000 units as described elsewhere herein.

provided by any investors will be promptly returned without interest or deduction. In the event we close on some or all of this offering but our securities are not listed on Nasdaq, we expect they will be quoted for trading on one of the “over-the-counter” markets operated by OTC Markets Group, Inc., such as the OTCQB market. The over-the-counter markets are relatively unorganized, inter-dealer markets that provide significantly less liquidity than Nasdaq. No assurance can be given that our securities, if quoted on one of the over-the-counter markets, will ever trade on an active and liquid basis.
Marketing:
The Benchmark Company, LLC and TriPoint Global Equities, LLC, through its BANQ® online brokerage division, have agreed to act as our selling agents for this offering. They will not purchase the securities offered by us and they are not required to sell any specific number or dollar amount of securities, but will arrange for the sale of securities to investors on a “best efforts” basis. See “Plan of Distribution.” We plan to market this offering to potential investors through the selling agents.
Duration of offering:
The offering will close by [•], which is 45 days after the date of this prospectus, unless all the securities are sold before that date, or we and the selling agents agree to extend the offering for up to an additional 45 days, or we otherwise decide to close the offering early or cancel it, in our sole discretion. For instance, we may cancel the offering if we determine that it is no longer in our best interests to be a public company or if we locate financing on better terms to us. Alternatively, we may extend the offering if we determine we need more time to raise a specific amount of proceeds hereunder. If we and the selling agents extend the offering, we will provide that information in an amendment to this prospectus. If we close the offering early or cancel it, including during any extended offering period, we may do so without notice to investors, although if we cancel the offering all funds that may have been provided by any investors will be promptly returned without interest or deduction. See “Plan of Distribution.”
Lock-up
Each founder has agreed with us that it will not sell, transfer or otherwise dispose of any of our securities it acquired prior to this offering until one year from the closing of the offering.
Each initial investor has agreed that he or it will not sell, transfer or otherwise dispose of any our securities he or it acquired prior to this offering for a period ending six months from the closing of the offering without the prior written consent of the selling agents. The selling agents, in their sole discretion, may at any time, release all or any portion of these securities from this restriction.

See “Shares Eligible for Future Sale” and “Plan of Distribution” for a further description of the lock-up arrangements agreed to in connection with this offering.
Use of proceeds
We estimate that the net proceeds from the offering, after deducting selling agents’ commissions and estimated offering expenses (including a 2% non-accountable expense allowance) payable by us, will be approximately $4.9 million (assuming all the units offered hereby are sold and we have not taken advantage of our option to increase the offering by an additional 800,000 units as described elsewhere herein). We intend to utilize the net proceeds of the offering for:
•
research and development and regulatory clearance of our current and future products;

•
commercialization of our current and future products;

•
licensing and acquisition of new technologies;

•
prosecution of patents and the continued protection of our intellectual property rights;

•
payment of contingent compensation payable to our Chief Executive Officer; and

•
working capital and general corporate purposes.

See “Use of Proceeds” for further information on our use of proceeds from the offering.
Risk Factors
Prospective investors should carefully consider the risks set forth in “Risk Factors” beginning on page 12 before investing in the units offered hereby.

Summary Financial Data
You should read the following summary financial data together with our consolidated financial statements and the related notes appearing at the end of this prospectus, “Capitalization,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have derived the operating data for the six month period ended June 30, 2015 and consolidated balance sheet data as of June 30, 2015 from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus. We have derived the operating data for the period from June 26, 2014 (inception) through December 31, 2014 and consolidated balance sheet data as of December 31, 2014 from our audited consolidated financial statements included in this prospectus.
	For the Period June 26, 2014 (inception) through December 31, 2014	For the Six Months Ended June 30, 2015
Operating Data:
Net sales	—	—
Net loss	$(274,384)	$(506,945)
Basic and diluted net loss per share	(0.03)	(0.05)
Weighted average number of shares outstanding	8,618,278	10,856,371
		June 30, 2015
	December 31, 2014	Actual	Pro forma(1)	Pro forma As Adjusted(2)
Balance Sheet Data:
Cash	$839,077	$521,572	$1,771,572	$7,231,572
Working capital	794,828	440,678	1,690,678	7,150,678
Total assets	842,077	573,071	1,823,071	7,283,071
Total liabilities	47,249	85,188	85,188	85,188
Total stockholders’ equity	794,828	487,883	1,737,883	7,197,883

(1)
Reflects the net exercise of 1,393,629 warrants to purchase shares of common stock for $1.25 million of proceeds during September 2015.

(2)
Reflects the pro forma adjustment described in footnote (1) and the sale and issuance of 1,200,000 units by us in this offering, at the assumed initial public offering price of  $5.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. This does not reflect the option to increase the offering by an additional 800,000 units as described herein.

Except as otherwise indicated herein, all information in this prospectus, including the number of shares that will be outstanding after this offering, takes into account a forward stock split of 2.7872582-for-1 by way of a stock dividend of 1.7872582 shares for each outstanding share effectuated in September 2015 and therefore is based on 12,250,000 shares outstanding as of the date hereof and excludes:
•
shares issuable upon the exercise of the 9,560,296 warrants outstanding as of the date hereof;

•
shares issuable upon the exercise of the warrants contained in the units in this offering; and

•
1,951,081 shares reserved for issuance under our 2014 Long-Term Incentive Equity Plan.

Risk Factors
An investment in the securities offered by this prospectus involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in the units. If any of the following risk factors actually occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment.
Risks Associated with our Business
Since we have a very limited operating history, and have not generated any revenues, you will have little basis upon which to evaluate our ability to achieve our business objective.
Since we have a very limited operating history, and have not generated any revenues, you will have little basis upon which to evaluate our ability to achieve our business objective. We are subject to all of the problems, expenses, delays and other risks inherent in any new business, as well as problems inherent in establishing a name and business reputation.
The markets in which we operate are highly competitive, and we may not be able to effectively compete against other providers of medical devices, particularly those with greater resources.
We will face intense competition from companies with dominant market positions in the medical device industry. These competitors have significantly greater financial, technical, marketing and other resources than we have and may be better able to:
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respond to new technologies or technical standards;

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react to changing customer requirements and expectations;

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acquire other companies to gain new technologies or products that may displace our products;

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manufacture, market and sell products;

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acquire, prosecute, enforce and defend patents and other intellectual property;

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devote resources to the development, production, promotion, support and sale of products; and

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deliver a broad range of competitive products at lower prices.

We expect competition in the markets in which we participate to continue to increase as existing competitors improve or expand their product offerings.
Our future performance will depend largely on the success of products we have not yet developed.
Technology is an important component of our business and growth strategy, and our success depends on the development, implementation and acceptance of our products. Commitments to develop new products must be made well in advance of any resulting sales, and technologies and standards may change during development, potentially rendering our products outdated or uncompetitive before their introduction. Our ability to develop products to meet evolving industry requirements and at prices acceptable to our customers will be significant factors in determining our competitiveness. We may expend considerable funds and other resources on the development of our products without any guarantee that these products will be successful. If we are not successful in bringing one or more products to market, whether because we fail to address marketplace demand, fail to develop viable technologies or otherwise, our revenues may decline and our results of operations could be seriously harmed.
Our products may never achieve market acceptance.
To date, we have not generated any revenues. Our ability to generate revenues from product sales and to achieve profitability will depend upon our ability to successfully commercialize our products. Because we have not yet begun to offer any of our products for sale, we have no basis to predict whether any of our products will achieve market acceptance. A number of factors may limit the market acceptance of any of our products, including:
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the timing of regulatory approvals of our products and market entry compared to competitive products;

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the effectiveness of our products, including any potential side effects, as compared to alternative treatments;

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the rate of adoption of our products by hospitals, doctors and nurses and acceptance by the health care community;

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the product labeling or product inserts required by regulatory authorities for each of our products;

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the competitive features of our products, including price, as compared to other similar products;

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the availability of insurance or other third-party reimbursement, such as Medicare, for patients using our products;

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the extent and success of our marketing efforts and those of our collaborators; and

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unfavorable publicity concerning our products or similar products.

Any products we may develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, thereby harming our business.
The regulations that govern marketing approvals, pricing and reimbursement for new products vary widely from country to country. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing approval is granted. In some foreign markets, pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain regulatory approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenue we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more other products we may develop, even if our other products we may develop obtain regulatory approval.
Our ability to commercialize any products we may develop successfully also will depend in part on the extent to which reimbursement for these products and related treatments becomes available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which treatments they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and these third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular treatments. We cannot be sure that reimbursement will be available for any product that we commercialize and, if reimbursement is available, what the level of reimbursement will be. Reimbursement may impact the demand for, or the price of, any product for which we obtain marketing approval. If reimbursement is not available or is available only to limited levels, we may not be able to successfully commercialize any product that we successfully develop.
Moreover, eligibility for reimbursement does not imply that any product will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Payment rates may vary according to the use of the product and the clinical setting in which it is used, may be based on payments allowed for lower cost products that are already reimbursed and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of products from countries where they may be said at lower prices than in the U.S. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. Our inability to promptly obtain coverage and profitable payment rates from both government funded and private payors could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available therapies. Our business could be materially harmed if reimbursement of any products we may develop, if any, is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels.

Any products we may develop may cause serious adverse side effects or even death or have other properties that could delay or prevent their regulatory approval, limit the commercial desirability of an approved label or result in significant negative consequences following any marketing approval.
The risk of failure of clinical development is high. It is impossible to predict when or if any products we may develop will prove safe enough to receive regulatory approval. Undesirable side effects caused by any products we may develop could cause us or regulatory authorities to interrupt, delay or halt clinical trials. They could also result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign regulatory authority.
Additionally, after receipt of marketing approval of any products we may develop, if we or others later identify undesirable side effects or even deaths caused by such product, a number of potentially significant negative consequences could result, including:
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we may be forced to recall such product and suspend the marketing of such product;

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regulatory authorities may withdraw their approvals of such product;

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regulatory authorities may require additional warnings on the label that could diminish the usage or otherwise limit the commercial success of such products;

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the FDA or other regulatory bodies may issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings about such product;

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the FDA may require the establishment or modification of Risk Evaluation Mitigation Strategies or a comparable foreign regulatory authority may require the establishment or modification of a similar strategy that may, for instance, restrict distribution of our products and impose burdensome implementation requirements on us;

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we may be required to change the way the product is administered or conduct additional clinical trials;

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we could be sued and held liable for harm caused to subjects or patients;

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we may be subject to litigation or product liability claims; and

•
our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product.
Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.
We face an inherent risk of product liability exposure related to the sale of any products we may develop. The marketing, sale and use of any products we may develop could lead to the filing of product liability claims against us if someone alleges that our products failed to perform as designed. We may also be subject to liability for a misunderstanding of, or inappropriate reliance upon, the information we provide. If we cannot successfully defend ourselves against claims that any other we may develop caused injuries, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:
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decreased demand for our products;

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injury to our reputation and significant negative media attention;

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withdrawal of patients from clinical studies or cancellation of studies;

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significant costs to defend the related litigation and distraction to our management team;

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substantial monetary awards to patients;

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loss of revenue; and

•
the inability to commercialize any products that we may develop.

In addition, insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.
Our business may suffer if we are unable to manage our growth.
If we fail to effectively manage our growth, our ability to execute our business strategy could be impaired. The anticipated rapid growth of our business may place a strain on our management, operations and financial systems. We need to improve existing systems and controls or implement new systems and controls in response to anticipated growth.
We may not be able to protect or enforce our intellectual property rights, which could impair our competitive position.
Our success depends significantly on our ability to protect our rights to the patents, trademarks, trade secrets, copyrights and all the other intellectual property rights used, or expected to be used, in our products. Protecting intellectual property rights is costly and time consuming. We rely primarily on patent protection and trade secrets, as well as a combination of copyright and trademark laws and nondisclosure and confidentiality agreements to protect our technology and intellectual property rights. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or maintain any competitive advantage. Despite our intellectual property rights practices, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, develop similar technology independently or design around our patents.
We cannot be assured that any of our pending patent applications will result in the issuance of a patent to us. The U.S. Patent and Trademark Office, or PTO, may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. Patents that may be issued to or licensed by us in the future may expire or may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing related technologies. Upon expiration of our issued or licensed patents, we may lose some of our rights to exclude others from making, using, selling or importing products using the technology based on the expired patents. There is no assurance that competitors will not be able to design around our patents. We also rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology.
Further, we may not be able to obtain patent protection or secure other intellectual property rights in all the countries in which we operate, and under the laws of such countries, patents and other intellectual property rights may be unavailable or limited in scope. If any of our patents fails to protect our technology, it would make it easier for our competitors to offer similar products. Our trade secrets may be vulnerable to disclosure or misappropriation by employees, contractors and other persons. Any inability on our part to adequately protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.
We seek to protect our know-how and other unpatented proprietary technology with confidentiality agreements and/or intellectual property assignment agreements with our team members, independent distributors and consultants. However, such agreements may not be enforceable or may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information. In addition, we intend to rely on the use of registered and common law trademarks with respect to the brand names of some of our products. Common law trademarks provide less protection than registered trademarks. Loss of rights in our trademarks could adversely affect our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.
The medical device industry is characterized by vigorous protection and pursuit of intellectual property rights. Companies in the medical device industry have used intellectual property litigation to gain a competitive advantage in the marketplace. From time to time, third parties may assert against us their patent, copyright, trademark and other intellectual property rights relating to technologies that are important to our business. Searching for existing intellectual property rights may not reveal important intellectual property and our competitors may also have filed for patent protection, which is not publicly-available information, or claimed trademark rights that have not been revealed through our availability searches. We may be subject to claims that our team members have disclosed, or that we have used, trade secrets or other proprietary information of our team members’ former employers. Our efforts to identify and avoid infringing on third parties’ intellectual property rights may not always be successful. Any claims that our products or processes infringe these rights, regardless of their merit or resolution, could be costly, time consuming and may divert the efforts and attention of our management and technical personnel. In addition, we may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation.
Any claims of patent or other intellectual property infringement against us, even those without merit, could:
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increase the cost of our products;

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be expensive and/or time consuming to defend;

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result in our being required to pay significant damages to third parties;

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force us to cease making or selling products that incorporate the challenged intellectual property;

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require us to redesign, reengineer or rebrand our products and technologies;

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require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property on terms that may not be favorable or acceptable to us;

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require us to develop alternative non-infringing technology, which could require significant effort and expense;

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require us to indemnify third parties pursuant to contracts in which we have agreed to provide indemnification for intellectual property infringement claims;

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result in our customers or potential customers deferring or limiting their purchase or use of the affected products impacted by the claims until the claims are resolved; and

•
otherwise have a material adverse effect on our business, financial condition and results of operations.

Any of the foregoing could affect our ability to compete or have a material adverse effect on our business, financial condition and results of operations.
Competitors may violate our intellectual property rights, and we may bring litigation to protect and enforce our intellectual property rights, which may result in substantial expense and may divert our attention from implementing our business strategy.
We believe that the success of our business will depend, in significant part, on obtaining patent protection for our products and technologies, defending our patents and preserving our trade secrets. Our failure to pursue any potential claim could result in the loss of our proprietary rights and harm our position in the marketplace. Therefore, we may be forced to pursue litigation to enforce our rights. Future litigation could result in significant costs and divert the attention of our management and key personnel from our business operations and the implementation of our business strategy.

We or our third-party manufacturers may not have the manufacturing and processing capacity to meet the production requirements of clinical testing or consumer demand in a timely manner.
Our capacity to conduct clinical trials and commercialize our products will depend in part on our ability to manufacture or provide our products on a large scale, at a competitive cost and in accordance with regulatory requirements. We must establish and maintain a commercial scale manufacturing process for all of our products to complete clinical trials. We or our third-party manufacturers may encounter difficulties with these processes at any time that could result in delays in clinical trials, regulatory submissions or the commercialization of products.
For some of our products, we or our third-party manufacturers will need to have sufficient production and processing capacity in order to conduct human clinical trials, to produce products for commercial sale at an acceptable cost. We have no experience in large-scale product manufacturing, nor do we have the resources or facilities to manufacture most of our products on a commercial scale. We cannot guarantee that we or our third-party manufacturers will be able to increase capacity in a timely or cost-effective manner, or at all. Delays in providing or increasing production or processing capacity could result in additional expense or delays in our clinical trials, regulatory submissions and commercialization of our products.
The manufacturing processes for our products have not yet been tested at commercial levels, and it may not be possible to manufacture or process these materials in a cost-effective manner.
We will be dependent on third-party manufacturers since we will not initially directly manufacture our products.
Initially, we will not directly manufacture our products and will rely on third parties to do so for us. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize products as planned. In addition, we may not be able to contract with third parties to manufacture our products in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, may delay clinical development or submission of products for regulatory approval or otherwise may impair our competitive position. We may not be able to enter into or maintain relationships with manufacturers that comply with good manufacturing practices. If a product manufacturer fails to comply with good manufacturing practices, we could experience significant time delays or we may be unable to commercialize or continue to market the products. Changes in our manufacturers could require costly new product testing and facility compliance inspections. In the United States, failure to comply with good manufacturing practices or other applicable legal requirements can lead to federal seizure of violative products, injunctive actions brought by the federal government, and potential criminal and civil liability on the part of a company and its officers and employees. Because of these and other factors, we may not be able to replace our manufacturing capacity quickly or efficiently in the event that our manufacturers are unable to manufacture our products at one or more of their facilities. As a result, the sale and marketing of our products could be delayed or we could be forced to develop our own manufacturing capacity, which could require substantial additional funds and personnel and compliance with extensive regulations.
We may be dependent on the sales and marketing efforts of third parties if we choose not to develop an extensive sales and marketing staff.
Initially, we will depend on the efforts of third parties (including sales agents and distributors) to carry out the sales and marketing of our products. We anticipate that each third party will control the amount and timing of resources generally devoted to these activities. However, these third parties may not be able to generate demand for our products. In addition, there is a risk that these third parties will develop products competitive to ours, which would likely decrease their incentive to vigorously promote and sell our products. If we are unable to enter into co-promotion agreements or to arrange for third-party distribution of our products, we will be required to expend time and resources to develop an effective internal sales force. However, it may not be economical for us to market our own products or we may be unable to effectively market our products. Therefore, our business could be harmed if we fail to enter into arrangements with third parties for the sales and marketing of our products or otherwise fail to establish sufficient marketing capabilities.

Our officers will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our operations.
Our officers are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. All of our officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our operations. We cannot assure you these conflicts will be resolved in our favor.
Our ability to be successful will be totally dependent upon the efforts of our key personnel.
Our ability to successfully carry out our business plan is dependent upon the efforts of our key personnel. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. The unexpected loss of the services of our key personnel could have a detrimental effect on us. We may also be unable to attract and retain additional key personnel in the future. An inability to do so may impact our ability to continue and grow our operations.
Our officers have fiduciary obligations to other companies and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Certain of our officers have fiduciary obligations to other companies engaged in medical device business activities, namely Saphena Medical, Kaleidoscope Medical and Cruzar Medsystems. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our business. As a result, a potential business opportunity may be presented by certain members of our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in such a transaction. For a more detailed description of the fiduciary obligations of our management team, and the potential conflicts of interest that such obligations may present, see the section titled “Management — Conflicts of Interest.”
Our business, financial condition and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business.
Our business, financial condition and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business. These factors include:
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challenges associated with cultural differences, languages and distance;

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differences in clinical practices, needs, products, modalities and preferences;

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longer payment cycles in some countries;

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credit risks of many kinds;

•
legal and regulatory differences and restrictions;

•
currency exchange fluctuations;

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foreign exchange controls that might prevent us from repatriating cash earned in certain countries;

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political and economic instability and export restrictions;

•
variability in sterilization requirements for multi-usage surgical devices;

•
potential adverse tax consequences;

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higher cost associated with doing business internationally;

•
challenges in implementing educational programs required by our approach to doing business;

•
negative economic developments in economies around the world and the instability of governments, including the threat of war, terrorist attacks, epidemic or civil unrest;

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adverse changes in laws and governmental policies, especially those affecting trade and investment;

•
pandemics, such as the ebola virus, the enterovirus and the avian flu, which may adversely affect our workforce as well as our local suppliers and customers;

•
import or export licensing requirements imposed by governments;

•
differing labor standards;

•
differing levels of protection of intellectual property;

•
the threat that our operations or property could be subject to nationalization and expropriation;

•
varying practices of the regulatory, tax, judicial and administrative bodies in the jurisdictions where we operate; and

•
potentially burdensome taxation and changes in foreign tax.

Risks Related to Financial Position and Capital Resources
We have incurred operating losses since our inception and may not be able to achieve profitability.
We have incurred net losses since our inception. For the six month period ended June 30, 2015 and for the period from June 26, 2014 (date of inception) through December 31, 2014, we had a net loss of $506,945 and $274,384, respectively. To date, we have financed our operations through private placements of our equity securities. Our ability to generate sufficient revenue from any of our products in development, and to transition to profitability and generate consistent positive cash flows is dependent upon factors that may be outside of our control. Following this offering, we expect that our operating expenses will continue to increase as we continue to build our commercial infrastructure, develop, enhance and commercialize new products and incur additional operational and reporting costs associated with being a public company. As a result, we expect to continue to incur operating losses for the forseeable future.
We may need substantial additional funding and may be unable to raise capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.
We intend to continue to make investments to support our business growth. Because we have not generated any revenue or cash flow to date, we may require additional funds to:
•
continue our research and development;

•
protect our intellectual property rights or defend, in litigation or otherwise, any claims that we infringe third-party patents or other intellectual property rights;

•
fund our operations;

•
deliver our new products, if any such products receive regulatory clearance or approval for commercial sale;

•
market acceptance of our products;

•
the cost and timing of expanding our sales, marketing and distribution capabilities;

•
the effect of competing technological and market developments; and

•
the extent to which we acquire or invest in businesses, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt financing that we raise may contain terms that are not favorable to us or our stockholders. If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives or license to third parties the rights to commercialize products or technologies that we would otherwise seek to market. We also may have to reduce marketing, customer support or other resources devoted to our products.

Risks Related to Government Regulation
Any products we may develop may not be approved for sale in the U.S. or in any other country.
Neither we nor any future collaboration partner can commercialize any products we may develop in the U.S. or in any foreign country without first obtaining regulatory approval for the product from the FDA or comparable foreign regulatory authorities. The approval route in the U.S. for any products we may develop may be either via the premarket approval, or PMA, process, a de novo 510(k) pathway, or traditional 510(k). The PMA approval process is more complex, costly and time consuming than the 510(k) process. Additional randomized, controlled clinical trials may be necessary to obtain approval. The approval process may take several years to complete, and approval may never be obtained. Before obtaining regulatory approvals for the commercial sale of any product we may develop in the U.S., we must demonstrate with substantial evidence, gathered in preclinical and well-controlled clinical studies, that the planned product is safe and effective for use for that target indication. We may not conduct such a trial or may not successfully enroll or complete any such trial. Any products we may develop may not achieve the required primary endpoint in the clinical trial, and may not receive regulatory approval. We must also demonstrate that the manufacturing facilities, processes and controls for any products we may develop are adequate. Moreover, obtaining regulatory approval in one country for marketing of any products we may develop does not ensure we will be able to obtain regulatory approval in other countries, while a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries.
Even if we or any future collaboration partner were to successfully obtain a regulatory approval for any product we may develop, any approval might contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, or may be subject to burdensome post-approval study or risk management requirements. If we are unable to obtain regulatory approval for any products we may develop in one or more jurisdictions, or any approval contains significant limitations, we may not be able to obtain sufficient revenue to justify commercial launch. Also, any regulatory approval of a product, once obtained, may be withdrawn. If we are unable to successfully obtain regulatory approval to sell any products we may develop in the U.S. or other countries, our business, financial condition, results of operations and growth prospects could be adversely affected.
The regulatory approval process is expensive, time consuming and uncertain, and may prevent us or our partners from obtaining approval for the commercialization of any products we may develop. Approval of products in the U.S. or other territories may require that we, or a partner, conduct randomized, controlled clinical trials.
The regulatory pathway in the U.S. for approval of the products we are currently developing has not been determined. However, it is possible that the FDA will require us to file for approval via the PMA pathway for one or more of our planned products. In this case, the FDA is likely to require that randomized, controlled clinical trials be conducted before an application for approval can be filed. These are typically expensive and time consuming, and require substantial commitment of financial and personnel resources from the sponsoring company. These trials also entail significant risk, and the data that results may not be sufficient to support approval by the FDA or other regulatory bodies.
Furthermore, regulatory approval of a PMA or a 510(k) pathway is not guaranteed, and the filing and approval process itself is expensive and may take several years. The FDA also has substantial discretion in the approval process. Despite the time and expense exerted, failure may occur at any stage, and we could encounter problems that cause us to abandon or repeat clinical studies. The FDA can delay, limit, or deny approval of a future product for many reasons, including but not limited to:
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a future product may not be deemed to be safe and effective;

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FDA officials may not find the data from clinical and preclinical studies sufficient;

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the FDA may not approve our or our third-party manufacturer’s processes or facilities; or

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the FDA may change its approval policies or adopt new regulations.

If any products we may develop fail to demonstrate safety and efficacy in further clinical studies that may be required, or do not gain regulatory approval, our business and results of operations will be materially and adversely harmed.

Even if we receive regulatory approval for any product we may develop, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and subject us to penalties if we fail to comply with applicable regulatory requirements.
Once regulatory approval has been obtained, the approved product and its manufacturer are subject to continual review by the FDA or non-U.S. regulatory authorities. Our regulatory approval for any products we may develop may be subject to limitations on the indicated uses for which the product may be marketed. Future approvals may contain requirements for potentially costly post-marketing follow-up studies to monitor the safety and efficacy of the approved product. In addition, we are subject to extensive and ongoing regulatory requirements by the FDA and other regulatory authorities with regard to the labeling, packaging, adverse event reporting, storage, advertising, promotion and recordkeeping for our products. In addition, we are required to comply with cGMP regulations regarding the manufacture of any products we may develop, which include requirements related to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Further, regulatory authorities must approve these manufacturing facilities before they can be used to manufacture drug products, and these facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations. If we or a third party discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory authority may impose restrictions on that product, the manufacturer or us, including requiring withdrawal of the product from the market or suspension of manufacturing.
Failure to obtain regulatory approvals in foreign jurisdictions will prevent us from marketing our products internationally.
We intend to seek distribution and marketing partners for one or more of the products we may develop in foreign countries. The approval procedures vary among countries and can involve additional clinical testing, and the time required to obtain approval may differ from that required to obtain FDA approval. Moreover, clinical studies or manufacturing processes conducted in one country may not be accepted by regulatory authorities in other countries. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one or more foreign regulatory authorities does not ensure approval by regulatory authorities in other foreign countries or by the FDA. However, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. We may not be able to file for regulatory approvals and even if we file we may not receive necessary approvals to commercialize our products in any market.
Healthcare reform measures could hinder or prevent our products’ commercial success.
In the U.S., there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system in ways that could affect our future revenue and profitability and the future revenue and profitability of our potential customers. Federal and state lawmakers regularly propose and, at times, enact legislation that could result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. For example, one of the most significant healthcare reform measures in decades, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or PPACA, was enacted in 2010. The PPACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs and will result in the development of new programs. The PPACA, among other things:
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imposes a tax of 2.3% on the retail sales price of medical devices sold after December 31, 2012; and

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could result in the imposition of injunctions.

While the U.S. Supreme Court upheld the constitutionality of most elements of the PPACA in June 2012, other legal challenges are still pending final adjudication in several jurisdictions. In addition, Congress has also proposed a number of legislative initiatives, including possible repeal of the PPACA. At this time, it remains unclear whether there will be any changes made to the PPACA, whether to certain provisions or its entirety. The 2.3% tax on sales of medical devices may be applicable to sales of one or more products we may develop. We cannot assure you that the PPACA, as currently enacted or as amended in the future, will not adversely affect our business and financial results and we cannot predict how future federal or state legislative or administrative changes relating to healthcare reform will affect our business.
In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. For example, the Budget Control Act of 2011, among other things, created the Joint Select Committee on Deficit Reduction to recommend proposals for spending reductions to Congress. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, which triggered the legislation’s automatic reduction to several government programs, including aggregate reductions to Medicare payments to providers of up to 2.0% per fiscal year, starting in 2013. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, or the ATRA, which delayed for another two months the budget cuts mandated by the sequestration provisions of the Budget Control Act of 2011. The ATRA, among other things, also reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. In March 2013, the President signed an executive order implementing sequestration, and in April 2013, the 2.0% Medicare reductions went into effect. We cannot predict whether any additional legislative changes will affect our business.
There likely will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of health care. We cannot predict the initiatives that may be adopted in the future or their full impact. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of health care may adversely affect:
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our ability to set a price that we believe is fair for our products;

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our ability to generate revenue and achieve or maintain profitability; and

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the availability of capital.

Further, changes in regulatory requirements and guidance may occur, both in the United States and in foreign countries, and we may need to amend clinical study protocols to reflect these changes. Amendments may require us to resubmit our clinical study protocols to IRB’s for reexamination, which may impact the costs, timing or successful completion of a clinical study. In light of widely publicized events concerning the safety risk of certain drug and medical device products, regulatory authorities, members of Congress, the Governmental Accounting Office, medical professionals and the general public have raised concerns about potential safety issues. These events have resulted in the recall and withdrawal of medical device products, revisions to product labeling that further limit use of products and establishment of risk management programs that may, for instance, restrict distribution of certain products or require safety surveillance or patient education. The increased attention to safety issues may result in a more cautious approach by the FDA or other regulatory authorities to clinical studies and the drug approval process. Data from clinical studies may receive greater scrutiny with respect to safety, which may make the FDA or other regulatory authorities more likely to terminate or suspend clinical studies before completion, or require longer or additional clinical studies that may result in substantial additional expense and a delay or failure in obtaining approval or approval for a more limited indication than originally sought.
Given the serious public health risks of high profile adverse safety events with certain products, the FDA or other regulatory authorities may require, as a condition of approval, costly risk evaluation and mitigation strategies, which may include safety surveillance, restricted distribution and use, patient education, enhanced labeling, special packaging or labeling, expedited reporting of certain adverse events, preapproval of promotional materials and restrictions on direct-to-consumer advertising.

If we fail to comply with healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.
Even though we do not and will not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business. The regulations that may affect our ability to operate include, without limitation:
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the federal healthcare program Anti-Kickback Statute, which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs;

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the U.S. Foreign Corrupt Practices Act, or FCPA, which prohibits payments or the provision of anything of value to foreign officials for the purpose of obtaining or keeping business;

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the federal False Claims Act, or FCA, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government, and which may apply to entities like us which provide coding and billing advice to customers;

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federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

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the federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics and medical supplies to report to the Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests;

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the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information, and

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state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

The PPACA, among other things, amends the intent requirement of the Federal Anti-Kickback Statute and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the Federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA.
If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

Risks Associated with this Offering
We are selling units in this offering without using the traditional services of an underwriter, and there can be no assurance that all or any of the units included in this offering will be sold.
We are not going to engage the services of an underwriter to sell the units in this offering. Instead, we have engaged the selling agents to sell units on a “best efforts” basis. There can be no assurance that all or any of the units included in this offering will be sold. To the extent we fail to sell units, our proceeds will be reduced. We may therefore have to seek additional, alternative financing to implement our plans as discussed in “Use of Proceeds.”
We may issue shares of our capital stock or debt securities in the future which could reduce the equity interest of our stockholders and might cause a change in control of our ownership.
Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. Immediately after this offering (assuming all of the units offered hereby are sold other than the up to 800,000 additional units we have the option to sell in our sole discretion), there will be 25,789,704 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants). Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to raise additional funds or in connection with any strategic acquisition. The issuance of additional shares of our common stock or any number of shares of our preferred stock:
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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

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may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of some or all of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:
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default and foreclosure on our assets if our operating revenues were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

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our inability to conduct acquisitions, joint ventures or similar arrangements if the debt security contains covenants restricting such transactions or the funding thereof or requiring prior approval of the debt holders.

Our management and their affiliates control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.
Upon consummation of our offering, our management and their affiliates will collectively own approximately 62.1% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering and we do not sell the up to 800,000 additional units we can sell in our sole discretion as described herein). No member of our management nor any of their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if they determined to do so, this percentage would increase. Accordingly, these individuals would have considerable influence regarding the outcome of any transaction that requires stockholder approval. Furthermore, our Board of Directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a consequence of our “staggered” Board of Directors, only a minority of the Board of Directors will be considered for election in any given year and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome.
Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally require that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future.
If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity with respect to our securities;

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a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

In the event we close on some or all of this offering but our securities are not approved for listing on Nasdaq, we expect they will be quoted for trading on one of the “over-the-counter” markets operated by OTC Markets Group, Inc., such as the OTCQB market. The over-the-counter markets are inter-dealer markets that may provide significantly less liquidity than Nasdaq. No assurance can be given that our securities, if listed or quoted on Nasdaq or one of the over-the-counter markets, will ever trade on an active and liquid basis.
In the event we do not qualify for listing on Nasdaq, if you are in the United States you may purchase securities in this offering only if you reside in one of the states in which we have registered our securities under the applicable state securities laws or in which we have qualified for an exemption from registration, or in which our transactions with you may otherwise be permitted consistent with applicable state securities laws.
We have applied or will apply to register our securities, or qualify for an exemption from registration, under the state securities, or “blue sky,” laws of California, Connecticut, Florida, New Jersey, New York, Massachusetts, Minnesota and Texas and possibly other states. In the event we do not qualify for listing on Nasdaq, if you are in the United States but are not an “institutional investor,” you will have to be a resident of one of these jurisdictions to purchase our securities in this offering. The definition of an “institutional investor” varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state may purchase the securities in this offering pursuant to exemptions provided to such entities under the blue sky laws of such states. Under the National Securities Markets Improvement Act of 1996, or NSMIA, the resale of our securities by investors after this offering will be exempt from state registration requirements to the extent we regularly file periodic and annual reports with the SEC under the Exchange Act. For a more complete discussion of the state securities laws and regulations affecting this offering, please see “Plan of Distribution — State Blue Sky Information.”

In the event we do not qualify our securities for listing on Nasdaq, and must conduct offers and sales in this offering in compliance with all applicable state securities laws, we may fail to comply with all such laws in all instances. In any such instance, we may become subject to fines or other state regulatory actions.
In the event we do not qualify our securities for listing on Nasdaq, this offering will not be exempt from state securities law regulation to the extent available under NSMIA, and as a result we will have to conduct all offers and sales in this offering in compliance with the particular state securities laws that apply to each such offer and sale. The various states can impose fines on us or take other regulatory actions against us if we fail to comply with their state securities laws. Although we are taking steps to help insure that, if our securities do not qualify for listing on Nasdaq, we will conduct all the offers and sales in this offering in compliance with all state securities laws, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other state regulatory actions if we do not achieve such compliance. See “Plan of Distribution—State Blue Sky Information.”
Our stock price may be volatile, and purchasers of our securities could incur substantial losses.
Our stock price is likely to be volatile. The stock market in general, and the market for life science companies, and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the initial public offering price. The market price for our common stock may be influenced by many factors, including the following:
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our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;

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the performance, safety and side effects of any products we may develop;

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the success of competitive products or technologies;

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results of clinical studies of any products we may develop or those of our competitors;

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regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;

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introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

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actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

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variations in our financial results or those of companies that are perceived to be similar to us;

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the success of our efforts to acquire or in-license additional products or other products we may develop;

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developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

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developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

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our ability or inability to raise additional capital and the terms on which we raise it;

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the recruitment or departure of key personnel;

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changes in the structure of healthcare payment systems;

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market conditions in the medical device, pharmaceutical and biotechnology sectors;

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actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

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trading volume of our common stock;

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sales of our common stock by us or our stockholders;

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general economic, industry and market conditions; and

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the other risks described in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.
Our outstanding warrants may have an adverse effect on the market price of our common stock.
In connection with this offering, we will be issuing warrants to purchase up to 1,200,000 shares of our common stock (or up to 2,000,000 if we determine to sell the up to 800,000 additional units we have the option to sell as described herein). We have also issued warrants to purchase an aggregate of 9,560,296 shares of our common stock prior to this offering. The sale, or even the possibility of sale, of the warrants or the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent our warrants, or any additional warrants we issue, are exercised, you may experience dilution to your holdings.
If our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock.
Our initial stockholders are entitled to demand that we register the resale of their securities acquired in connection with our organization and private placements. The presence of additional number of shares of common stock and warrants eligible for trading in the public market may have an adverse effect on the market price of our common stock.
We do not intend to pay any dividends on our common stock at this time.
We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock (including common stock obtained upon exercise of our warrants) will result solely from the appreciation of such shares.
You will experience immediate and substantial dilution.
The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired their securities prior to this offering at substantially less than investors are paying in this offering, significantly contributing to this dilution. Upon consummation of this offering, assuming all of the units offered hereby are sold, investors in the units, which includes one share of common stock valued at $5.00 per share, will incur an immediate and substantial dilution of approximately $4.46 or 89.2% per share (the difference between the pro forma net tangible book value per share $0.54, and the initial offering price of  $5.00 per unit). This is because investors in this offering will be contributing approximately 73.4% of the total amount paid to us for our outstanding securities after this offering but will only own 8.9% of our outstanding securities. Accordingly, the per share purchase price investors will be paying substantially exceeds our per share net tangible book value.
The determination for the offering price of the units is more arbitrary compared with the pricing of securities for an established operating company.
Prior to this offering, there has been no public market for our units, shares of common stock or warrants. The public offering price of the units and the terms of the warrants were negotiated between us and the selling agents. Factors considered in determining the prices and terms of the securities offered hereby include:
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the history and prospects of companies similar to our company;

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prior offerings of those companies;

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our prospects;

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our capital structure;

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an assessment of our management;

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general conditions of the securities markets at the time of the offering; and

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other factors as were deemed relevant.

However, although these factors were considered, the determination of the offering price is more arbitrary than the pricing of securities for an established operating company.
Following this offering, the price of our securities may vary significantly due to general market or economic conditions as well as other factors. Furthermore, an active trading market for the securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, which was enacted in April 2012. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of  (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (3) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may suffer or be more volatile.
Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.
As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the other rules and regulations of the Securities and Exchange Commission, or SEC, and the rules and regulations of the Nasdaq. The expenses that will be required in order to adequately prepare for being a public company will be material, and compliance with the various reporting and other requirements applicable to public companies will require considerable time and attention of management. For example, the Sarbanes-Oxley Act and the rules of the SEC and national securities exchanges have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. These rules and regulations will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits on coverage or incur substantial costs to maintain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified personnel to serve on our Board of Directors, our board committees, or as executive officers.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, beginning as early as our annual report on Form 10-K for the fiscal year ending December 31, 2016. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and as our business expands we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities, which would require additional financial and management resources.
Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our common stock, and could adversely affect our ability to access the capital markets.
An active trading market may not develop for our securities, and you may not be able to sell your shares at or above the initial public offering price.
There is no established trading market for our securities, and the market for our securities may be highly volatile or may decline regardless of our operating performance. Prior to this offering, you could not buy or sell our securities publicly. An active public market for our securities may not develop or be sustained after this offering. We cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our securities or how liquid that market might become. If a market does not develop or is not sustained, it may be difficult for you to sell your shares at the time you wish to sell them, at a price that is attractive to you, or at all.

The initial public offering price per unit has been determined through negotiation between us and selling agents, and may not be indicative of the market prices that prevail after this offering. You may not be able to sell your securities at or above the initial public offering price.
If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.
The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price and trading volume to decline.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds,” we will have broad discretion in the application of the balance of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. If we fail to apply these funds effectively it could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the commercialization of any products we may develop. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.
Provisions in our corporate charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include the following.
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our Board of Directors is divided into three classes with staggered three-year terms which may delay or prevent a change of our management or a change in control;

•
our Board of Directors has the right to elect directors to fill a vacancy created by the expansion of our Board of Directors or the resignation, death or removal of a director, which will prevent stockholders from being able to fill vacancies on our Board of Directors;

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our certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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our stockholders are required to provide advance notice and additional disclosures in order to nominate individuals for election to our Board of Directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

•
our Board of Directors is able to issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15.0% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15.0% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.
If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of our warrants, holders will be able to exercise such warrants only on a “cashless basis.”
If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will be able to exercise them only on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his warrant for cash. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced. Notwithstanding the foregoing, the warrants issued to our initial stockholders prior to this offering may be exercisable for unregistered shares of common stock for cash even if the prospectus relating to the shares of common stock issuable upon exercise of the warrants is not current and effective.
An investor will only be able to exercise a warrant if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.
No warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We exepct our securities to be listed on a national securities exchange upon consummation of this offering, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.
We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the warrants sold to our initial stockholders prior to this offering which will represent approximately 88.8%, or approximately 82.7% if we sell the 800,000 additional units we have the option to sell as described herein, of the warrants after this offering) in order to make any change that adversely affects the interests of the registered holders. Accordingly, immediately after this offering, the initial stockholders have the ability to amend the terms of the warrants in a manner adverse to all holders.
We may redeem the warrants at a time that is not beneficial to investors.
We may call our warrants, as well as those held by the initial investors, for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. If we call such warrants for redemption, holders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

Our ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.
If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, we will have the option to require any holder that wishes to exercise its warrant (including any warrants held by our initial stockholders or their permitted transferees) to do so on a “cashless basis.” If we choose to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:
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limited operating history;

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inability to generate revenue;

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ability of our products to achieve market acceptance;

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success in retaining or recruiting, or changes required in, our officers, key employees or directors;

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potential ability to obtain additional financing when and if needed;

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ability to protect our intellectual property rights;

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ability to complete strategic acquisitions;

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ability to manage growth and integrate acquired operations;

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potential liquidity and trading of our securities;

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regulatory or operational risks; or

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financial performance following this offering.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $4.9 million (assuming all of the units offered hereby are sold excluding the up to 800,000 additional units we have the option to sell as described herein). We will likely use such funds for:
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research and development and regulatory clearance of our current and future products;

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commercialization of our current and future products;

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licensing and acquisition of new technologies;

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prosecution of patents and the continued protection of our intellectual property rights;

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payment of contingent compensation payable to our Chief Executive Officer upon successful completion of this offering, which we estimate to be approximately $240,000; and

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working capital and general corporate purposes.

More specifically, we currently anticipate the following expenditures from the net proceeds for the development, regulatory clearance and commercialization of certain of our lead projects: PortIO up to $677,315, Caldus up to $827,037, CarpX up to $427,778, NextCath up to $513,333 and NextFlo up to $513,333.
We may also use a portion of our net proceeds to acquire and invest in complementary products, technologies or businesses; however, we currently have no agreement or commitments relating to any such transaction and are not involved in negotiations to do so. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, we will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.
Pending use of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.
The following table sets forth a breakdown of the estimated use of the net proceeds as we currently expect to use them, assuming the sale of 100%, 80%, 60%, 40% and 20% of the units offered for sale in this offering (including the up to 800,000 additional units we may sell in our sole discretion as described elsewhere herein):
Assumed Percentage of Units Sold	100%	80%	60%	40%	20%
Price to Public	$10,000,000	$8,000,000	$6,000,000	$4,000,000	$2,000,000
Selling agents’ commissions	700,000	560,000	420,000	280,000	140,000
Other offering expenses	760,000	720,000	680,000	640,000	600,000
Net proceeds	$8,540,000	$6,720,000	$4,900,000	$3,080,000	$1,260,000
Research and development and regulatory clearance of products, commercialization of products, etc.	$5,693,190	$4,267,448	$3,057,185	$1,702,938	$552,316
Operating expenses (including legal and accounting expenses related to SEC reporting obligations and payment of contingent compensation to our Chief Executive Officer)	2,525,915	1,797,517	1,469,131	1,298,607	514,095
Working capital	320,894	655,034	373,683	78,455	193,589
Total use of proceeds	$8,540,000	$6,720,000	$4,900,000	$3,080,000	$1,260,000

We believe that the funds raised in this offering will allow us to operate for the next 18 months, 15 months, 11 months, 9 months and 6 months assuming the sale of 100%, 80%, 60%, 40% and 20% of the units offered for sale in this offering (including the up to 800,000 additional units we may sell in our sole discretion as described herein), respectively.
As indicated in the table above, if we sell only 80%, or 60%, or 40%, or 20% of the units offered for sale in this offering, we would expect to use the resulting net proceeds generally for the same purposes as we would use the net proceeds from a sale of 100% of the units, and generally in approximately the same proportions. We do not intend to prioritize any particular project based on the amount of proceeds we receive in this offering. Instead, we intend to allocate funds received in this offering to our products as milestones arise that require funding. Accordingly, projects that are more advanced at the time of the closing of this offering will require, and will likely be allocated, greater amounts of proceeds from this offering to finalize such projects rather than allocating proceeds to less advanced projects.
In the event we do not sell all of the units being offered, we may seek additional financing to support the intended use of proceeds discussed above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.
In addition, if we sell all of the units being offered (including the 800,000 additional units we have the option to sell as described herein), and if all of the warrants being offered as part of the units are exercised, we would receive an additional $10.0 million in proceeds. We cannot predict if or when any such warrants will be exercised.

Dilution
The difference between the public offering price per share of our common stock included in the units, assuming no value is attributed to the warrants included in the units offered by this prospectus, and the pro forma net tangible book value per share after this offering (assuming all of the units offered hereby are sold) constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of common stock.
At June 30, 2015, our net tangible book value was $487,883, or approximately $0.05 per share. After giving effect to the sale of 1,200,000 shares of common stock included in the units offered by this prospectus (assuming we do not sell the 800,000 additional units we have the option to sell as described herein), the exercise of 1,393,629 warrants for $1.25 million of proceeds and the deduction of selling agent commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2015 would have been approximately $7,197,883 or $0.54 per share, representing an immediate increase in net tangible book value of  $0.49 per share to the initial stockholders and an immediate dilution of $4.46 per share to new investors.
The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:
Public offering price		$5.00
Net tangible book value before this offering	$0.05
Decrease attributable to new investors	$0.49
Pro forma net tangible book value after this offering		$0.54
Dilution to new investors		$4.46

The following table sets forth information with respect to our initial stockholders and the new investors(1)(2):
	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders	12,250,000	91.1%	$2,173,212	26.6%	$0.18
New investors	1,200,000	8.9%	$6,000,000	73.4%	$5.00
	13,450,000	100.0%	$8,173,212	100.0%

(1)
Assuming the exercise of all of the outstanding warrants, the total shares purchased by initial stockholders and new investors would increase to 21,810,296 and 2,400,000, respectively; the percentage of shares purchased by initial stockholders and new investors would be 90% and 10%, respectively; the total consideration from initial stockholders and new investors would be approximately $49,975,000 and $12,000,000, respectively; the percentage of the total consideration paid by initial stockholders and new investors would be 81% and 19%, respectively; and the average price per share paid by initial stockholders and new investors would be $2.29 and $5.00, respectively.

(2)
Assumes we do not sell the 800,000 additional units we have the option to sell as described herein.

Capitalization
The following table sets forth our cash and capitalization as of June 30, 2015 on:
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An actual basis as of December 31, 2014 and June 30, 2015

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A pro forma basis as of June 30, 2015 giving effect to the net exercise of 1,393,629 warrants to purchase shares of common stock for $1.25 million of proceeds during September 2015.

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A pro forma as adjusted basis, giving effect to (i) the pro forma adjustment set forth above; and (ii) the sale and issuance of 1,200,000 units by us in this offering, at the initial public offering price of  $5.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. This does not reflect the option to increase the offering by an additional 800,000 units as described herein.

You should read this table together with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.
	December 31, 2014	June 30, 2015
	Actual	Actual	Pro forma	Pro forma As Adjusted
Cash	$839,077	$521,572	$1,771,572	$7,231,572
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized; none issued or outstanding	$—	$—	$—	$—
Common stock, $.001 par value, 50,000,000 shares authorized; 10,856,371 shares issued and outstanding; 13,450,000 shares issued and outstanding, as adjusted	10,856	10,856	12,250	13,450
Additional paid-in capital	1,058,356	1,258,356	2,506,962	7,965,762
Accumulated deficit	(274,384)	(781,329)	(781,329)	(781,329)
Total stockholders’ equity	794,828	487,883	1,737,883	7,197,883
Total capitalization	$794,828	$487,883	$1,737,883	$7,197,883

Except as otherwise indicated herein, all information in this prospectus, including the number of shares that will be outstanding after this offering, takes into account a forward stock split of 2.7872582-for-1 by way of a stock dividend of 1.7872582 shares for each outstanding share effectuated in September 2015 and therefore is based on 12,250,000 shares outstanding as of the date hereof and excludes:
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shares issuable upon the exercise of the 9,560,296 warrants outstanding as of the date hereof;

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shares issuable upon the exercise of the warrants contained in the units in this offering; and

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1,951,081 shares reserved for issuance under our 2014 Long-Term Incentive Equity Plan.

Management’s Discussion and Analysis
of Financial Condition and Results of Operations
Operations Overview
We are a medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization. We employ a business model focused on capital and time efficiency. Since our inception in June 2014, our activities have focused on advancing the lead projects in our pipeline, recruiting our Board of Directors and Medical Advisory Board, raising initial working capital through two private placements and preparing for our initial public offering.
With regard to the five lead projects in our pipeline — PortIO, Caldus, CarpX, NextCath and NextFlo:
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we have filed provisional patent applications for each project;

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we have performed a proof-of-concept animal study for project PortIO, demonstrating good flow through a working prototype at multiple access points;

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we have engaged a design engineering firm which has completed design work on PortIO, delivered working prototypes and transitioned the project to our contract manufacturing partner which has initiated the process of building a commercial product;

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we have performed computerized flow and thermal fine element analysis simulations and analyses for the NextFlo and Caldus projects;

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we have engaged a design and contract manufacturing firm and have developed working prototypes of the infusion device and balloon catheters for the Caldus project, including one specifically designed for renal denervation;

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we have engaged a balloon catheter design and contract manufacturing firm and have tested working prototypes in cadavers for the CarpX project;

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we have engaged a design and contract manufacturer with experience in extrusions which has initiated design work on the first product in the NextCath project and completed head-to-head testing of retention forces, comparing our working prototype to several competing products, which has validated our approach;

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we have engaged a full-service regulatory consulting firm which has provided us with its analysis on the likely path to obtaining regulatory clearance on all five lead projects and is engaging with our design and contracting manufacturing partners to establish the appropriate regulatory processes and procedures;

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we acquired a patent and related patent applications related to NextFlo to assure that we can use it as a foundation to future NextFlo patents if necessary; and

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we have completed flow simulation work on the new NextFlo concept focused on the flow accuracy of our variable resistor design and we have initiated design work on the current embodiment.

Financial Overview
Revenues
We have not generated any revenues to date.
Operating Expenses
Our formation and operational costs during the six month period ended June 30, 2015 and for the period from June 26, 2014 (inception) to December 31, 2014 totaled $423,495 and $274,384, respectively, including $200,000 and $200,000, respectively, attributable to contributed services by Dr. Aklog, our Chief Executive Officer, and Mr. Salute, our Chief Financial Officer. The remaining formation and operational costs aggregating $223,495 and $74,384, respectively, included product design, patent and development costs, as well as legal accounting and insurance costs. As our operating activities increase our costs will include additional product design, patent and development expenses, compensation and facilities expenses.
In addition, during the six month period ended June 30, 2015, we incurred research and development costs aggregating $83,450.
Liquidity and Capital Resources
Our liquidity needs have been satisfied to date through the sale of securities to our initial stockholders in connection with our organization and initial financings, including the exercise of warrants sold in such initial financings, that are described elsewhere in this prospectus. We estimate that the net proceeds from the sale of the units in this public offering, after deducting offering expenses, will be approximately $4.9 million (assuming all of the units offered hereby are sold excluding the up to 800,000 additional units we have the option to sell in our sole discretion as described herein).
We believe that, upon consummation of 100% this offering (assuming we do not sell the up to 800,000 additional units we have the option to sell in our sole discretion as described herein), the net proceeds available to us will be sufficient to allow us to operate for at least the next 11 months. Over this time period, we expect to use the net proceeds available to us for the following purposes:
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research and development and regulatory clearance of our current and future products;

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commercialization of our current and future products;

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licensing and acquisition of new technologies;

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prosecution of patents and the continued protection of our intellectual property rights;

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payment of contingent compensation payable to our Chief Executive Officer upon successful completion of this offering, which we estimate to be approximately $240,000; and

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working capital and general corporate purposes.

We have estimated up to $3,057,185 in expected expenditures from the net proceeds for the development, regulatory clearance and commercialization of our lead projects.
We may also use a portion of our net proceeds to acquire and invest in complementary products, technologies or businesses; however, we currently have no agreement or commitments relating to any such transaction and are not involved in negotiations to do so. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, we will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending use of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.
Critical Accounting Policies
Management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions for the recorded amounts of assets, liabilities, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgements about the carrying value of assets, liabilities and equity that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While our significant accounting policies are more fully described in Note 2 of our audited consolidated financial statements, included in this prospectus, we believe the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective and complex judgements.
Use of Estimates: Common Stock and Warrant Valuation
The fair value of the shares of our common stock and underlying warrants has historically been determined by our Board of Directors. Because there has been no public market for our common stock, our Board of Directors has determined the fair value of our common stock and warrants by considering a number of objective and subjective factors, including valuations of comparable companies and the general and industry-specific economic outlook.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2016. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations
During the six month period ended June 30, 2015 and for the period from June 26, 2014 (inception) through December 31, 2014, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K nor did we have any commitments or contractual obligations.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Business
We are a medical device company, formed under the laws of the State of Delaware on June 26, 2014, and organized to conceive, develop and commercialize a diversified pipeline of innovative products we believe address unmet clinical needs and possess attractive markets opportunities. Our goal is to enhance and accelerate value creation by employing a business model focused on capital and time efficiency. We intend to continuously explore promising ideas and opportunities that fulfill our project selection criteria without limiting ourselves to any target specialty or condition.
Our current pipeline includes the following five lead projects, all of which are the subject of patent applications. NextFlo also has an issued patent. These projects are all in the development phase and have not yet received regulatory approval.
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PortIO:   A novel long-term implantable vascular access device with no indwelling intravascular component.

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Caldus:   Completely disposable tissue ablation devices including for renal denervation to treat hypertension.

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CarpX:   Completely percutaneous device to treat carpal tunnel syndrome.

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NextCath:   Self-anchoring catheters which do not require suturing, traditional anchoring techniques or costly add-on catheter securement devices.

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NextFlo:   Highly accurate disposable infusion pumps using stored potential energy and variable flow resistors.

In addition to our five lead projects, we are working on projects which are currently in the conceptual phase. As is the case with our lead projects, these additional projects cover a wide range of clinical conditions and procedures, including sleep apnea, extracorporeal membrane oxygenation (ECMO), laparoscopic hernia repair, cardiac surgery, interventional cardiology and endotracheal intubation.
Our leadership team is comprised of three accomplished medical device entrepreneurs, Dr. Lishan Aklog, Michael J. Glennon and Dr. Brian J. deGuzman. They founded Pavilion Holdings Group (“PHG”), a medical device holding company, in 2007 and Pavilion Medical Innovations (“PMI”), a venture-backed medical device incubator, in 2009. Between 2008 and 2013, PHG and PMI founded the following four distinct, single-product medical device companies.
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Vortex Medical Inc. was founded in 2008 with $3.5 million in capital. It created the AngioVac system, designed to remove large volume clots and other undesirable intravascular material. It received its initial FDA clearance in 16 months after the company was founded. AngioVac was first commercialized at Brigham and Women’s Hospital in December 2009. Vortex Medical marketed the AngioVac system across the United States until it was acquired in October 2012 by AngioDynamics Inc. (Nasdaq: ANGO) for $55.0 million in guaranteed consideration. At the time of its acquisition the company was cash-flow positive, carried no debt and its accumulated deficit approximated the $3.5 million capital raised.

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Saphena Medical Inc. was founded in 2013 with $3.0 million in capital. It created the VenaPax next-generation endoscopic vessel harvest device for use during coronary artery bypass surgery, which received FDA clearance in 18 months after the company was founded. VenaPax was first commercialized at Massachusetts General Hospital in October 2014. VenaPax is currently being marketed across the United States.

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Kaleidoscope Medical LLC was founded in 2013 with $1.5 million in capital. It has created a novel, reversible inferior vena caval filter which was submitted to the FDA for 510(k) clearance in 16 months. Its submission is currently under review.

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Cruzar Medsystems Inc. was founded in 2013 with $2.5 million in capital. It has created a novel peripheral chronic total occlusion (CTO) device for use in peripheral arterial disease which was submitted to the FDA for 510(k) clearance in 23 months. Its submission is currently under review.

PAVmed was created to adapt this model to a multi-product company with access to public capital markets. We believe this model allows us to conceive, develop and commercialize our pipeline of medical device products using significantly less capital and time than a typical medical device company.
Our Business Model
In contrast to pharmaceuticals and other life science technologies, which typically require long and capital-intensive paths to translate cellular or biochemical processes into commercially-viable therapeutics or diagnostics, we believe that medical devices have the potential to move much more rapidly from concept to commercialization with significantly less capital investments. Many commercially successful medical devices are often elegant solutions to important and prevalent clinical problems. Most medical device companies, however, are not structurally or operationally equipped to fulfill this potential. According to a report by Josh Makower M.D., Consulting Professor of Medicine at Stanford University, the typical medical device company will spend over $31.0 million and take approximately five years to develop and commercialize a product through the FDA’s 510(k) pathway and over $100.0 million and seven or more years through the PMA pathway.
Prior to forming PAVmed, our leadership team established a model to realize this potential in single-product companies by advancing medical device products from concept to commercialization using significantly less capital and time than a typical medical device company. When previously applied to single-product venture-backed companies, the model utilized a virtual business structure. PAVmed’s structure enables us to retain the model’s tight focus on capital and time efficiency and the core elements which drive that efficiency, including limited infrastructure and low fixed costs, while taking advantages of the economies of scale and flexibility inherent in a multi-product company.
Project Selection
A key element of our model is the project selection process. We choose projects to develop and commercialize based on characteristics which contribute to a strong commercial opportunity. We place a heavy emphasis on medical device products with the potential for high-margins and high-impact in attractive markets without regard to the target specialty or clinical area.
Our project selection process begins with the identification of an unmet clinical need. We seek prevalent medical conditions where we believe an opportunity exists to advance the care of the patient through improvements in existing technologies or the introduction of new platform technologies. In the current healthcare environment, this usually means that our products have to be less invasive and more cost effective. We select projects which we believe have the potential to lessen procedural invasiveness and/or the opportunity to shift care from the surgical operating room to lower-cost venues such as the interventional suite or the ambulatory setting. We expect our products to decrease complications, hospital stays, recovery times and indirect costs associated with a patient’s loss of productivity.
For example, at the time of its introduction, Vortex Medical’s AngioVac system was a new platform technology which for the first time allowed physicians to remove large blood clots from patients without the need for open surgery or clot-dissolving medications. This allowed AngioVac to command premium pricing using surgical reimbursement codes, achieve high gross margins and enter a large addressable market consisting of hundreds of thousands of patients who previously did not have a non-surgical/non-thrombolytic treatment option. On the other hand, Saphena Medical’s VenaPax system is an improvement to existing endoscopic vessel harvesting tools which promises to shorten procedure times and decrease vessel trauma at a lower overall cost, providing it an opportunity to capture market share based on price and efficacy.
Additional characteristics which impact a project’s commercial opportunity are its technology, regulatory and reimbursement profiles. We typically select projects with strong intellectual property position, low to moderate technological complexity, low to moderate manufacturing costs and primarily disposable products that do not require significant capital equipment.
One of the most important features we consider is the project’s regulatory pathway, both in the U.S. and internationally. The FDA’s less arduous 510(k) pathway requires us to demonstrate that our product is safe and substantially equivalent to FDA-cleared predicates. The FDA’s more costly and prolonged PMA pathway requires us to demonstrate that our product is safe and effective through randomized cllinical studies. A product which is eligible for the 510(k) pathway will require substantially less capital and time than one that requires full PMA clearance. Although we favor products eligible for the FDA’s 510(k) pathway, with or without clinical safety studies, we may also pursue PMA pathway products with large addressable markets. We have a variety of options to commercialize such products more efficiently by initially, or even exclusively, targeting European or emerging markets which have shorter, less costly regulatory pathways for such projects. We also attempt to identify narrower applications and indications with lower regulatory hurdles that will allow us to start commercializing our product, while broader applications and indications with higher hurdles move through the regulatory process.
The project’s reimbursement profile, both in the U.S. and internationally, is another very important component of the project’s commercial opportunity. We prefer projects with existing reimbursement codes, the opportunity to seek reimbursement under higher-value surgical procedure codes or the potential to seek reimbursement under narrow, product-specific codes as opposed to bundled procedure codes.
Development and Commercialization Processes
Once we add a project to our pipeline, we map out development and commercialization processes specifically tailored to the product seeking to optimize capital and time efficiency and maximize value creation. The model emphasizes parallel development processes, such as engineering, quality, regulatory, supply chain, and manufacturing, utilizing outsourced, best-in-class process experts on an as-needed basis. We initially select the shortest, most-efficient path to commercialization of a safe and effective first-generation product. We then proceed with iterative product development based on real-life product performance and user feedback.
We intend to continue to utilize outsourced best-in-class process experts. We have strong relationships with a network of experts in design engineering, regulatory affairs, quality systems, supply chain management and manufacturing, including many with highly specialized skills in areas critical to our current and future pipeline. We will not be reluctant, however, to in-source certain heavily utilized process experts when and if we decide that such a move will enhance our ability to execute on our strategy. As we grow, we expect to maintain a lean management infrastructure while expanding our bandwith primarily with skilled project managers.
Although the PHG and PMI companies were created with a credible path to self-commercialization, they were fundamentally “built to sell.” We believe our structure will enhance our flexibility to commercialize our products compared to these and other single-product, development-stage companies. We retain the flexibility to fully commercialize our products ourselves or co-market them with strategic partners through sales and distribution agreements. We may also choose to monetize products through licensing agreements or the sale of the products’ underlying technology if consistent with our broader business strategy. We currently expect to commercialize our products through a network of independent U.S. medical distributors. We eventually may, however, choose to build (or obtain through a strategic acquisition) our own sales and marketing team to commercialize some or all of our products if it is in our long-term interests. As our pipeline grows, we may choose to jointly commercialize subsets of related products which target certain medical specialties or healthcare locations.

Our Experts
We have assembled a team of recognized experts in clinical medicine and medical technology encompassing multiple clinical specialties and conditions. These experts serve on our executive team, Board of Directors and Medical Advisory Board. Our Medical Advisory Board is distinct from our Board of Directors and provides us with advice on product development and unmet clinical needs in a variety of clinical specialties. For additional information please refer to the section “Management — Medical Advisory Board.”
Team Member	Career Highlights
Lishan Aklog, M.D. Chairman and Chief Executive Officer
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Co-founding Partner, Pavilion Holdings Group and Pavilion Medical Innovations

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Former Chairman and Chief Technology Officer, Vortex Medical

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Former Associate Professor, Chief of Cardiovascular Surgery and Cardiovascular Center Chair, St. Joseph’s Hospital and Medical Center, Phoenix, Arizona

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Former Assistant Professor of Cardiothoracic Surgery and Associate Chief of Cardiac Surgery, Mount Sinai Medical Center, New York

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Former Assistant Professor of Surgery and Attending Cardiac Surgeon, Harvard Medical School and Brigham and Women’s Hospital

Michael J. Glennon Vice Chairman
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Co-founding Partner, Pavilion Holdings Group and Pavilion Medical Innovations

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Chairman and Chief Executive Officer, Saphena Medical and Cruzar Medsystems

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Former Chief Executive Officer, Vortex Medical

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Former Senior Vice President, Accellent, Inc.

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Former senior sales and marketing executive at multiple companies including Guidant and Medtronic

Brian J. deGuzman, M.D. Chief Medical Officer
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Co-founding Partner, Pavilion Holdings Group and Pavilion Medical Innovations

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Chief Executive Officer, Kaleidoscope Medical

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Former Chief Medical Officer, Vortex Medical

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Former Assistant Professor and Associate Chief of Cardiovascular Surgery, St. Joseph’s Hospital and Medical Center, Phoenix, Arizona

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Former Assistant Professor of Surgery and Attending Cardiac Surgeon, Tufts University School of Medicine and Lahey Clinic

James L. Cox, M.D. Director
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Professor of Surgery Emeritus, Washington University School of Medicine

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Creator of the Cox-Maze procedure for atrial fibrillation

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Chairman, The World Heart Foundation

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Former President, American Association of Thoracic Surgery

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Instrumental in founding six medical device companies

Ronald M. Sparks Director
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Former Healthcare Industry Executive, Avista Capital Partners

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Former Chairman and CEO, Navilyst, Inc.

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Former President and CEO, Accellent

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Former Division President, Smith & Nephew

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Led the commercialization of over 50 medical device products

Team Member	Career Highlights
Albert Chin, M.D. Medical Advisory Board
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Co-founding Partner and Chief Innovation Officer, Pavilion Medical Innovations

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Former Vice President of Research and Chief Innovation Officer, Maquet Cardiovascular/ Guidant Cardiac Surgery

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Inventor on 184 issued patents and of 12 commercialized products

Marc Gerdisch, M.D. Medical Advisory Board	• Assistant Professor, Loyola University Medical Center • Chief of Cardiovascular and Thoracic Surgery, Franciscan St. Francis Health Heart Center, Indianapolis
Timothy Murphy, M.D. Medical Advisory Board
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Professor of Diagnostic Imaging and Director of the Vascular Diseases Research Center, Warren Alpert Medical School of Brown University

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Former President, Society of Interventional Radiology

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Co-founder of four medical device companies

Todd Rosengart, M.D. Medical Advisory Board
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Professor and Chairman, Debakey Department of Surgery, Baylor Medical College

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Professor of Heart and Vascular Disease and DeBakey-Bard Chair of Surgery, Texas Heart Institute

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Co-founder of five medical device and healthcare IT companies

Phillip Stieg, M.D. Medical Advisory Board
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Professor and Chairman of Neurological Surgery, Weil Cornell Medical College

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Neurosurgeon-in-Chief and Chairman of Neurological Surgery, New York-Presbyterian Hospital

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Former President of the Society of University Neurosurgeons

Our Pipeline
Since our inception, we have conceived and developed a pipeline of projects which fulfill our selection criteria. Our initial focus is on five lead projects in the areas of medical infusion, tissue ablation and hand surgery. We will need to receive regulatory clearance in order to commercialize these products. We believe it will require $1.5 million to $3.0 million and 12 to 24 months from the successful completion of this offering to achieve initial regulatory clearance for each product. Additional capital may be required for us to commercialize these products and/or pursue additional regulatory clearances. The foregoing are estimates and it may take more time or funding than we anticipate to commercialize our products. In addition, there is no assurance that any of our products will ever be commercialized or, if commercialized, will achieve the results we expect.
PortIO — Long-term Implantable Vascular Access Device
The Market.   Long-term vascular access devices, including peripherally inserted central catheters, tunneled catheters or implanted ports, are used to deliver various medications, fluids, blood products, nutrition or other therapeutic agents to patients with a wide variety of clinical conditions over multiple episodes spanning a period of weeks to months. A report by iData Research Group estimates the market for such devices to be several billion dollars annually. The market is moderately fragmented and highly commoditized, with slight premium pricing for modest features, including anti-infective coating, anti-thrombotic properties, tip location and power injector compatibility.
Current Devices and their Limitations.   The decades-old core technologies underlying currently available long-term vascular access devices have several limitations which relate directly to the intravascular component of the device. Up to 10% of such devices become infected, which can lead to costly and severe complications and even death (van de Wetering, Cochrane Database 2013). Since they are in constant contact with the blood stream, current devices require regular flushes to clear stagnant blood and prevent thrombus formation and occlusion. Despite these maneuvers, up to one-third of long-term vascular access devices become occluded at some point during their implantation period (Baskin, et al., Lancet 2009). This complication requires treatment with clot-dissolving agents or removal and implantation of a new device at an alternative site which in turn can lead to additional complications. Many chronically ill patients requiring long-term vascular access devices have poor or no central venous access as a result of repeated instrumentation of the veins resulting in thrombosis or scarring. Finally, most long-term vascular access devices require surgical insertion and removal and require careful handling by trained clinicians to prevent the introduction of air into the circulation.
Our Solution.   We have developed a novel, implantable vascular access device which does not require accessing the central venous system and does not have an indwelling intravascular component. It is designed to be highly resistant to occlusion and, we believe, may not require regular flushing. It features simplified, near-percutaneous insertion and removal, without the need for surgical dissection or radiographic confirmation. It provides a near limitless number of potential access sites and can be used in patients with chronic total occlusion of their central veins. We believe that the absence of an intravascular component will result in a very low infection rate. We have filed a provisional patent application, performed proof-of-concept testing in animals, developed a working prototype and completed our design work for the first-generation device. We are working with our contract manufacturing partners to build a commercial product. We anticipate an FDA 510(k) pathway, with our without clinical safety studies. We believe that it will require up to $1.5 million and 12 to 18 months to receive FDA 510(k) clearance. Once this product is commercialized, we believe it will have lower cost-of-goods than existing implantable vascular access devices and premium pricing based on improved outcomes and reduced costs. Our initial target will be patients with poor venous access, but the addressable market includes all patients requiring long-term vascular access.
Caldus — Disposable Tissue Ablation Devices, Including Renal Denervation for Hypertension
The Market.   Tissue ablation involves the targeted destruction of tumors or benign tissues with pathologic impact (e.g. gastrointestinal, endometrial and cardiac) using one of a variety of commercially-available ablation devices based on a specific energy source (e.g. radiofrequency, microwave, laser, ultrasound, cryoablation). With the exception of cryoablation, all of these devices act through a common pathway of cellular hyperthermia. A 2014 report by Transparency Market Research estimates the tissue ablation market to generate $4.0 billion to $5.0 billion in annual revenue. More recently, the renal nerves have been identified as a therapeutic target for ablation in patients with refractory hypertension. Despite a widely publicized clinical trail which failed to meet its endpoint, many believe that renal denervation remains and attractive clinical and commercial opportunity with approximately 10 million U.S. and 100 million worldwide patients with resistant hypertension (Pimenta et al. Circulation 2012; 125-1594-96).
Current Devices and their Limitations.   All commercially-available devices or those under development for renal denervation rely on some form of a console to generate the ablation energy. These consoles, whether sold or leased as capital equipment or incorporated into the disposable costs, represent a significant portion of the cost of the technology and the procedure. These costs can significantly impact procedural margins and marketing in emerging countries with limited biomedical staff. Another limitation of current devices is that they depend on maintaining the conductivity of its energy through the tissue during the ablation period. For example, radiofrequency ablation depends on electrical conductivity to generate heat, but creating too much heat near the probe can generate charring which increases impedance and decreases the effective range of the ablation. A wide variety of technologies and techniques have been developed to accommodate the challenges of ablating across a large distances using radiofrequency (e.g. multi-electrode probes, cooling, irrigation and complex power algorithms). As a result, these tissue ablation modalities typically require a complex, external console to assure the precise amount of energy is delivered to the tissue. In addition, the consoles require on-going maintenance and monitoring by the manufacturer and local facility technical staff to assure they remain safe for use in patients. This can be a particular burden when commercializing such devices in emerging markets where access to qualified technical personnel may be limited.
Our Solution.   We are developing completely disposable tissue ablation devices, including for renal denervation, based on direct thermal ablation of the tissue using heated fluid. We take advantage of the fact that all currently available devices, except those utilizing cryoablation, ultimately act by increasing the tissue temperature to cytotoxic levels for a given period of time. Our device uses a proprietary infusion device to continuously deliver heated fluid to a specially designed balloon catheter which heats the target tissue above its cytotoxic threshold according to a specified pattern. We have completed proof-of-concept work, thermal fine element analysis simulations validating our approach and working prototypes of the infusion device and balloon catheter. We have filed two provisional patent applications and have initiated design work on the proprietary infusion system and balloon catheter. We anticipate an FDA 510(k) pathway for traditional tissue ablation targets and a PMA pathway for renal denervation. With regard to the renal denervation application, we will closely monitor the progress of technologies working their way through U.S. regulatory clearance and tailor our regulatory and commercial strategy accordingly. We anticipate that in the early phases, our strategy will likely focus on European regulatory clearance and target emerging markets where the clinical opportunity (high incidence of hypertension with less coordinated primary care) and commercial opportunity (difficulties acquiring and maintaining capital equipment) may be greatest. We believe that it will take 12 to 24 months and up to $3.0 million to receive FDA 510(k) clearance for traditional tissue ablation targets and European CE Mark clearance for renal denervation. Once this product is commercialized, we believe that our completely disposable system will have significantly lower procedural costs and higher margins than existing technologies. We also believe that a completely disposable tissue ablation device has the potential to gain market share in traditional tissue ablation applications by competing on price and eliminating the need for on-going maintenance and monitoring of capital equipment.
CarpX — Percutaneous Device to Treat Carpal Tunnel Syndrome
The Market.   Carpal tunnel syndrome (“CTS”) is the most common cumulative trauma disorder and accounts for over half of all occupational injuries. The carpal tunnel is an anatomic compartment in the wrist through which tendons and the median nerve pass. Cumulative trauma leads to inflammation which manifests itself clinically through its compressive effect on the median nerve, resulting in motor and sensory dysfunction in the hand. A survey published in the Journal of the American Medical Association reported that 2.5% of U.S. adults, or approximately five million individuals, have CTS and about 350,000 surgical procedures are performed annually for CTS. According to the CDC, CTS accounts for two million office visits per year. According to the Agency for Health Care Policy and Research CTS costs the U.S. over $20.0 billion in annual workers’ compensation costs.
Current Devices and their Limitations.   Patients who have failed to improve with physical therapy or other non-invasive treatments are candidates for interventions which seek to relieve the compression of the median nerve by cutting the transverse carpal ligament, which forms the superficial wall of the carpal tunnel. Traditional surgical approaches are effective, but invasive and have to be performed in a surgical operating room. Endoscopic approaches are less invasive, but are more technically challenging, more expensive and have been associated with a higher complication rates. They still require a surgical incision and some surgical dissection before the endoscope is passed into the carpal tunnel. Two less-invasive devices are currently on the market. One device attempts to use transillumination to guide blind passage of a protected knife and the other passes a saw-like device blindly or by ultrasound guidance. Technical limitations have hindered market acceptance of these devices.
Our Solution.   We are developing a completely percutaneous technique to treat CTS. We believe our device will allow the surgeon to relieve the compression on the median nerve without an open incision or the need for endoscopic or other imaging equipment. To use our device, the operator first advances a percutaneously placed guidewire through the carpal tunnel under the ligament. Our device is then advanced over the wire and positioned in the carpal tunnel under ultrasonic guidance. When activated it creates space within the tunnel, confirms that the nerve is protected from the cutting element and divides the ligament. As a completely percutaneous technology, we believe our device will be significantly less invasive than existing treatments. We also believe that it will allow for more extensive lateral dissection within the tunnel and more reliable division of the ligament, resulting in lower recurrence rates than some of the less-invasive approaches. We have filed a provisional patent application and tested working prototypes in cadavers. We anticipate a 510(k) FDA pathway with or without clinical safety studies. We believe that it will take 12 to 18 months and up to $3.0 million to receive FDA 510(k) clearance. Once this product is commercialized, we believe it will have the potential to (i) decrease procedural costs by shifting the procedure from the operating room to an office setting while retaining similar reimubursement to traditional surgical approaches, (ii)

reduce post-operative pain and (iii) accelerate the patient’s return to full activity. Our device may also be applicable to other clinical situations where percutaneous division of a fibrous structure can be used for therapeutic effect such as plantar fasciitis and extremity compartment syndromes resulting from trauma or ischemia.
NextCath — Self-Anchoring Short-Term Catheters
The Market.   A wide variety of short-term catheters are used in clinical practice most commonly to infuse fluids, medications or other substances into a vein or other structures. They are also used for monitoring physiologic parameters and draining visceral organs or cavities. The most commonly used short-term catheters are peripheral and central venous catheters. According to a report by iData Research Group, over 90% of hospitalized patients receive a peripheral venous catheter (PVC) during their stay and up to seven million patients receive a short-term central venous catheter (CVC) or peripherally inserted central catheter (PICC). They estimate the market for these catheters alone to be several billion dollars annually. The market is highly commoditized with very few product features commanding premium pricing. There is an increasing appreciation, however, of the importance of catheter securement in preventing complications of all indwelling catheters. There has been an explosion of separate propriety devices marketed to facilitate catheter securement. A report by iData Research Group estimates the catheter securement market to be approximately $4.0 billion annually.
Current Devices and their Limitations.   Many of the central features of venous catheters have not evolved over decades despite several limitations. For example, venous catheters may need to remain in place for 72 hours or longer, but carry a significant risk of dislodgement during that period. Currently marketed short-term catheters are not self anchoring. PVC’s and PICC’s have been traditionally anchored to the skin with simple tape or some other adhesive incorporated into the sterile dressing. According to a report by Dr. Gregory J. Schears, a pediatric anesthesiologist and expert on catheter securement, both microscopic and macroscopic movements from inadequate catheter securement can lead to complications including vascular injury and dislodgment. Catheter dislodgement leads to increased pain, increased costs and potentially more serious complications arising from interruption of critical treatments or bleeding. These of course can also adversely impact quality of care. Monitoring catheter patency and security and reinserting dislodged catheters is labor intensive. CVC’s are usually sutured to the skin, a process which leads to increased pain and exposure to needle sticks. A wide variety of catheter securement devices are currently marketed. Some have been shown to decrease complications relative to traditional techniques, but add cost and complexity to the process.
Our Solution.   We are developing self-anchoring short-term catheters which do not require suturing, traditional anchoring techniques or costly add-on catheter securement devices. We are initially focusing on simpler and less risky PVC’s and will proceed to CVC’s thereafter. Our self-anchoring technique, however, is applicable to most, if not all, short-term catheters such as gastrointestinal tubes and drainage catheters. The self-anchoring mechanism is integral to the catheter. It allows insertion with standard techniques and the use of simple clear sterile dressings. We believe that the force required to dislodge our catheters will be significantly greater than traditional techniques and at least as high as add-on catheter securement devices. We also believe that they will be more resistant to micromotion than other techniques. We have filed a provisional patent application and completed head-to-head testing of retention forces, comparing our working prototype to several competing products, which has validated our approach. To achieve commercialization we will need to receive regulatory clearance. We anticipate an FDA 510(k) pathway without clinical safety studies. We believe that it will take 12 to 18 months and up to $1.5 million to receive FDA 510(k) clearance. Once this product is commercialized, we believe it will garner premium pricing based on fewer complications and reduced overall costs.
NextFlo — Highly-Accurate Disposable Infusion Pumps
The Market.   Each day, over one million patients receive some type of infusion and 90% of hospitalized patients receive an intravenous infusion at some point during their hospital stay (Husch et al. Quality & Safety in Health Care 2005; 14:80-86). An increasing number of these patients are receiving infusions of medications or other substances outside of a hospital, in ambulatory facilities and at home. Infusion pump errors, however, are a serious ongoing problem and represent a large share of the overall human and economic burden of medical errors. Electronic infusion pumps have become expensive, high-maintenance devices and have been plagued in recent years with recalls due to serious software and hardware problems. Disposable infusion pumps (“DIPs”) have many attractive features that favor their use in these settings over electric infusion pumps. Patients tend to favor DIPs because they are small, disposable, simple to operate, easy to conceal, and allow for greater mobility. They are used to deliver medications including antibiotics, local anesthetics and opiods. According to a report by Transparency Market Research, the overall global infusion market is estimated to be over $5.0 billion annually and DIPs account for approximately 10% of this market.
Current Devices and their Limitations.   Currently marketed DIPs are powered by elastomeric membranes, compressed springs, compressed gas or vacuum and controlled by mechanical flow limiters. The primary limitation of DIPs is that they can be highly inaccurate in actual use because they can be susceptible to changes in operating conditions (e.g. temperature, atomospheric pressure, viscosity, back pressure, partial filing and prolonged storage). As a result, their safety profiles make them unsuitable for use with medications, such as chemotherapeutics, where flow accuracy is critical to achieve the desired therapeutic effect and avoid complications. The FDA’s MAUDE database includes numerous reports of complications and even deaths as a result of DIPs infusing a particular medication too slowly or too fast.
Our Solution.   We are developing highly-accurate disposable infusion pumps using stored potential energy and variable flow resistors. We acquired U.S. Patent 8,622,976 issued January 7, 2014 and associated U.S. and international patent applications, “System and Methods for Infusion of Fluids Using Stored Potential Energy and a Variable Flow Resistor.” We have built on the principles underlying this patent and developed a new concept whereby the variable resistor does not have to be mechanically-linked to the infusion drive mechanism. This simplifies the design and expands the range of potential follow-on products. We have performed extensive computer simulation testing on various embodiments and have demonstrated highly-accurate flow rates across a wide range of driving pressures. We have initiated design work for the first embodiment. Upon completion of this analysis, we will file additional patent applications and begin our design process. The device is designed to be completely disposable and manufactured from inexpensive plastic and rubber parts. We anticipate an FDA 510(k) pathway without clinical safety studies. We believe that it will take 12 to 18 months and up to $2.0 million to receive FDA 510(k) clearance. Once this product is commercialized, we believe it will command a premium price over existing, low-accuracy, DIPs without significantly higher cost-of-goods and expand the market for DIPs. We also believe the accuracy of our device will allow it to be used with a broader range of drugs, thereby significantly expanding the addressable market. Finally, we believe it will significantly decrease costs by reducing or eliminating the need for trained healthcare personnel to initiate or monitor the infusion. We also believe that our variable resistor technology may also be applicable to inpatient infusions, allowing them to be accurately delivered with gravity instead of elective infusion pumps.
Additional Projects
In addition to our five lead projects, we are working on projects which are currently in the conceptual phase. As is the case with our lead projects, these additional projects cover a wide range of clinical conditions and procedures, including sleep apnea, extracorporeal membrane oxygenation (ECMO), laparoscopic hernia repair, cardiac surgery, interventional cardiology and endotracheal intubation. We believe these additional projects meet our selection criteria and will result in products addressing unmet clinical needs in attractive markets. We anticipate filing provisional patent applications on these additional projects over the next several months and will begin proof-of-concept and early prototyping work as resources permit.
Our Implementation Strategy
We intend to advance our lead projects towards commercialization as quickly and efficiently as possible and expand our project pipeline by advancing our conceptual phase projects through patent submission and early testing.
Although we will continue to conceive and develop products internally, as we grow and expand our resources, we intend to expand our pipeline with innovative projects sourced from third parties. In contrast to pharmaceuticals and other life sciences technologies, medical device innovation often begins with one, or at most a few, clinicians and/or engineers identifying an unmet clinical need and proposing a technological solution to address that need. Many academic medical centers and other large institutions try to aggregate their intellectual property through technology transfer centers and, more recently, through “innovation” centers which do not merely secure and transfer intellectual property, but actually advance projects internally prior to spinning them out for eventual commercialization.
It is our belief that, despite these efforts, only a small fraction of the potential pool of intellectual capital (i.e. the universe of individual clinicians with innovative product ideas) is participating in medical device innovation. These clinicians rarely engage in the process for a variety of reasons, including the belief that they are too busy, can’t afford to divert time away from their practice or that the upfront out-of-pocket costs are too great. Other clinicians believe that they lack the knowledge or connections to successfully navigate the process. Technology transfer and full-fledged innovation centers have only had modest success in getting their clinicians to bring them innovative product ideas and even less success getting these products commercialized. Even centers with extensive resources are usually limited in their ability to advance products beyond the pre-clinical phase and are dependent on a shrinking pool of early-stage medical device venture capital to bring their products to market. Furthermore, some technology transfer and innovation centers associated with not-for-profit hospitals, universities, endowments and charitable organizations may be precluded from directly engaging in commercial sales of medical devices, creating opportunities for us to commercialize and market their intellectual property.
Our capital and time efficient model puts us in strong position to partner with innovative clinicians and academic medical centers focusing on medical device innovation. We are developing a collaboration model focused on licensing technologies for development and commercialization. Since our founding we have been contacted by clinicians and centers inquiring about opportunities to work with us on developing and commercializing their ideas and technologies.
Whether internally or externally sourced, we seek to maintain balance within our pipeline with shorter-term, lower-risk projects which offer the opportunity for more rapid commercialization, generating revenue to support development of longer-term projects. As each project moves through our pipeline from concept to commercialization, we continuously reassess the project’s long-term commercial potential, balance it against other projects in the pipeline and re-allocate resources accordingly. As such, we expect to have much greater flexibility to move products through our pipeline based on the actual developments and the overall interests of our company. We may accelerate, decelerate, pause or abandon a project and increase or decrease resources applied to a project based on a variety of factors including available capital, shifts in the regulatory, clinical, market and/or intellectual property landscape for a particular project, the emergence of one or more projects with significantly greater commercial potential, or any other factor which may impact its long-term commercial potential.
Sales and Marketing
We currently expect to commercialize our products through a network of independent U.S. medical distributors. We focus on high-margin products which are particularly suitable to this mode of distribution. A high gross margin allows us to properly incentivize our distributors, which in turn allows us to attract the top distributors with the most robust networks in our targeted specialties. Independent distributors play an even larger role in many parts of Europe, most of Asia and emerging markets worldwide.
We eventually may, however, choose to build (or obtain through a strategic acquisition) our own sales and marketing team to commercialize some or all of our products if it is in our long-term interests. We may also choose to enter into distribution agreements with larger strategic partners whereby we take full responsibility for the manufacturing of our products but outsource some or all of its distribution to a partner with its own robust distribution channels. Such agreements may include regional carve outs, minimum sales volumes, margin splitting and/or an option or right of first offer to purchase the technology at a future date. As our pipeline grows, we may choose to jointly commercialize subsets of related products which target certain medical specialties or healthcare locations.
Manufacturing
We currently have no plans to manufacture our own products because the fixed overhead costs and limited flexibility that owning manufacturing facilities are not consistent with our capital efficient model.

The entire medical device industry, including many of its largest players, depends heavily on contract manufacturers operating in the United States and abroad. Medical device manufacturers are subject to extensive regulation by the FDA and other authorities. Compliance with these regulations is costly and particularly onerous on small, development-phase companies. Contract manufacturers can also take advantage of significant economies of scale in terms of purchasing, machining, tooling, specialized personnel, sub-contracting or even off-shoring certain processes to lower-cost operators. These economies are simply not available to us.
We have relationships with many contract manufacturers, including those with specialized skills in several processes important to our devices. We expect them to have sufficient capacity to handle our manufacturing needs and anticipate that our growth will be better served by deploying our resources to expand our pipeline and commercialization efforts.
We intend to work closely with our contract manufacturing partners to establish and manage our products’ supply chain, dual sourcing whenever possible. We expect to help them design and build our products’ manufacturing lines including subassembly, assembly, sterilization and packaging and to work closely with them to manage our quality system, to assure compliance with all regulations and to handle inspections or other queries with regulatory bodies. Our contract manufacturers have the ability to add lines and shifts to increase the manufacturing capacity of our products as our demand dictates. We may ship our products directly from our contract manufacturers, but we may also choose to utilize third-party regional warehousing and distribution services.
Intellectual Property
Our business will depend on our ability to create or acquire proprietary medical device technologies to commercialize. We intend to vigorously protect our proprietary technologies’ intellectual property rights in patents, trademarks and copyrights, as available through registration in the United States and internationally. Patent protection and other proprietary rights are thus essential to our business. Our policy is to aggressively file patent applications to protect our proprietary technologies including inventions and improvements to inventions. We seek patent protection, as appropriate, on:
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the product itself including all embodiments with future commercial potential;

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the methods of using the product; and

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the methods of manufacturing the product.

In addition to filing and prosecuting patent applications in the United States, we intend to file counterpart patent applications in Europe, Canada, Japan, Australia, China and other countries worldwide. Foreign filings can be cumbersome and expensive and we will pursue such filings when we believe they are warranted as we try to balance our international commercialization plans with our desire to protect the global value of the technology.
The term of individual patents depends upon the legal term of the patents in the countries in which they are obtained. In most countries in which we file, the patent term is 20 years from the earliest date of filing a non-provisional patent application. In the United States, a patent’s term may be shortened if a patent is terminally disclaimed over another patent or as a result of delays in patent prosecution by the patentee, and a patent’s term may be lengthened by patent term adjustment, which compensates a patentee for administrative delays by the U.S. Patent and Trademark Office in granting a patent.
We intend to continuously reassess and fine-tune our intellectual property strategy in order to fortify our position in the United States and internationally. Prior to acquiring or licensing a technology from a third party, we will evaluate the existing proprietary rights, our ability to adequately obtain and protect these rights and the likelihood or possibility of infringement upon competing rights of others.
We will also rely upon trade secrets, know-how, continuing technological innovation, and may rely upon licensing opportunities in the future, to develop and maintain our competitive position. We intend to protect our proprietary rights through a variety of methods, including confidentiality agreements and/or proprietary information agreements with suppliers, employees, consultants, independent contractors and others entities who may have access to proprietary information. We will generally require employees to assign patents and other intellectual property to us as a condition of employment with us. All of our consulting agreements will pre-emptively assign to us all new and improved intellectual property that arise during the term of the agreement.
Our current patent portfolio consists of the following:
Project	Inventors	Title	Number	Date
PortIO	Aklog and deGuzman	“Long-term Intraosseous Infusion Ports”	Application# 62/079.266	Filed 13-Nov-2014
Caldus	Aklog and deGuzman	“Continuous Flow Balloon Catheter Systems and Methods of Use”	Application# 62/131.214	Filed 10-Mar-2015
	Aklog and deGuzman	“Continuous Flow Thermal Ablation Balloon Catheter Systems and Methods of Use”	Application# 62/131.217	Filed 10-Mar-2015
CarpX	Aklog and deGuzman	“Systems and Methods for Percutaneous Division of Fibrous Structures”	Application# 62/086.950	Filed 03-Dec-2014
NextCath	Aklog and deGuzman	“Self-Anchoring Catheters and Methods of Use”	Application# 62/085.838	Filed 01-Dec-2014
NextFlo	Aklog, deGuzman, Glennon, Cronin and Barker	“Systems and Methods for Infusion of Fluids Using Stored Potential Energy and a Variable Flow Resistor”	U.S. Patent 8,622,976(1)	Issued 07-Jan-2014
	Aklog, deGuzman, Glennon, Cronin and Barker	“Systems and Methods for Infusion of Fluids Using Stored Potential Energy and a Variable Flow Resistor”	Application# 14/094.046	Filed 02-Dec-2013

(1)
This patent was filed on December 2, 2013 and will remain in effect until December 2, 2033.

Coverage and Reimbursement
Our ability to successfully commercialize our products will depend in part on the extent to which governmental authorities, private health insurers and other third-party payors provide coverage for and establish adequate reimbursement levels for the procedures during which our products are used.
In the United States, third-party payors continue to implement initiatives that restrict the use of certain technologies to those that meet certain clinical evidentiary requirements. In addition to uncertainties surrounding coverage policies, there are periodic changes to reimbursement. Third-party payors regularly update reimbursement amounts and also from time to time revise the methodologies used to determine reimbursement amounts. This includes annual updates to payments to physicians, hospitals and ambulatory surgery centers for procedures during which our products are used. An example of payment updates is the Medicare program’s updates to hospital and physician payments, which are done on an annual basis using a prescribed statutory formula. In the past, when the application of the formula resulted in lower payment, Congress has passed interim legislation to prevent the reductions. Most recently, the Protecting Access to Medicare Act of 2014, signed into law in April 2014, provided for a 0.5% update from 2013 payment rates under the Medicare Physician Fee Schedule through 2014 and a 0% update from January 1 until April 1, 2015.
Competition
Developing and commercializing new products is highly competitive. The market is characterized by extensive research and clinical efforts and rapid technological change. We face intense competition worldwide from medical device, biomedical technology and medical products and combination products companies, including major medical products companies. We may be unable to respond to technological advances through the development and introduction of new products. Most of our existing and potential competitors have substantially greater financial, marketing, sales, distribution, manufacturing and technological resources. These competitors may also be in the process of seeking FDA or other regulatory approvals, or patent protection, for new products. Our competitors may commercialize new products in advance of our products. Our products also face competition from numerous existing products and procedures, some of which currently are considered part of the standard of care. We believe that the principal competitive factors in our markets are:

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the quality of outcomes for medical conditions;

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acceptance by surgeons and the medical device market generally;

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ease of use and reliability;

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technical leadership and superiority;

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effective marketing and distribution;

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speed to market; and

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product price and qualification for coverage and reimbursement.

We will also compete in the marketplace to recruit and retain qualified scientific, management and sales personnel, as well as in acquiring technologies and licenses complementary to our products or advantageous to our business. We are aware of several companies that compete or are developing technologies in our current and future products areas. In order to compete effectively, our products will have to achieve market acceptance, receive adequate insurance coverage and reimbursement, be cost effective and be simultaneously safe and effective.
Government Regulation
Government authorities in the United States, at the federal, state and local level, and in other countries extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, recordkeeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of products such as those we are developing. The following is a summary of the government regulations applicable to our business.
FDA Regulation
Any product we may develop must be cleared by the FDA before it is marketed in the United States. Before and after approval or clearance in the United States, our products are subject to extensive regulation by the FDA under the Federal Food, Drug, and Cosmetic Act and/or the Public Health Service Act, as well as by other regulatory bodies. FDA regulations govern, among other things, the development, testing, manufacturing, labeling, safety, storage, recordkeeping, market clearance or approval, advertising and promotion, import and export, marketing and sales, and distribution of medical devices and products.
In the United States, medical devices are subject to varying degrees of regulatory control and are classified in one of three classes depending on the extent of controls the FDA determines are necessary to reasonably ensure their safety and efficacy:
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Class I:   general controls, such as labeling and adherence to quality system regulations;

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Class II:   special controls, pre-market notification(often referred to as a 510(k) application), specific controls such as performance standards, patient registries, post-market surveillance, additional controls such as labeling and adherence to quality system regulations; and

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Class III:   special controls and approval of a pre-market approval (“PMA”) application.

In general, the higher the classification, the greater the time and cost to obtain approval to market. There are no “standardized” requirements for approval, even within each class. For example, the FDA could grant 510(k) status, but require a human clinical trial, a typical requirement of a PMA. They could also initially assign a device Class III status, but end up approving a device as a 510(k) device if certain requirements are met. The range of the number and expense of the various requirements is significant. The quickest and least expensive pathway would be 510(k) approval with a just a review of existing data. The longest and most expensive path would be a PMA with extensive randomized human clinical trials. We cannot predict how the FDA will classify our products, nor predict what requirements will be placed upon us to obtain market approval, or even if they will approve our products at all.
To request marketing authorization by means of a 510(k) clearance, we must submit a pre-market notification demonstrating that the proposed device is substantially equivalent to another currently legally marketed medical device, has the same intended use, and is as safe and effective as a currently legally marketed device and does not raise different questions of safety and effectiveness than does a currently legally marketed device. 510(k) submissions generally include, among other things, a description of the device and its manufacturing, device labeling, medical devices to which the device is substantially equivalent, safety and biocompatibility information, and the results of performance testing. In some cases, a 510(k) submission must include data from human clinical studies. Marketing may commence only when the FDA issues a clearance letter finding substantial equivalence. After a device receives 510(k) clearance, any product modification that could significantly affect the safety or effectiveness of the product, or that would constitute a significant change in intended use, requires a new 510(k) clearance or, if the device would no longer be substantially equivalent, would require PMA. In addition, any additional claims the Company wished to make at a later date may require a PMA. If the FDA determines that the product does not qualify for 510(k) clearance, they will issue a Not Substantially Equivalent letter, at which point the Company must submit and the FDA must approve a PMA before marketing can begin.
During the review of a 510(k) submission, the FDA may request more information or additional studies and may decide that the indications for which we seek approval or clearance should be limited. In addition, laws and regulations and the interpretation of those laws and regulations by the FDA may change in the future. We cannot foresee what effect, if any, such changes may have on us.
Clinical Trials of Medical Devices
One or more clinical trials may be necessary to support an FDA submission. Clinical studies of unapproved or uncleared medical devices or devices being studied for uses for which they are not approved or cleared (investigational devices) must be conducted in compliance with FDA requirements. If an investigational device could pose a significant risk to patients, the sponsor company must submit an Investigational Device Exemption, or IDE application to the FDA prior to initiation of the clinical study. An IDE application must be supported by appropriate data, such as animal and laboratory test results, showing that it is safe to test the device on humans and that the testing protocol is scientifically sound. The IDE will automatically become effective 30 days after receipt by the FDA unless the FDA notifies the company that the investigation may not begin. Clinical studies of investigational devices may not begin until an institutional review board (IRB) has approved the study.
During any study, the sponsor must comply with the FDA’s IDE requirements. These requirements include investigator selection, trial monitoring, adverse event reporting, and record keeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices, and comply with reporting and record keeping requirements. We, the FDA, or the IRB at each institution at which a clinical trial is being conducted may suspend a clinical trial at any time for various reasons, including a belief that the subjects are being exposed to an unacceptable risk. During the approval or clearance process, the FDA typically inspects the records relating to the conduct of one or more investigational sites participating in the study supporting the application.
Post-Approval Regulation of Medical Devices
After a device is cleared or approved for marketing, numerous and pervasive regulatory requirements continue to apply. These include:
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the FDA Quality Systems Regulation (QSR), which governs, among other things, how manufacturers design, test manufacture, exercise quality control over, and document manufacturing of their products;

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labeling and claims regulations, which prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling; and

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the Medical Device Reporting regulation, which requires reporting to the FDA of certain adverse experience associated with use of the product.

We will continue to be subject to inspection by the FDA to determine our compliance with regulatory requirements.

Manufacturing cGMP Requirements
Manufacturers of medical devices are required to comply with FDA manufacturing requirements contained in the FDA’s current Good Manufacturing Practices (cGMP) set forth in the quality system regulations promulgated under section 520 of the Food, Drug and Cosmetic Act. cGMP regulations require, among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation. Failure to comply with statutory and regulatory requirements subjects a manufacturer to possible legal or regulatory action, including the seizure or recall of products, injunctions, consent decrees placing significant restrictions on or suspending manufacturing operations, and civil and criminal penalties. Adverse experiences with the product must be reported to the FDA and could result in the imposition of marketing restrictions through labeling changes or in product withdrawal. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product occur following the approval. We expect to use contract manufacturers to manufacture our products for the foreseeable future we will therefore be dependent on their compliance with these requirements to market our products. We work closely with our contract manufacturers to assure that our products are in strict compliance with these regulations.
Other U.S. Regulation
In addition to FDA restrictions on marketing and promotion of drugs and devices, other federal and state laws restrict our business practices. These laws include, without limitation, anti-kickback and false claims laws, data privacy and security laws, as well as transparency laws regarding payments or other items of value provided to healthcare providers.
Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available under such laws, it is possible that some of our business activities, including certain sales and marketing practices and the provision of certain items and services to our customers, could be subject to challenge under one or more of such laws. If our operations are found to be in violation of any of the health regulatory laws described above or any other laws that apply to us, we may be subject to penalties, including potentially significant criminal and civil and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government healthcare programs, contractual damages, reputational harm, administrative burdens, diminished profits and future earnings, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. To the extent that any of our products are sold in a foreign country, we may be subject to similar foreign laws, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.
Federal Anti-Kickback Statute
The Federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, to induce or in return for purchasing, leasing, ordering or arranging for or recommending the purchase, lease or order of any good, facility, item or service reimbursable, in whole or in part, under Medicare, Medicaid or other federal healthcare programs. The term “remuneration” has been broadly interpreted to include anything of value. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exception or safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all its facts and circumstances. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the Anti-Kickback Statute has been violated.
Additionally, the intent standard under the Anti-Kickback Statute was amended by the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation

Act of 2010, collectively the Affordable Care Act, to a stricter standard such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the Affordable Care Act codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.
Federal False Claims Act
The False Claims Act prohibits, among other things, any person or entity from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment or approval to the federal government or knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government. A claim includes “any request or demand” for money or property presented to the U.S. government. The False Claims Act also applies to false submissions that cause the government to be paid less than the amount to which it is entitled, such as a rebate. Intent to deceive is not required to establish liability under the False Claims Act. Several pharmaceutical, device and other healthcare companies have been prosecuted under these laws for, among other things, allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies’ marketing of products for unapproved, and thus noncovered uses.
The government may further prosecute, as a crime, conduct constituting a false claim under the False Claims Act. The False Claims Act prohibits the making or presenting of a claim to the government knowing such claim to be false, fictitious, or fraudulent and, unlike civil claims under the False Claims Act, requires proof of intent to submit a false claim.
Physician Payment Sunshine Act
There has been a recent trend of increased federal and state regulation of payments and transfers of value provided to healthcare professionals or entities. On February 8, 2013, the Centers for Medicare & Medicaid Services, or CMS, released its final rule implementing section 6002 of the Affordable Care Act known as the Physician Payment Sunshine Act that imposes new annual reporting requirements on device manufacturers for payments and other transfers of value provided by them, directly or indirectly, to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their family members. A manufacturer’s failure to submit timely, accurately and completely the required information for all payments, transfers of value or ownership or investment interests may result in civil monetary penalties of up to an aggregate of  $150,000 per year, and up to an aggregate of  $1 million per year for “knowing failures.”
Certain states, such as California and Connecticut, also mandate implementation of commercial compliance programs, and other states, such as Massachusetts and Vermont, impose restrictions on device manufacturer marketing practices and require tracking and reporting of gifts, compensation and other remuneration to healthcare professionals and entities. The shifting commercial compliance environment and the need to build and maintain robust and expandable systems to comply with different compliance or reporting requirements in multiple jurisdictions increase the possibility that a healthcare company may fail to comply fully with one or more of these requirements
The Foreign Corrupt Practices Act
The Foreign Corrupt Practices Act, or the FCPA, prohibits any U.S. individual or business from paying, offering, or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring the company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations. Activities that violate the FCPA, even if they occur wholly outside the United States, can result in criminal and civil fines, imprisonment, disgorgement, oversight, and debarment from government contracts.

Healthcare Reform
Current and future legislative proposals to further reform healthcare or reduce healthcare costs may result in lower reimbursement for our products, or for the procedures associated with the use of our products, or limit coverage of our products. The cost containment measures that payors and providers are instituting and the effect of any healthcare reform initiative implemented in the future could significantly reduce our revenues from the sale of our products. Alternatively, the shift away from fee-for-service agreements to capitated payment models may support the value of our products which can be shown to decrease resource utilization and lead to cost saving-for both payors and providers.
The recent implementation of the Affordable Care Act is an example that has the potential to substantially change healthcare financing and delivery by both governmental and private insurers, and significantly impact the pharmaceutical and medical device industries.
The Affordable Care Act imposed, among other things, a new federal excise tax on the sale of certain medical devices. In addition, it implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models. In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. On August 2, 2011, President Obama signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes reductions to Medicare payments to providers of 2.0% per fiscal year, which went into effect on April 1, 2013, and will stay in effect through 2024 unless congressional action is taken. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products or additional pricing pressure.
International Regulation
In order to market any product outside of the United States, we would need to comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding quality, safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of our products. We may be subject to regulations and product registration requirements in the areas of product standards, packaging requirements, labeling requirements, import and export restrictions and tariff regulations, duties and tax requirements. Whether or not we obtain FDA approval for a product, we would need to obtain the necessary approvals by the comparable foreign regulatory authorities before we can commence clinical trials or marketing of the product in foreign countries and jurisdictions. The time required to obtain clearance required by foreign countries may be longer or shorter than that required for FDA clearance, and requirements for licensing a product in a foreign country may differ significantly from FDA requirements.
European Union
The EU will require a CE mark certification or approval in order to market our products in the various countries of the European Union or other countries outside the United States. To obtain CE mark certification of our products, we will be required to work with an accredited European notified body organization to determine the appropriate documents required to support certification in accordance with existing medical device directive. The predictability of the length of time and cost associated with such a CE marketing may vary, or may include lengthy clinical trials to support such a marking. Once the CE mark is obtained, we may market our product in the countries of the EU.
European Good Manufacturing Practices
In the European Union, the manufacture of medical devices is subject to good manufacturing practice (GMP), as set forth in the relevant laws and guidelines of the European Union and its member states.

Compliance with GMP is generally assessed by the competent regulatory authorities. Typically, quality system evaluation is performed by a Notified Body, which also recommends to the relevant competent authority for the European Community CE Marking of a device. The Competent Authority may conduct inspections of relevant facilities, and review manufacturing procedures, operating systems and personnel qualifications. In addition to obtaining approval for each product, in many cases each device manufacturing facility must be audited on a periodic basis by the Notified Body. Further inspections may occur over the life of the product.
Facilities
We currently rely on the office space available to our executive officers. We also have access to common space and conference rooms at 420 Lexington Avenue, Suite 300, New York, New York 10170. We also maintain a research and development office at 375 West Street, West Bridgewater, Massachusetts 02379. We consider these facilities adequate for our current operations and intend to obtain additional space as our operations expand.
Employees
We have one employee and four executive officers, two of whom are also members of our Board of Directors. We do not currently have any other employees.
Periodic Reporting and Audited Financial Statements
We have registered the securities offered by this prospectus under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement to file annual and quarterly reports with the SEC, following this offering. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by an independent registered public accounting firm.
Legal Proceedings
There is no litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and neither we nor our officers and directors have been subject to any such proceeding since our formation.

Management
Directors and Executive Officers
Our current directors and executive officers and their ages as of September 28, 2015 are as set forth below.
Name	Age	Position
Lishan Aklog, M.D.	49	Chairman and Chief Executive Officer
Michael J. Glennon	49	Vice Chairman and Director
Richard J. Salute	69	Chief Financial Officer and Secretary
Brian J. deGuzman, M.D.	51	Chief Medical Officer
Ira Scott Greenspan	56	Senior Advisor and Director
James L. Cox, M.D.	72	Director
Joshua R. Lamstein	46	Director
Ronald M. Sparks	60	Director
David Weild IV	58	Director
Lishan Aklog, M.D., has been our Chairman and Chief Executive Officer since our inception. Dr. Aklog has also served as Co-Managing Partner of HCFP, a financial advisory and investment firm, since May 2014, and as a co-founding Partner of both Pavilion Holdings Group (“PHG”), a medical device holding company, since its inception in 2007 and Pavilion Medical Innovations (“PMI”), a venture-backed medical device incubator, since its inception in 2009. Dr. Aklog has been a Senior Advisor and/or Director of PMI portfolio companies Saphena Medical Inc. since February 2013, Kaleidoscope Medical LLC since February 2013 and Cruzar Medsystems Inc. since July 2013. Dr. Aklog previously served as Chairman and Chief Technology Officer of Vortex Medical Inc., a PHG portfolio company, from its inception in 2008 until its acquisition in October 2012 by AngioDynamics Inc. (Nasdaq: ANGO) for $55 million. Dr. Aklog has been a consultant to AngioDynamics since 2012, Biomet Inc. since 2009 and Atricure Inc. (Nasdaq: ATRC) since 2007. He previously served as a consultant to Edward Lifesciences Corp. (NYSE: EW), from 2007 to 2012 and On-X Life Technologies Inc. from 2009 to 2012. Dr. Aklog also previously served on the Scientific Advisory Boards of numerous leading medical device companies, including Medtronic, St. Jude Medical, Guidant Cardiac Surgery (now, Maquet Cardiovascular) and Cardiovations (then, a division of Johnson & Johnson). Dr. Aklog is an inventor on 11 issued patents and over 30 patent applications, including the core patents of Vortex Medical’s AngioVac system. Prior to entering the medical device industry full-time in 2012, Dr. Aklog was, from 2006 to 2012, Associate Professor of Surgery, Chief of Cardiovascular Surgery and Chair of The Cardiovascular Center at St. Joseph’s Hospital and Medical Center’s Heart and Lung Institute in Phoenix, Arizona. From 2002 to 2006, Dr. Aklog was Assistant Professor of Cardiothoracic Surgery, Associate Chief of Cardiac Surgery and Director of Minimally Invasive Cardiac Surgery at Mount Sinai Medical Center in New York. From 1999 to 2002, Dr. Aklog was Assistant Professor of Surgery at Harvard Medical School, Director of the Cardiac Surgery Research Laboratory and an attending cardiac surgeon at Brigham and Women’s Hospital in Boston. Dr. Aklog received his clinical training in general and cardiothoracic surgery at Brigham and Women’s Hospital and Boston Children’s Hospital, during which he spent two years as the Medtronic Research Fellow at Harvard Medical School’s Cardiac Surgery Research Laboratory. He was then was awarded the American Association of Thoracic Surgery Traveling Fellowship pursuant to which he received advanced training in heart valve surgery under renowned cardiac surgeons Sir Magdi Yacoub at Harefield Hospital in London and Professor Alain Carpentier at L’Hopital Broussais in Paris. Dr. Aklog is a co-author on 38 peer-reviewed articles and 10 book chapters. He has served on the Editorial Board of the Journal of Cardiothoracic Surgery since 2006. He is a member of numerous professional societies and has been elected to the American Association of Thoracic Surgery. He served on the Board of Directors of the International Society for Minimally Invasive Cardiothoracic Surgery from 2006 to 2009 and as President of the 21st Century Cardiothoracic Surgery Society in 2011. Dr. Aklog was recognized as one of America’s Top Doctors in the Castle Connolly Guide from 2002 to 2013. Dr. Aklog received his A.B., magna cum laude, in Physics from Harvard University, where he was elected to Phi Beta Kappa. Dr. Aklog received his M.D., cum laude, from Harvard Medical School.

We believe Dr. Aklog is well-qualified to serve on our Board of Directors due to his extensive experience in founding and building successful medical device companies, his distinguished career as an academic cardiac surgeon, his recognition as a thought leader and innovator both as a surgeon and a medical device entrepreneur and his widespread relationships in the healthcare and medical device communities.
Michael J. Glennon has served as our Vice Chairman and a Director since October 2014. Mr. Glennon has served as a co-founding Partner of both PHG and PMI since their respective inceptions in 2007 and 2009 and also serves as Chairman and Chief Executive Officer of PMI. Mr. Glennon has served as President, Chief Executive Officer and a director of Saphena Medical since February 2013 and Cruzar Medsystems since July 2013 and as a director of Kaleidoscope Medical since January 2013. Mr. Glennon was the President and Chief Executive Officer of Vortex Medical from its inception in 2008 until its acquisition in October 2012 by AngioDynamics. From 2005 to 2007, Mr. Glennon was Senior Vice President – Sales and Marketing for Accellent Inc., a market-leading provider of outsourced precision manufacturing and engineering services to the medical device industry. Accellent was a portfolio company of DLJ Merchant Banking Partners and was acquired in 2005 by KKR and Bain Capital. From 2004 to 2005, Mr. Glennon was a Cardiac Rhythm Management District Manager at Medtronic. From 1996 to 2004, Mr. Glennon was a Sales Manager at Guidant including seven years at Guidant Cardiac Surgery (now, Maquet Cardiovascular). He was instrumental in the launch and rapid growth of VasoView, the first endoscopic vessel harvesting technology, which became the standard of care in coronary bypass surgery. From 1993 to 1995, Mr. Glennon worked for Origin Medsystems which was acquired by Eli Lilly and subsequently spun out as part of Guidant. Previously, Mr. Glennon was with Stryker Endoscopy and Storz Instrument Company. Mr. Glennon received his B.S. in Business Administration from the University of New Hampshire.
We believe Mr. Glennon is well-qualified to serve on Board of Directors due to his significant experience in the marketing and sale of a broad range of medical devices, his expertise in the development and manufacturing of medical devices, his experience launching, building and running successful medical device companies, and his extensive relationships in the medical device industry and the broader medical community.
Richard Salute has served as our Chief Financial Officer since our inception and served as a Director from our inception until January 2015. Since March 2014, Mr. Salute has been a Partner and Chief Financial Officer of HCFP. Since April 2015, he has served as an independent director of NewTek Business Services Corp. (Nasdaq:NEWT) and Walker Innovation Inc. (OTCQB:WLKR). From 2004 to February 2013, Mr. Salute served as a Partner and Capital Markets and SEC Practice Director at CohnResnick LLP, a leading public accounting firm, and as a consultant to them from April 2013 to February 2014. For more than 29 years prior thereto, Mr. Salute was a Partner at Arthur Andersen, managing complex audits for both private and public companies. During Mr. Salute’s tenure at Arthur Andersen, he started several business units in New York for the firm, including the Technology Practice and the Enterprise Group. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He has extensive experience working with both entrepreneurial startups and multinational corporations. Mr. Salute received his B.B.A., cum laude, from Adelphi University.
Brian J. deGuzman, M.D. has served as our Chief Medical Officer since October 2014 and served as a Director from October 2014 to January 2015. Dr. deGuzman has served as a co-founding Partner of PHG and PMI since their respective inceptions in 2007 and 2009. Dr. deGuzman has been President and Chief Executive Officer of Kaleidoscope Medical since its founding in February 2013 and has also served as a Senior Advisor to PMI portfolio companies Saphena Medical since February 2013 and Cruzar Medsystems since July 2013. Dr. deGuzman served as Chief Medical Officer of Vortex Medical from inception until its sale to AngioDynamics, for whom he continues to serve as a consultant. Dr. deGuzman has also been a consultant to Biomet and Atricure since 2007, and on the Revascularization Scientific Advisory Board of Maquet Cardiovascular (formerly Boston Scientific and Guidant Cardiac Surgery) since 2006. During his surgical career, Dr. deGuzman also served as a consultant to various medical device companies, including Edward Lifesciences. Prior to moving into the medical device industry full-time in 2012, Dr. deGuzman was Assistant Professor of Surgery, Associate Chief of Cardiovascular Surgery, and Surgical Director of the

Atrial Fibrillation Clinic at St. Joseph’s Hospital and Medical Center’s Heart and Lung Institute from 2006 to 2012. From 2002 to 2006, Dr. deGuzman was Assistant Professor of Surgery at Tufts University School of Medicine and an attending cardiac surgeon at the Lahey Clinic Medical Center in Massachusetts. From 2001 to 2002, Dr. deGuzman was a Clinical Associate of Cardiac Surgery at the Cleveland Clinic. Dr. deGuzman received his general surgical training at the University of Connecticut/Hartford Hospital, was a Research Fellow at Harvard Medical School’s Cardiac Surgery Research Laboratory, and received his cardiothoracic surgical training at Brigham and Women’s Hospital and Boston Children’s Hospital. Dr. deGuzman was recognized as a Top Doctor in Cardiovascular Surgery by Boston Magazine. Dr. deGuzman received his B.S. in Biology from Boston College and his M.D. from Georgetown University School of Medicine.
Ira Scott Greenspan has been a Senior Advisor since our inception and a Director since January 2015. Mr. Greenspan serves as Co-Managing Partner of HCFP. For more than 20 years, Mr. Greenspan has been a senior officer and/or director of HCFP and its predecessors and related entities, including having served from 1999 to 2009 as Co-Managing Partner of HCFP/Brenner Equity Partners, the indirect majority shareholder of HCFP/Brenner Securities LLC, a middle market investment bank originally founded by senior officers of Drexel Burnham Lambert. Prior to entering the financial services industry in 1992, Mr. Greenspan practiced corporate and securities law as a Partner of the New York predecessor of Blank Rome, a leading law firm. Mr. Greenspan started his legal career at the New York predecessor of Sidley Austin, also a leading law firm. During law school, Mr. Greenspan was chosen to participate in an internship program in the New York Regional Office (Division of Corporation Finance, Branch of Small Issues) of the Securities and Exchange Commission. Mr. Greenspan received his B.A., with distinction for outstanding academic performance, from Harpur College/Binghamton University, where he was elected to Phi Beta Kappa and Pi Sigma Alpha and was the recipient of a University Foundation Award recognizing him as one of the top students in his graduating class. He received his J.D. from New York University School of Law, where he was selected to be on the Editorial Board of the Annual Survey of American Law, an honorary law journal.
We believe Mr. Greenspan is well-qualified to be on our Board of Directors due to his significant experience advising entrepreneurial growth companies as both a financial services executive and corporate and securities lawyer, his pioneering role in numerous innovative corporate finance products and strategies, his investment experience with early-stage companies and his extensive relationships in the financial community.
James L. Cox, M.D. has served as a Director since January 2015. Dr. Cox is a cardiac surgeon, scientific investigator and medical device entrepreneur who pioneered the field of surgical intervention for cardiac arrhythmias, including the eponymous Cox-Maze procedure for the treatment of atrial fibrillation. From 1983 to 1997, Dr. Cox served as Professor of Surgery and Chief of the Division of Cardiothoracic Surgery at Washington University School of Medicine and Cardiothoracic Surgeon-in-Chief at Barnes Hospital in St. Louis. During this tenure, he became the first Evarts A. Graham Professor of Surgery and Vice-Chair of the Department of Surgery. He is currently the Evarts A. Graham Professor of Surgery Emeritus. Dr. Cox was also previously Professor and Chairman of the Department of Thoracic and Cardiovascular Surgery at Georgetown University Medical Center and Associate Professor of Surgery at Duke University Medical Center. Dr. Cox has had a distinguished and highly productive academic career. He has published 360 peer-reviewed scientific articles and has served on the editorial boards of numerous journals, including Circulation, the Journal of Thoracic and Cardiovascular Surgery, the Annals of Surgery, and the Journal of Electrophysiology. His laboratory has received continuous NIH funding for its research on the surgical treatment of cardiac arrhythmias. Dr. Cox has served in leadership positions at numerous professional organizations. He was the 81st President of the American Association of Thoracic Surgery and a director of the American Board of Thoracic Surgery. He has been invited to lecture and perform surgery as a visiting professor at dozens of institutions around the world. He has received numerous awards and honors for his clinical and scientific work, most notably as one of 30 “Pioneers in Thoracic and Cardiovascular Surgery” at a ceremony commemorating the 50th anniversary of the specialty. Dr. Cox holds 15 issued patents. He has been instrumental in the founding of six medical device companies, including Epicor Medical, which was acquired by St. Jude Medical in 2004 for $200 million, and 3F Therapeutics, which was acquired in 2006 by ATS Medical for $40 million. At such time, he became Medical Director of ATS Medical, which was subsequently acquired by Medtronic in 2010 for $370 million. Dr. Cox has served on numerous scientific advisory boards, including Medtronic, St. Jude Medical, Atricure and CorMatrix. He is also the Founder and Chairman of the Board of Directors of the World Heart Foundation, a not-for-profit organization devoted to improving access to cardiac surgery, which is active in over 75 developing countries around the world. Dr. Cox received his general and cardiothoracic surgical training at Duke University School of Medicine, during which time he spent two years in the U.S. Army Medical Corps. Dr. Cox received his M.D. from the University of Tennessee, where he received the Alpha Omega Alpha Distinguished Graduate Award as the outstanding student in his class.
We believe Dr. Cox is well-qualified to serve on our Board of Directors due to his distinguished career as a world-renowned cardiac surgeon and scientific investigator, his recognition as a thought leader and innovator both as a surgeon and medical device entrepreneur, his extensive experience in the medical device industry and his widespread relationships in all segments of the healthcare community.
Joshua R. Lamstein has served as a Director since January 2015. Mr. Lamstein has served as a Partner and Chief Operating Officer of HCFP since July 2014. Mr. Lamstein has been a Partner of KEC Ventures, an early-stage venture capital firm, since July 2014. Mr. Lamstein has also been a General Partner of Isoseles Madefire Investors, LLC since July 2013 and BriefCam Investments L.P. since December 2012, each a special purpose vehicle created to invest in an early-stage technology company. Since June 2013, Mr. Lamstein has been a director of Penske Media Group, a global media company, as a designee of Quadrangle Group, a private equity firm. In August 2010, Mr. Lamstein co-founded Soli, a global mobile marketing company, and served as its Chief Operating Officer until its acquisition in November 2012 by Acision Nederland B.V., a leading SMS provider to the world’s largest telecommunication companies. Mr. Lamstein was a founding member of GF Capital Private Equity Fund in 2004 and served as a Director from 2004 to 2008 and a Managing Director from 2008 to September 2010. In 2004, Mr. Lamstein was also a Portfolio Consultant to a family investment office. From 2000 to 2003, Mr. Lamstein was a Partner of LMS Capital, a FTSE-listed investment trust focused on private equity and venture capital investments and established the trust’s U.S. operations. Since 1999, Mr. Lamstein has been a Senior Advisor to John Snow Incorporated, a leading public healthcare consulting firm, having also served as its interim CFO from 1999 to 2000. Mr. Lamstein previously worked in London for Apollo Advisors, a global private equity firm. Mr. Lamstein started his financial services career as an investment banker for Lehman Brothers in London and New York. Mr. Lamstein received his B.A., with honors, from Colgate University and his M.B.A. from the MIT Sloan School of Management.
We believe Mr. Lamstein is well-qualified to be on our Board of Directors due to his broad experience in private equity, venture capital, and investing in and managing early ventures, his widespread relationships in the private equity and venture capital communities and his knowledge of public healthcare.
Ronald M. Sparks has served as a Director since January 2015. Mr. Sparks has more than 37 years of executive experience in the medical device industry and has launched over 50 products across a wide spectrum of specialties, including orthopedics, endoscopy, wound management, cardiology, interventional radiology, diagnostic imaging, ophthalmology and otology. From 2007 to October 2013, he served as a Healthcare Industry Executive at Avista Capital Partners, a private equity firm. Mr. Sparks served as Chairman and Chief Executive Officer of Navilyst Medical Inc., which was formed by Avista Capital to acquire the fluid management and venous access business units of Boston Scientific, from its inception in 2008 until its acquisition in May 2012 by AngioDynamics for $372.0 million. From 2003 to 2007, he served as President, Chief Executive Officer and a director of Accellent, a market-leading provider of outsourced precision manufacturing and engineering services to the medical device industry. Accellent was a portfolio company of DLJ Merchant Banking Partners and was acquired in 2005 by KKR and Bain Capital. During his tenure at Accellent, he was recognized as the Credit Suisse/DLJ Merchant Bank 2005 CEO of The Year. From 1986 to 2003, he served in various leadership roles at Smith & Nephew as a member of the Group Executive Committee, President of the Endoscopy Division, President of the Wound Management Division and Vice President of Finance. Earlier in his career, he served in various finance roles at Richards Medical, Dyonics and Union Carbide Imaging. Mr. Sparks is a fellow of the American Sports Medicine Institute, a Trustee of the Arthroscopy Association of North America Education Foundation and Honorary Lifetime Member of the International Society of Arthroscopy, Knee Surgery and Orthopedic Sports Medicine. He has previously served on numerous boards and industry councils, including AdvaMed, the National Subacute Care Association, the American College of Foot and Ankle Surgeons, the American Council of

Orthopedic Surgeons and the Society of Interventional Radiology. Mr. Sparks received his B.S. in Finance and Accounting from the University of Massachusetts and attended the INSEAD Advanced Management Program at the European Institute of Business Administration in Fontainebleau, France.
We believe Mr. Sparks is well-qualified to serve on our Board of Directors due to his executive leadership roles at numerous medical device companies, his history of success in launching over 50 new medical device products in 16 years, his extensive experience in acquiring and integrating 14 medical device companies over 15 years, his execution of public financings, and his strong relationships in the medical community and with private equity and investment banking firms active in the medical device space.
David Weild IV has served as a Director since February 2015. He has been the founding Chairman and Chief Executive Officer of IssuWorks, Inc., a technology-driven capital facilitation platform, since 2013 and of Weild and Co., an affiliated boutique investment banking firm, since 2003. Mr. Weild also served as Senior Advisor — Capital Markets to Grant Thornton LLP, a leading public accounting firm, from 2008 to 2012. Previously, Mr. Weild served as Vice Chairman, Executive Vice President and Head of Listed Companies, and a member of the Executive Committee of The Nasdaq Stock Market from 2000 to 2003. Prior to joining Nasdaq, from 1987 to 2000, Mr. Weild held positions of increasing responsibility at Prudential Securities Inc., including Vice President and Equity Syndicate Manager, Managing Director and Head of the Global Equity Transaction Groups, Managing Director and Head of Corporate Finance and President of PrudentialFinancial.com, including PrudentialSecurities.com. Mr. Weild is a recognized expert on capital formation and capital markets structure and has co-authored a number of definitive white papers, studies and articles which have been cited by legislators, regulators, academics, the IPO Task Force, the Equity Capital Formation Task Force and the White House Jobs Council and which are widely regarded as having served as catalysts for reforms and new legislation, including the JOBS Act. Mr. Weild has testified before Congress and the SEC, most recently at the SEC Advisory Committee on Small and Emerging Companies. Mr. Weild has also presented to the Organization of Economic Cooperation and Development (OECD) about the role of stock market reforms in driving economic growth. Mr. Weild received his B.A. from Wesleyan University and his M.B.A. from New York University Stern School of Business and also studied at the Sorbonne and on exchange at the Ecoles des Hautes Etudes Commerciales (HEC Paris) and the Stockholm School of Economics.
We believe Mr. Weild is well-qualified to serve on our Board of Directors due to his extensive experience in corporate finance, including more than 1,000 equity offerings during his career, his deep knowledge and recognized leadership in capital formation and capital markets structure and his widespread relationships in the financial community.
Our Board of Directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Sparks, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Dr. Cox and Messrs. Lamstein and Weild, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Dr. Aklog and Messrs. Glennon and Greenspan, will expire at the third annual meeting.
Medical Advisory Board
We have assembled a medical advisory board consisting of innovators and experts with broad experience in clinical medicine and medical technology covering a wide spectrum of clinical specialties and conditions. We intend to add additional advisors as we identify promising opportunities in clinical areas which are not currently represented on our advisory board. Our Medical Advisory Board is distinct from our Board of Directors. Individual members of our Medical Advisory Board regularly provide us with advice on product development and unmet clincal needs within their area of expertise. Our Medical Advisory Board as whole will meet at least twice a year to provide broader strategic advice on our pipeline. Our advisors enter into confidentiality agreements with us and retain no intellectual property rights to our products. They are compensated for their time in cash on a per-diem or per-hour basis. We have also agreed to grant each member of our Medical Advisory Board an option to purchase 10,000 shares on the closing of this offering exercisable at the price the units are sold in this offering. The options will be issued under our 2014 Long-Term Incentive Equity Plan, which we refer to throughout this prospectus as our “stock plan,” and will vest in 36 monthly installments. Our advisors have no specific obligations to us beyond maintaining confidentiality. We have no specific obligations to them beyond compensating them for their time and effort. Our current medical advisors are:
Albert K. Chin, M.D. has served as a member of our Medical Advisory Board since January 2015. Dr. Chin is a prominent medical device inventor and serves as a co-founding Partner and Chief Innovation Officer at Pavilion Medical Innovations. He is a principal at PMI portfolio companies Saphena Medical and Cruzar Medsystems and at nVision Medical and ChemoFilter, two additional early stage medical device companies. From 1994 to 2009, he served as Vice President of Research and Chief Innovation Officer at Guidant Cardiac Surgery, which later became Maquet Cardiovascular. In 1989 he co-founded Origin Medsystems, which was acquired in 1994 by Eli Lilly for $150 million and subsequently spun out as part of Guidant. Prior to that, he worked with medical device entrepreneur Dr. Thomas Fogarty. Dr. Chin has 184 issued patents and 12 commercialized products spanning cardiac, vascular, orthopedic, gynecologic, urologic and general surgery. These include the Fogarty-Chin Linear Extrusion Catheter (Edwards Lifesciences, 1983), the HeartString Aortic Seal (Guidant 2003, now Maquet) and the VenaPax (Saphena Medical, 2014). His products have generated over $3.0 billion in revenue and have been used in millions of patients. The VasoView Endoscopic Vessel Harvest (Guidant 1996, now Maquet) device is the standard of care for the removal of the saphenous vein for use in coronary bypass surgery. Dr. Chin has 54 peer-reviewed publications and has lectured around the world on his inventions and innovation in general. In 2007, he received the Stanford University, Emerging Entrepreneurs in Biomedical Technology, Ideals of Entrepreneurship Award. He serves as a mentor in the T1 Catalyst Program at the University of California San Francisco. Dr. Chin received his surgical training at the University of Texas Southwestern Medical School (Parkland Memorial Hospital). He received his B.S. in Mechanical Engineering from MIT, his M.S. in Mechanical Engineering from Stanford University and his M.D. from the University of California San Francisco School of Medicine.
Marc W. Gerdisch, M.D., FACC, FACS has served as a member of our Medical Advisory Board since November 2014. Dr. Gerdisch is Chief of Cardiovascular and Thoracic Surgery at the Franciscan St. Francis Health Heart Center in Indianapolis, Indiana and Clinical Assistant Professor of Cardiovascular and Thoracic Surgery at the Loyola University Medical Center in Chicago. He has played an active role in various professional societies including the 21st Century Cardiothoracic Surgery Society, serving as its president in 2013. He has served as a lead investigator on several multi-center clinical trials in the areas of atrial fibrillation and tissue regeneration. Dr. Gerdisch has played an active role in medical device innovation, particularly in the area of heart valves. He has served on the advisory boards of various medical device companies including CorMatrix, Atricure, Medtronic, Edwards Lifesciences and On-X Life Technologies. He received the Excellence in Health Science Research Award at the 2010 Tony and Mary Hulman Awards and was honored as a “Health Care Hero” by the Indianapolis Business Journal in 2010. Dr. Gerdisch completed his general and cardiothoracic surgical training at Loyola University Medical Center. He was awarded the Keeley Fellowship pursuant to which he received additional training in mitral valve repair and biomechanical assist devices at L’Hopital Broussais in Paris. Dr. Gerdisch has been repeatedly recognized as one of America’s Top Doctors in the Castle Connolly Guide. Dr. Gerdisch received his B.S., with honors, from Loyola University and his M.D. from Loyola University Strich School of Medicine.
Timothy P. Murphy, M.D. has served as a member of our Medical Advisory Board since November 2014. Dr. Murphy, an academic interventional radiologist, has served as Professor of Diagnostic Imaging and Director of the Vascular Disease Research Center at the Warren Alpert Medical School of Brown University since 2005. Since 1992 he has served in various leadership roles at the Society of Interventional Radiology (SIR), the largest interventional radiology society in the world, including Member of the Executive Committee (since 2003) and President of the Society in 2011. He has served in leadership roles in various other professional societies including the American College of Radiology (since 1998) and the American Heart Association (since 1992). Dr. Murphy has had a productive academic career with 99 peer-reviewed publications and leadership roles in several NIH-funded multi-center clinical trials (CORAL, CLEVER and ATTRACT). He served on the Editorial Board of the Journal of Vascular and Interventional Radiology from 1998 to 2009 and as a reviewer for various other leading journals. He has served on multiple NIH study sections and data safety monitoring board. Dr. Murphy has been active in the life sciences innovation, serving as a consultant to Abbott Laboratories, Guidant, Genentech, Bayer and Terumo. He holds a patent in stent graft technology and has co-founded four medical device companies. Dr. Murphy completed his radiology residency as well as his vascular and interventional radiology fellowship at Brown University School of Medicine’s Rhode Island Hospital. He received his B.A. and M.D., cum laude, from Boston University and received an honorary M.A. degree from Brown University.
Todd K. Rosengart, M.D., FACC, FACS has served as a member of our Medical Advisory Board since November 2014. Dr. Rosengart has served as Professor and Chairman of the Michael E. DeBakey Department of Surgery at the Baylor Medical College since November 2012. He also holds the DeBakey-Bard Chair of Surgery, and is Professor of Heart and Vascular Disease at the Texas Heart Institute. He previously served as Professor and Chairman of the Department of Surgery, Chief of Cardiothoracic Surgery, Chairman of Surgery and Co-Director of the Heart Center at The Stony Brook University Medical Center and SUNY-Stony Brook. Prior to that he served as the Owen L. Coon Chair of Cardiothoracic Surgery and Professor of Surgery at Evanston Northwestern Healthcare and Northwestern University and as Associate Professor of Cardiothoracic Surgery at Weill Cornell Medical College, Associate Attending Cardiothoracic Surgeon at New York Presbyterian Hospital and Visiting Associate Professor of Surgery at Columbia University. Dr. Rosengart has served in leadership roles in various professional societies including the American Heart Association, the Society of Thoracic Surgeons and the American Association of Thoracic Surgery. He serves as editor of Seminars in Thoracic and Cardiovascular Surgery and has served on the editorial boards of various leading medical journals. Dr. Rosengart has had a productive academic career focused on arteriogenesis and gene therapy. He runs an NIH-funded laboratory in this area, has received over $10 million in research grants and published over 100 peer-reviewed publications. He has played an active role in life sciences innovation, serving as an advisor to various medical device and pharmaceutical companies including Abbott, Arrow, St. Jude, J&J/Ethicon, Astra Zeneca and The Medicines Company. He holds 10 issued patents and has co-founded five companies in the medical device and healthcare IT industries. Dr. Rosengart completed his general surgical training at New York University Medical Center, served as a Fellow in the Surgery Branch of the National Heart, Lung and Blood Institute and completed his cardiothoracic surgical training at The New York Hospital at Cornell Medical College. He received additional surgical training at The Hospital for Sick Children, Great Ormond Street and The Harley Street Clinic, both in London. Dr. Rosengart has been repeatedly recognized as one of America’s Top Doctors in the Castle Connolly Guide. Dr. Rosengart received his B.S. and M.D., both with distinction, from Northwestern University.
Philip Stieg, Ph.D., M.D., FACS, FAANS has served as a member of our Medical Advisory Board since January 2015. Since 2000, Dr. Stieg has served as Professor and Chairman of Neurological Surgery at Weill Cornell Medical College, and Neurosurgeon-in-Chief and Chairman of Neurological Surgery at New York-Presbyterian Hospital. During this same period, he has also served as Professor of Neurosurgery and Attending Neurosurgeon at the Hospital for Special Surgery and at Memorial Sloan Kettering Hospitals in New York. In 2013, he founded and currently serves as Chairman of the Weil Cornell Brain and Spine Center. In 2010 Dr. Stieg launched the Weill Cornell Surgical Innovations Lab. From 1989 to 2000, he served as Associate Professor of Surgery at Harvard Medical School and Associate Attending Neurosurgeon at Brigham and Women’s Hospital, Massachusetts General Hospital and Boston Children’s Hospitals in Boston. Dr. Stieg has served in leadership positions at national and international professional societies, including Chairman of the American Association of Neurological Surgery/Congress of Neurological Surgeons (AANS/CNS) Joint Section on Cerebrovascular Surgery (2004-2005) and President of the Society of University Neurosurgeons (2001-2002). He serves as Editor for the journals Neurosurgery and World Neurosurgery. Dr. Stieg has had a productive academic career focused on cerebral protection, neural transplantation and neuronal regeneration. He has published over 100 peer-reviewed publications, numerous abstracts, books and manuscripts. He has lectured and served as a visiting professor at leading institutions around the world. He serves as co-principal investigator for StrokeNet, an NIH initiative to conduct Phase I/II and III trials in stroke prevention, treatment and recovery. He has served as a consultant to several medial technology companies including Zeiss Optical, Codman (Johnson and Johnson), LifeCell, Diacrin and Medtronic. He has been an advisor to the Department of Defense and the National Football League on brain trauma. Dr. Stieg received his neurosurgical training at the University of Texas Southwestern Medical School (Parkland Memorial Hospital) and completed a fellowship in cell transplantation for restorative neurological function at the Karolinska Institute in Stockholm, Sweden.

Dr. Stieg has been repeatedly recognized as one of America’s Top Doctors in the Castle Connolly Guide. He received his B.S. from the University of Wisconsin at Madison, his Ph.D. in Anatomy and Neuroscience from Albany Medical College of Union University, and his M.D. from the Medical College of Wisconsin.
Conflicts of Interest
In order to minimize potential conflicts of interest which may arise from the corporate affiliations described below, each of Dr. Aklog, Mr. Glennon and Dr. deGuzman has contractually agreed, pursuant to a written agreement with us, until such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to the existing pre-existing fiduciary obligations set forth below.
As an affiliate of Saphena Medical, Kaleidoscope Medical and Cruzar Medsystems, Mr. Glennon may have a fiduciary responsibility to present certain business opportunities to such entities within their specific lines of business. Saphena Medical’s line of business is endoscopic vessel harvesting, Kaleidoscope Medical’s is inferior vena caval filters and Cruzar Medsystems’ is peripheral vascular intervention for chronic total occlusions. Accordingly, it is possible Mr. Glennon may present opportunities to such entities prior to presenting them to us.
As an affiliate of Kaleidoscope Medical, Dr. deGuzman may have a fiduciary responsibility to present certain business opportunities to this entity within its line of business, namely inferior vena caval filters. Accordingly, it is possible he may present opportunities to Kaleidoscope Medical prior to presenting them to us.
Although Drs. Aklog, deGuzman and Mr. Glennon are affiliates of PHG and PMI, there is no potential conflict with them presenting corporate opportunities to these entities over us. PHG is a holding company which holds their stakes in existing entities but does not invest in new companies. Its operating agreement explicitly states that they do not have an obligation to present corporate opportunities to PHG. Similarly, PMI is currently an intellectual property holding company without any ongoing business. Accordingly, they have no fiduciary or contractual obligations to present corporate opportunities or assign intellectual property to either entity.
Director Independence
Currently Dr. Cox and Messrs. Lamstein, Sparks and Weild would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Audit Committee
Effective as of the date of this prospectus, we will establish an audit committee of the Board of Directors, which will consist of Messrs. Weild, Lamstein and Sparks, each of whom is an independent director under Nasdaq’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
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reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent auditor;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all related-party transactions;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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appointing or replacing the independent auditor;

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determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of  “independent directors” who are “financially literate” as defined under Nasdaq listing standards. Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Messrs. Weild, Lamstein and Sparks qualify as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Nominating Committee
Effective as of the date of this prospectus, we will establish a nominating committee of the Board of Directors, which will consist of Dr. Cox and Messrs. Lamstein and Sparks, each of whom is an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:
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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.
Compensation Committee
Effective as of the date of this prospectus, we will establish a compensation committee of the Board of Directors, which will consist of Dr. Cox and Messrs. Lamstein and Weild, each of whom is an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

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reviewing and approving the compensation of all of our other executive officers (including through our management services agreements described below);

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors

Executive Compensation
To date, we have not paid any compensation to any of our executive officers, although we have arrangements to pay compensation to our Chief Executive Officer as described below. We have also not granted any equity awards to our executive officers to date. However, we have agreed to issue to each of Dr. Aklog, Mr. Glennon, Dr. deGuzman and Mr. Salute an option to purchase 278,726 shares, 278,726 shares, 278,726 shares and 55,745 shares, respectively, upon the closing of this offering, which options will be exercisable at the price the units are sold in this offering. The options will be issued under our stock plan and will vest in 36 monthly installments.
Employment agreements
Lishan Aklog
Effective November 1, 2014, we entered into an employment agreement with Dr. Aklog pursuant to which he serves as our Chief Executive Officer. The employment agreement is for a five-year term. Dr. Aklog will receive a base salary of  $240,000 per year, a guaranteed bonus beginning on January 1 of each year beginning on January 1, 2016 equal to 50% of his base salary and will be eligible to earn annual performance bonuses meeting certain objectives as determined by the Board of Directors; provided, however, that the base salary shall be paid only upon, and subject to, the consummation of this offering.
Unless terminated by us without “cause” or by Dr. Aklog with “good reason” (as such terms are defined in the employment agreement), upon termination Dr. Aklog will be entitled only to his base salary through the date of termination, valid expense reimbursements and unused vacation pay. If terminated by us without “cause” or by Dr. Aklog with “good reason,” he is entitled to be paid his base salary through the end of the term at the rate of 150%, valid expense reimbursements and accrued but unused vacation pay.

Dr. Aklog’s employment agreement contains provisions for the protection of our intellectual property and contains non-compete restrictions in the event of his termination other than us without “cause” or by Dr. Aklog with “good reason” (generally imposing restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from our customers for a period of six months following termination). Pursuant to the agreement, Dr. Aklog may serve as a consultant to, or on boards of directors of, or in any other capacity to other companies provided that they will not interfere with the performance of his duties to us.
Management Services Agreements
On or prior to the date of this prospectus, we will enter into management services agreements with each of HCFP LLC and Pavilion Holdings Group LLC, affiliates of our officers and directors. Pursuant to the management services agreement with HCFP LLC, such entity will agree to make available to us the services of Richard J. Salute to serve as our Chief Financial Officer. HCFP LLC will also provide us with such other services as reasonably requested by us, including but not limited to, providing financial and accounting resources for assistance in complying with Section 404 of the Sarbanes-Oxley Act of 2002, business development, corporate development, corporate governance, financial advisory and consulting services. We have agreed to pay HCFP LLC a monthly fee of  $15,000 for such services.
Pursuant to the management services agreement with Pavilion Holdings Group LLC, such entity will agree to make available to us the services of Mr. Glennon and Dr. deGuzman to serve as our Vice Chairman and Chief Medical Officer, respectively. Pavilion Holdings Group will also provide us with such other advisory and consulting services as reasonably requested by us, including but not limited to interfacing with regulatory consultants, designing and executing pre-clinical and clinical studies, participating in design process and recruiting additional resources, business development services, assisting with vendor selection and relationships, strategic relationships, sourcing innovative technologies and other corporate opportunities. We have agreed to pay Pavilion Holdings Group a monthly fee of  $20,000 for such services.
Each of the agreements will commence upon consummation of this offering for a term of one year and will be automatically renewed for successive one year periods; provided that either party may terminate the agreement at any time for any reason upon 30 days’ prior written notice to the other party and (i) the agreement with HCFP LLC will automatically terminate if Mr. Salute ceases serving as our Chief Financial Officer and (ii) the agreement with Pavilion Holdings Group LLC will automatically terminate if Mr. Glennon or Dr. deGuzman ceases to serve as our Vice Chairman and Chief Medical Officer, respectively.
Director Compensation
Directors who are also executive officers receive no additional compensation for serving as Directors. Each of our non-executive Directors receives annual director fees of  $40,000. Audit committee, compensation committee and nominating committee members each receive an additional annual fee of $10,000, $7,500 and $5,000, respectively. The chair of each of the audit, compensation and nominating committee receives an additional annual fee of  $10,000, $7,500 and $5,000, respectively. Additionally, upon their election or re-election, as the case may be, we will grant our non-executive Directors an option having a fair market value of  $100,000. The first option grant to non-executive Directors pursuant to this provision will be made on the closing of this offering and will represent the right to purchase an aggregate of 97,554 shares exercisable at the price the units are sold in this offering. The options will be issued under our stock plan and will vest in 36 monthly installments. We will also reimburse Directors for costs incurred in attending board and committee meetings.
2014 Long-Term Incentive Equity Plan
On November 10, 2014, our Board of Directors and stockholders adopted our 2014 Long-Term Incentive Equity Plan. The stock plan is designed to enable us to offer our employees, officers, directors and consultants whose past, present and/or potential contributions to us have been, are or will be important to our success, an opportunity to acquire a proprietary interest in us. The various types of incentive awards that may be provided under the stock plan are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business. The stock plan reserves 1,951,081 shares of common stock for issuance in accordance with the stock plan’s terms.
All of our officers, directors, employees and consultants, as well as those of our subsidiaries, are eligible to be granted awards under the stock plan. An incentive stock option may be granted under the stock plan only to a person who, at the time of the grant, is an employee of ours or our subsidiaries. No awards have been granted under the stock plan as of the date of this prospectus. All awards will be subject to approval by the Board of Directors.
Administration
The stock plan is administered by our Board of Directors. Subject to the provisions of the stock plan, the Board of Directors determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.
Stock Subject to the Stock Plan
Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the stock plan. Shares of common stock that are surrendered by a holder or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any shares of Common Stock surrendered by a Holder or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under the Plan, shall not be available for subsequent awards under the Plan
Under the stock plan, on a change in the number of shares of common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the terms of the outstanding award will be proportionately adjusted.
Eligibility
Awards may be granted under the stock plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.
Types of Awards
Options.   The stock plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the stock plan. The board determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year, measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the Code or the regulations thereunder. An incentive stock option may only be granted within a ten-year period commencing on November 10, 2014 and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the board may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the stock plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the board, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.
Generally, if the holder is an employee, no stock options granted under the stock plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the board may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary of ours, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of 12 months from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the board may determine but not beyond the balance of the stock option’s term.
Stock Appreciation Rights.   Under the stock plan, stock appreciation rights may be granted to participants who have been, or are being, granted stock options under the stock plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the stock plan. The number of shares available for awards under the stock plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.
Restricted Stock.   Under the stock plan, shares of restricted stock may be awarded either alone or in addition to other awards granted under the stock plan. The board determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.
Restricted stock awarded under the stock plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the stock plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.
Other Stock-Based Awards.   Under the stock plan, other stock-based awards may be granted, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the stock plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the stock plan.
Accelerated Vesting and Exercisability.   If any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the our stock, and our Board of Directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the stock plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the stock plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which we acquire our stock in exchange for property is not treated as an acquisition of stock.
The board may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of our stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of our stock, which has been approved by our Board of Directors, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the stock plan, or (ii) require a holder of any award granted under the stock plan to relinquish such award to us upon the tender by us to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Notwithstanding any provisions of the stock plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the stock plan or an award granted thereunder to fail to comply with Section 409A of the Code.
Repurchases.   Unless otherwise provided in the grant of an award, the board may, in the event of a corporate transaction that has been approved by our Board of Directors, require a holder of any award granted under the stock plan to relinquish the award to us upon payment by us to the holder of cash in an amount equal to the fair market value of the award.
Award Limitation.   No participant may be granted awards for more than 195,108 shares in any calendar year.
Other Limitations.   The board may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award having a higher exercise price.

Code of Ethics
Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our respective executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Principal Stockholders
The following table sets forth information regarding the beneficial ownership of our shares of common stock (our only voting securities) as of the date of this prospectus and as adjusted to reflect the sale of the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our executive officers and directors; and

•
all of our officers and directors as a group.

The percentage of shares beneficially owned before the offering is computed on the basis of 12,250,000 shares of our common stock outstanding as of  [___], 2015. Percentage ownership of our common stock after the offering assumes the sale of all of the units offered by us in this offering (excluding the up to 800,000 additional units we may sell in our sole discretion as described herein).
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Additionally, except as otherwise indicated, beneficial ownership reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. The following table does not reflect record of beneficial ownership of our warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock Prior to Offering	Approximate Percentage of Outstanding Shares of Common Stock After Offering
5% Stockholders
HCFP/Capital Partners III LLC	5,713,879	46.6%	42.5%
Pavilion Venture Partners LLC	2,508,532	20.5%	18.7%
Directors and Executive Officers
Lishan Aklog, M.D.	8,222,412(2)(3)	67.1%	61.1%
Ira Scott Greenspan	5,762,656(3)(9)	47.0%	42.8%
Joshua R. Lamstein	83,617(4)	*	*
Richard J. Salute	55,745(4)	*	*
Michael J. Glennon	0(5)	0	0
Brian J. deGuzman, M.D.	0(5)	0	0
Ronald M. Sparks	0(6)	0	0
James L. Cox, M.D.	0(7)	0	0
David Weild IV	0(8)	0	0
All directors and executive officers as a group (nine individuals)	8,410,552(2)(3)(9)	68.7%	62.5%(10)

*
Less than 1%

(1)
Unless otherwise indicated, the business address of each of the individuals is 420 Lexington Avenue, Suite 300, New York, New York 10170.

(2)
Includes shares held by Pavilion Venture Partners, of which Dr. Aklog is a member and sole manager. Accordingly, he is deemed to have voting and dispositive power over the shares held by this entity. Dr. Aklog disclaims beneficial ownership of shares held by this entity, except to the extent of his proportionate pecuniary interest therein.

(3)
Includes shares held by HCFP/Capital Partners III, of which Dr. Aklog and Mr. Greenspan are members and co-managers, and share joint voting and dispositive power over the shares held by this entity. Dr. Aklog and Mr. Greenspan disclaim beneficial ownership of shares held by this entity, except to the extent of their proportionate pecuniary interest therein.

(4)
Does not include shares held by HCFP/Capital Partners III, of which Messrs. Lamstein and Salute are members.

(5)
Does not include shares held by Pavilion Venture Partners or HCFP/Capital Partners III, of which Mr. Glennon and Dr. deGuzman or their affiliates are members.

(6)
The business address of Mr. Sparks is 3 Laurel Drive, Wenham, MA 01984.

(7)
The business address of Dr. Cox is 1600 Glenarm Place, #3002, Denver, Colorado 80202.

(8)
The business address of Mr. Weild is 747 3rd Ave, Suite 239, New York, NY 10017.

(9)
Includes 20,904 shares held by Mr. Greenspan’s son.

(10)
If we sell the additional 800,000 units we have the option to sell as described herein, our directors and executive officers as a group would beneficially own approximately 59.0% of our common stock.

HCFP/Capital Partners III, Pavilion Venture Partners, Dr. Aklog and Mr. Greenspan may be deemed to be our “founders” and “promoters,” as those term are defined under the federal securities laws.

Certain Transactions
Other than compensation arrangements, we describe below transactions and series of similar transactions, since our inception, to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed the lesser of  $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The information in this section does not take into account the forward stock split of 2.7872582-for-1 by way of a stock dividend of 1.7872582 shares for each outstanding share effectuated in September 2015.
Compensation arrangements for our directors and named executive officers are described elsewhere in this prospectus.
In June 2014 in connection with our organization, we issued (i) 2,030,000 shares of common stock for $0.001 per share, and warrants to purchase an additional 2,187,500 shares of common stock at an exercise price of  $2.50 per share for $0.0001 per warrant, for an aggregate purchase price and total consideration of $2,248.75, to HCFP/Capital Partners III LLC, an affiliate of Drs. Aklog and deGuzman and Messrs. Glennon, Greenspan, Lamstein and Salute, and (ii) 870,000 shares of common stock for $0.001 per share, and warrants to purchase an additional 937,500 shares of common stock at an exercise price of  $2.50 per share for $0.0001 per warrant, for an aggregate purchase price and total consideration of  $963.75, to Pavilion Venture Partners LLC, an affiliate of Drs. Aklog and deGuzman and Mr. Glennon.
In July 2014, we issued 150,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of  $2.50, for $75,000 in cash, or a purchase price of  $0.50 per unit, of which 5,000 of such units were sold to Robert M. Greenspan, who is the son of Ira Scott Greenspan, one of our directors. The table below sets forth the number of such units sold to our directors, executive officers or holders of more than 5% of our capital stock:
Name	Number of Shares of Common Stock included in Units	Number of Warrants included in Units	Relationship to Us
HCFP/Capital Partners III LLC	20,000	20,000	Affiliate of Drs. Aklog and deGuzman and Messrs. Glennon, Greenspan, Lamstein and Salute
Pavilion Venture Partners LLC	30,000	30,000	Affiliate of Drs. Aklog and deGuzman and Mr. Glennon
Richard J. Salute	20,000	20,000	Chief Financial Officer and Secretary
Ira Scott Greenspan	10,000	10,000	Senior Advisor and Director
Joshua R. Lamstein	30,000	30,000	Director
In October 2014, HCFP/Capital Partners III and Pavilion Venture Partners contributed an aggregate of 157,500 and 67,500 warrants, respectively, to the capital of PAVmed for no consideration.
In November 2014, we issued 845,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of  $2.50, for $845,000 in cash, or a purchase price of  $1.00 per unit, of which 50,000 units were sold to Matthew J. Glennon, who is the brother of Michael Glennon, one of our directors.
In August 2015, we issued our legal counsel a warrant to purchase 35,000 shares of our stock. In September 2015, warrants to purchase 500,000 shares were exercised by the holders generating an aggregate of  $1.25 million of proceeds to us. Thereafter, we effectuated the forward stock split by way of a stock dividend as described above.

Pursuant to their terms, each outstanding warrant not exercised prior to the closing of this offering will automatically convert into a warrant with the same terms as the warrants being offered in this prospectus.
In September 2014, we entered into an option agreement with Pavillion Holdings Group LLC, an affiliate of Pavilion Venture Partners LLC which is an affiliate of Dr. Aklog, pursuant to which we had the option to acquire all right, title and interest in and to a certain patent related to a medical infusion device for an aggregate of  $10,000 at any time until September 2015. We exercised this option in September 2015 and now own this patent along with associated patent applications.
On or prior to the date of this prospectus, we will enter into management services agreements with each of HCFP LLC and Pavilion Holdings Group LLC. A description of the terms of these agreements is set forth in the section titled “Management — Management Services Agreements” set forth above.
We will reimburse our founders and members of our management team and their affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with activities on our behalf. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.
All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
Related Party Policy
Our Code of Ethics requires that we avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors. Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of  $120,000 or one percent of the average of our total assets in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the board with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Description of Securities
General
We are authorized to issue 50,000,000 shares of common stock, par value $.001, and 20,000,000 shares of preferred stock, par value $.001. As of the date of this prospectus, 12,250,000 shares of our common stock are outstanding and no shares of our preferred stock are outstanding.
Units
Each unit consists of one share of our common stock and one warrant, each to purchase one share of our common stock.
The units will begin trading on or promptly after the closing of this offering. Each of the common stock and warrants comprising the units will be able to be traded separately on the 90th day after the closing of this offering.
Common Stock
Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.
There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.
Preferred Stock
Our certificate of incorporation authorizes the issuance of 20,000,000 shares of blank check preferred stock. No shares of our preferred stock are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of our common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
We currently have 9,560,296 warrants outstanding, which warrants are identical to the warrants included in the units being offered by this prospectus, except as described below.
Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below. Each warrant will become exercisable at any time commencing six months from the consummation of this offering and will expire six years from the date of this prospectus at 5:00 p.m., New York City time. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective when the warrants become exercisable, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The

“fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise. Pursuant to an agreement between us and the founders, the 8,083,049 warrants originally issued to the founders shall be exercisable on a “cashless” basis in their hands.
Commencing one year from the closing of this offering, we may redeem the outstanding warrants (other than those outstanding prior to this offering held by our management, founders and members thereof, but including warrants held by the initial investors), at our option, in whole or in part, at a price of $0.01 per warrant:
•
at any time while the warrants are exercisable,

•
upon a minimum of 30 days’ prior written notice of redemption,

•
if, and only if, the volume weighted average price of our common stock equals or exceeds $10.00 (subject to adjustment) for any 20 consecutive trading days ending three business days before we send the notice of redemption, provided that the average daily trading volume in the stock is at least 20,000 shares per day, and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption should not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Except as described above, no warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Purchase Option
We have agreed to grant to the selling agents an option to purchase up to a total of 5% of the units sold in this offering at $5.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Plan of Distribution.”
Dividends
We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent and Warrant Agent
The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.
Listing of our Securities
Prior to this offering, there has been no public market for our units, shares of common stock or warrants. We have applied to have the units, and the shares of common stock and warrants once they begin separate trading, listed on Nasdaq under the symbols “PAVMU,” “PAVM” and “PAVMW,” respectively. Although, after giving effect to this offering, assuming the sale of all of the units offered hereby and excluding the up to 800,000 additional units we have the option to sell as described herein, we meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally require that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will be listed or continue to be listed on Nasdaq.

Shares Eligible for Future Sale
Immediately after this offering, assuming all of the units offered are sold, we will have 13,450,000 shares of common stock outstanding (or 14,250,000 if we sell the up to 800,000 additional units we are permitted to sell as described herein). Of these shares, the 1,200,000 shares sold in this offering (or 2,000,000 shares if we sell the additional 800,000 units we have the option to sell as described herein) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased in this offering by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Such restricted securities would be available for sale in the public market pursuant to Rule 144, subject to contractual lockup agreements described below. Taking into account these lockup agreements, and assuming the selling agents do not release any shareholders from these agreements earlier than scheduled, and assuming we do not release the founders from their lockup agreement, our remaining shares will be available in the public market as follows:
•
4,027,588 shares issued in private placements that are subject to a six-month lockup agreement (except as described below) with the selling agents will be eligible for sale, subject to the provisions of Rule 144, upon expiration of such agreement; and

•
8,222,412 shares issued to the founders that are subject to a one-year lockup agreement with us and a six-month lockup agreement with the selling agents will be eligible for sale, subject to the provisions of Rule 144, upon expiration of such agreements.

Rule 144
A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the subject company at the time of, or at any time during the three months preceding, a sale and (ii) the subject company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are an affiliate of the subject company at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
•
1% of the number of shares of common stock then outstanding, which will equal 134,500 shares (or 142,500 shares if we sell the additional 800,000 units we have the option to sell as described herein) of our common stock immediately after this offering assuming all of the units offered are sold; and

•
the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the subject company.
Lock-Up Agreements
Each founder has agreed that he will not sell, transfer or otherwise dispose of any of our securities he or it acquired prior to this offering until one year from the closing of this offering.
Each initial stockholder has agreed that he will not sell, transfer or otherwise dispose of any our securities he acquired prior to this offering until six months from the closing of this offering.
Registration Statements on Form S-8
Upon the completion of this offering, we intend to file a registration statement on Form S-8 under the Securities Act to register all of the shares of common stock issued or reserved for issuance under our equity plan. Shares covered by this registration statement will be eligible for sale in the public market, upon the expiration or release from the terms of the lock-up agreements and subject to vesting of such shares.

PLAN OF DISTRIBUTION
We are publicly offering our units through The Benchmark Company, LLC and TriPoint Global Equities, LLC, through its BANQ® online brokerage division. The Benchmark Company and BANQ® have agreed to act as our selling agents for this offering. The selling agents are not purchasing any of the securities offered by us and are not required to sell any specific number or dollar amount of securities, but will instead arrange for the sale of securities to investors on a “best efforts” basis, meaning that they need only use their best efforts to sell the securities. The selling agents may sell some of our securities through selected dealers.
Our Board of Directors has determined the offering price of the units and the exercise price of the warrants. They have done so without reference to our book value or asset values or by the application of any customary, established models for valuing companies or securities. Because such prices have not been so determined, they may not be indicative of any amounts you might receive should you seek to sell your securities or should there be a liquidation of our company. In addition, such prices are not necessarily indicative of any prices at which our securities may trade, or any value that might be ascribed to our company after the completion of the offering.
We are offering up to 1,200,000 units, each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock; provided, however, that we have the option to sell up to an additional 800,000 units in our sole discretion. Each warrant will entitle the holder to purchase one share of our common stock at an exercise price of  $5.00 per share. The warrants will expire six years from the date of this prospectus.
The offering will close by [•], which is 45 days after the date of this prospectus, unless all the securities are sold before that date, or we and the selling agents agree to extend the offering for up to an additional 45 days, or we otherwise decide to close the offering early or cancel it, in our sole discretion. If we and the selling agents extend the offering, we will provide that information in an amendment to this prospectus. If we close the offering early or cancel it, including during any extended offering period, we may do so without notice to you, although if we cancel the offering all funds that may have been provided by any investors will be promptly returned without interest or deduction.
U.S. investors may participate in this offering by opening an account with BANQ®, an online brokerage division of TriPoint, one of the selling agents. The BANQ® website may be found at Banq.co. BANQ® is open to qualified U.S. investors and accepts individual, joint, corporate or IRA accounts. Deposits to BANQ® can be made via wire transfer or ACH deposit or by mailing in a check. Deposits usually post to an account within 3-5 days. BANQ® is a division of TriPoint Global Equities LLC, a member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC), which protects the securities of its members’ customers up to $500,000 (including $250,000 for claims for cash).
Investors investing through BANQ® will be required to open their accounts and deposit funds into their respective BANQ® accounts after the effectiveness of the registration statement relating to this offering but prior to the closing of this offering; in all events, no funds may be used to purchase securities issued in this offering until the registration statement relating to this offering and filed by us with the SEC has been declared effective by the SEC. After an account is opened but before 48 hours prior to the closing of the offering, the investor will be required to deposit funds into the account sufficient to purchase the amount of securities that the investor intends to purchase in the offering. Such funds will not be held in an escrow account or otherwise segregated as part of the offering process. During the marketing period for the offering and after the registration statement has been declared effective, the investor will provide an indication of interest as to the amount of securities the investor intends to purchase. Forty-eight (48) hours prior to the completion of the offering, each investor will be asked by BANQ® via e-mail and notification to the secure messages section of the website for the BANQ® online brokerage account to confirm and finalize the indication of the amount of securities such investor wishes to purchase. Indications will not be finalized without sufficient funds in the investor’s BANQ® online brokerage account. Upon the closing and completion of the offering, the funds required to purchase that amount of securities will be removed from such investor’s account and transferred to our account, and the amount of securities purchased will be deposited into such investor’s account. If an investor fails to confirm such investor’s desired investment within the required time, no funds will be withdrawn, no securities will be provided and the investor’s indication will not be confirmed. In addition, if this offering fails to close, no funds will be withdrawn, no securities will be provided, the investor’s indication will not be confirmed and the funds in the investor’s BANQ® account will remain available for withdrawal, in accordance with the investor’s account agreement with BANQ®.
U.S. investors who participate in this offering other than through BANQ®, including through selected dealers, will be required to deposit their funds in an escrow account held at [•]; any such funds that [•] receives shall be held in escrow until the closing of the offering or such other time as mutually agreed between us and the selling agent, and then used to complete securities purchases, or returned if this offering fails to close.
Non-U.S. investors may participate in this offering by depositing their funds in the escrow account held at [•]; any such funds that [•] receives shall be held in escrow until the closing of the offering or such other time as mutually agreed between us and the selling agents, and then used to complete securities purchases, or returned if this offering fails to close.
We will pay the selling agents an aggregate selling agent fee equal to 7% of the gross proceeds of the sale of securities in the offering. If the selling agents sell any of our securities through selected dealers, they may remit a portion of their selling agent fee to such dealers.
We will pay the selling agents an aggregate nonaccountable expense fee equal to 2% of the gross proceeds of the sale of securities in the offering. We have previously paid the selling agents a non-accountable $25,000 due diligence fee upon execution of our engagement letter with the selling agents. In addition, we shall be responsible for and pay all expenses relating to the offering, including, without limitation, (a) all filing fees and communication expenses relating to the registration of the units and underlying securities to be sold in the offering with the SEC and the filing of the offering materials with FINRA; as applicable, (b) all fees and expenses relating to the listing of such securities on the Nasdaq market system, (c) all fees related to any background checks conducted in connection with the offering at the request of the selling agents, (d) all fees, expenses and disbursements relating to the registration or qualification of such securities; as required under the “blue sky” laws and the fees of counsel selected by us; the costs of all mailing and printing of the offering documents, (e) the costs of preparing, printing and delivering certificates representing such securities, (f) fees and expenses of the transfer agent for such securities, (g) road show expenses of us and the selling agents and (h) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives. In addition, we shall be shall be responsible for the legal costs of selling agents’ counsel, up to an aggregate maximum of  $40,000, and BANQ’s special counsel, Hunter Taubman Fisher LLC, up to a maximum of $20,000.
The selling agency agreement between us and the selling agents provides that the respective obligations of the parties are subject to certain customary conditions precedent, including the absence of any material adverse changes in our business and the receipt by the selling agents of certain customary legal opinions, letters and certificates prior to the completion of the offering.
The Benchmark Company and BANQ® are underwriters of this offering within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by them and any profit realized on the sale of the securities by them while so acting may be deemed to be underwriting compensation. The Benchmark Company and BANQ® will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Units, shares of common stock and warrants to purchase shares of common stock by The Benchmark Company and BANQ®. Under these rules and regulations, The Benchmark Company and BANQ® may not, among other things, (i) engage in any stabilization activity in connection with our securities or (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.
As part of their compensation for serving as selling agents in this offering, The Benchmark Company and BANQ® will receive unit purchase options exercisable for five years entitling them to purchase for cash such number of units as are equal to 5% of the units sold in this offering, at an exercise price of  $5.50. Such selling agent unit purchase options will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise permitted by FINRA rules, for a period of 180 days following the date of effectiveness or commencement of sales of this offering, such selling agent unit purchase options shall not be (A) exercisable, (B) sold, transferred, assigned, pledged or hypothecated or (C) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person. The unit purchase options and the securities underlying the options will provide for cashless exercise at the election of the holders.
The Benchmark Company and BANQ® are subject to the provisions of the lock-up agreement described above.
All of the unit purchase options, and the securities underlying the unit purchase options, issued to the selling agents from this offering are subject to FINRA Rule 5110(g).
Pursuant to FINRA Rule 5110(g), the selling agent unit purchase options and any shares issued upon exercise of the selling agent unit purchase options shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:
•
by operation of law or by reason of reorganization of our company;

•
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•
if the aggregate amount of securities of our company held by the holder of the selling agent warrants or related persons do not exceed 1% of the securities being offered;

•
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•
the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The selling agents do not have any present intention or arrangement to release any shares of our common stock subject to lock-up agreements prior to the expiration of the 180-day lock-up period.
We have agreed to indemnify the selling agents against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the selling agents may be required to make in respect of such liabilities.
We have applied to list our units, common stock and warrants on the Nasdaq under the symbols “PAVMU,” “PAVM” and “PAVMW,” respectively. We cannot guarantee that our securities will be approved for listing on Nasdaq. If we are unable to meet the listing requirements of Nasdaq, we may in our sole discretion cancel this offering and all funds that may have been provided by any investors will be promptly returned without interest or deduction. In the event we close on some or all of this offering but our securities are not listed on Nasdaq, we expect they will be quoted for trading on one of the “over-the-counter” markets operated by OTC Markets Group, Inc., such as the OTCQB market. The over-the-counter markets are inter-dealer markets that may provide significantly less liquidity than Nasdaq. No assurance can be given that our securities, if listed or quoted on Nasdaq or one of the over-the-counter markets, will ever trade on an active and liquid basis.
The transfer agent for our shares is Continental Stock Transfer & Trust Company.
State Blue Sky Information
In the event we do not qualify for listing on Nasdaq, we intend to offer and sell the Units to retail customers in the United States only in California, Connecticut, Florida, Massachusetts, Minnesota, New Jersey, New York and Texas, where we have applied or will apply to have the units registered for sale. We will not sell the units to retail customers in these states until registration is effective in each such state. Notwithstanding the foregoing, we may choose to register, or otherwise qualify, the units for sale in additional states.
In the event we do not qualify for listing on Nasdaq and you are in the United States but not an “institutional investor,” you may purchase our securities in this offering only in the states in which we have registered or otherwise qualified them for sale. Institutional investors in every state may purchase the Units in this offering pursuant to exemptions provided to such entities under the blue sky laws of such states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.
The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities.” NSMIA nevertheless allows the states to investigate if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can regulate or bar the sale of covered securities in a particular case.
State securities laws require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, be exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States may, by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on such exemptions for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under NSMIA, then the company must register its securities for sale in the state in question.
We will file periodic and current reports under the Exchange Act. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders of the Units and the common stock and warrants comprising the Units once they become separately transferable. However, NSMIA does allow states and territories to require notice filings and collect fees with regard to resale transactions, and a state may suspend the offer and resale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states and territories do not require any resale notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the Units once they become separately transferable: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.
As of the date of this prospectus, in the following states and territories, stockholders may resell the units, and the common stock and warrants comprising the Units once they become separately transferable, if the proper notice filings have been made and fees paid: the District of Columbia, Maryland, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont. As of the date of this prospectus, we have not determined in which of these states and territories, if any, we will submit the required filings or pay the required fees. Additionally, if any of the states that have not yet adopted a statute, rule or regulation requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale by stockholders in those jurisdictions.
In addition, aside from the exemption from registration provided by NSMIA, we believe that the units, and the common stock and warrants comprising the units once they become separately transferable, may be eligible for resale in various states without any notice filings or fee payments, based upon the availability of applicable exemptions from such states’ registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.
The various states can impose fines on us or take other regulatory actions against us if we fail to comply with their state securities laws. Although we are taking steps to help insure that, if our securities do not qualify for listing on Nasdaq, we will conduct all the offers and sales in this offering in compliance with all state securities laws (which steps include, among other things, registering our securities in certain states; restricting our marketing efforts to avoid making offers or sales in states in which we are not registered; and relying on institutional investor exemptions from registration as available from state to state), there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other state regulatory actions if we do not achieve such compliance.
Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the selling agents that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.
China
The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”
European Economic Area — Belgium, Germany, Luxembourg and Netherlands
The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.
An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:
•
to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity that has two or more of  (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•
to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France
This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.
This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.
Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.
Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.
Ireland
The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.
Israel
The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The units may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy
The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:
•
to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•
in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:
•
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•
in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.
Japan
The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.
Portugal
This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Sweden
This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).
This document is personal to the recipient only and not for general circulation in Switzerland.
United Arab Emirates
Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such units, may be rendered within the United Arab Emirates by the Company.
No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.
United Kingdom
Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.
In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Legal Matters
The validity of the securities offered in this prospectus are being passed upon for us by Graubard Miller, New York, New York. Graubard Miller holds warrants to purchase 97,554 shares of our common stock. Greenberg Traurig, LLP, McLean, Virginia, is acting as counsel for the selling agents in this offering. Greenberg Traurig, LLP has represented us on matters unrelated to this offering. Hunter Taubman Fischer LLC, New York, New York, is acting as special counsel for BANQ®.
Experts
The consolidated financial statements of PAVmed Inc. (formerly known as PAXmed Inc.) and Subsidiary included in this prospectus and elsewhere in the registration statement of which this prospectus forms a part have been so included in reliance upon the report of Citrin Cooperman & Company, LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.
Where You Can Find Additional Information
We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

PAVMED INC. AND SUBSIDIARY

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash	$521,572	$839,077
Prepaid and other current assets	4,294	3,000
Total current assets	525,866	842,077
Deferred offering costs	47,205	—
Total assets	$573,071	$842,077
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$85,188	$47,249
Total current liabilities	85,188	47,249
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, authorized 20,000,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value, authorized 50,000,000 shares, 10,856,371 shares issued and outstanding at June 30, 2015 and December 31, 2014	10,856	10,856
Additional paid-in capital	1,258,356	1,058,356
Accumulated deficit	(781,329)	(274,384)
Total stockholders’ equity	487,883	794,828
Total liabilities and stockholders’ equity	$573,071	$842,077

See accompanying notes to the condensed consolidated financial statements.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2015
(UNAUDITED)
Six Months Ended June 30, 2015
Formation and operating costs	$423,495
Research and development costs	83,450
Net loss	$(506,945)
Net loss per share, basic and diluted	$(.05)
Weighted average shares outstanding, basic and diluted	10,856,371

See accompanying notes to the condensed consolidated financial statements.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015
(UNAUDITED)
Cash flows from operating activities
Net loss	$(506,945)
Adjustments to reconcile net loss to net cash used in operating activities:
Expense attributable to contributed services	200,000
Changes in operating assets and liabilities:
Prepaid and other current assets	(1,294)
Accounts payable and accrued expenses	24,439
Net cash used in operating activities	(283,800)
Cash flows from financing activities
Payment of deferred offering costs	(33,705)
Net cash used in financing activities	(33,705)
Net decrease in cash	(317,505)
Cash, beginning of the period	839,077
Cash, end of the period	$521,572

See accompanying notes to the condensed consolidated financial statements.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
JUNE 30, 2015
Note 1 — Organization and Plan of Business Operations
On April 19, 2015, PAXmed Inc. changed its name to PAVmed Inc. PAVmed Inc. and its wholly-owned subsidiary (“PAVmed” or the “Company”) was organized under the laws of the State of Delaware on June 26, 2014 with its corporate headquarters in New York, New York. The Company is a medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization using a business model focused on capital and time efficiency.
All activity through June 30, 2015 relates to the Company’s formation, recruiting its Board of Directors and Medical Advisory Board, raising initial working capital through two private placements, preparing for the Proposed Public Offering, advancing the lead projects in the Company’s pipeline and protecting its intellectual property. The Company has selected December 31st as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
Liquidity and Business Risks
As of June 30, 2015, the Company had cash of  $521,572 and an accumulated deficit of  $781,329. Since inception, the Company has funded its operations primarily through private placements of its common stock and warrants. In order to accomplish its business objectives, the Company will need substantial additional working capital resources, which it intends to obtain through the Proposed Public Offering described in Note 3. However, if the Proposed Public Offering is delayed or unsuccessful, the Company anticipates continuing to fund its working capital requirements, albeit at lower levels than currently envisioned, through the issuance of debt and equity securities to related and unrelated parties, but there can be no assurances that the Company will be successful in this regard. Debt financing, if available, may involve covenants restricting the Company’s operations or its ability to incur additional debt. Any debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders. Additional financing may not be available at all, or in amounts or on terms acceptable to the Company. Any failure to obtain additional financing may have a material adverse effect upon the Company and could result in a substantial reduction in the planned scope of the Company’s operations.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).
The interim financial data as of June 30, 2015 is unaudited and is not necessarily indicative of the results for a full year. In the opinion of the Company’s management, the interim data includes only normal and recurring adjustments necessary for a fair statement of the Company’s financial results for the six months ended June 30, 2015. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to SEC rules and regulations relating to interim financial statements.
For the period from June 26, 2014 (inception) through June 30, 2014 there was no activity. Therefore, a comparable prior period condensed consolidated statement of operations and condensed consolidated cash flow statement were not considered necessary.
The accompanying condensed financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto as of December 31, 2014 and for the period from June 26, 2014 (inception) through December 31, 2014.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
JUNE 30, 2015

Note 2 — Summary of Significant Accounting Policies (continued)

Basis of Consolidation
The accompanying condensed consolidated financial statements include the accounts of PAVmed and its wholly-owned subsidiary as of June 30, 2015. All intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Significant Accounting Policies
There have been no significant changes to the accounting policies during the six months ended June 30, 2015, as compared to the significant accounting policies described in Note 2 of the “Notes to Consolidated Financial Statements” in the Company’s audited financial statements as of December 31, 2014 and for the period from June 26, 2014 (inception) through December 31, 2014 other than those listed below.
Deferred Offering Costs
Deferred offering costs consist primarily of direct incremental costs related to the Company’s Proposed Public Offering. As of June 30, 2015, there was $47,205 of deferred offering costs on the Company’s condensed consolidated balance sheet. Upon completion of the Proposed Public Offering, deferred offering costs will be offset against the proceeds of the offering. If the Proposed Public Offering is terminated, the deferred offering costs will be expensed.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:
Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets.
Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.
At June 30, 2015, the fair value of the Company’s financial instruments approximated book value due to the short maturity of these instruments.
At June 30, 2015, the Company does not have assets or liabilities required to be measured at fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
JUNE 30, 2015

Note 2 — Summary of Significant Accounting Policies (continued)

Income Taxes
The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on June 26, 2014, the evaluation was performed for the 2014 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.
The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during any period. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.
Net Loss per Share
Basic net loss per share is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive common shares. Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential dilutive common shares would have been anti-dilutive. As of June 30, 2015, potentially dilutive common shares consist of 10,856,371 warrants to purchase common stock.
JOBS Act Accounting Election
The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.
Recent Accounting Pronouncements
In June 2014, the FASB issued Accounting Standard Update (“ASU”) 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (“ASU 2014-10”). ASU 2014-10 simplifies

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
JUNE 30, 2015

Note 2 — Summary of Significant Accounting Policies (continued)

the accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments related to the elimination of the inception-to-date information and other disclosure requirement of Topic 915 should be applied retrospectively and are effective for annual reporting periods beginning after December 15, 2014 and interim periods therein. Early adoption is permitted. The Company early adopted ASU 2014-10 effective on inception. Adoption of this standard had no impact on the Company’s financial position, results of operations or cash flows; however, the presentation of the financial statements does not present the disclosures that are no longer required.
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In doing so, companies will need to use more judgement and make more estimates than under current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for all entities for annual reporting periods beginning after December 15, 2016, including interim periods within the reporting period. Early adoption is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures.
Note 3 — Proposed Public Offering
The Company is considering a public offering of its securities (the “Proposed Public Offering”). The timing and terms of the Proposed Public Offering are yet to be determined. It is anticipated that the placement agreement will require the Company to pay a placement fee of 7% and a non-accountable expense fee in the amount of 2% of the gross proceeds of the Proposed Public Offering.
The Company intends to grant warrants to the placement agents to purchase a number of securities equal to 5% of the total number of securities being sold in the Proposed Public Offering at a price equal to 110.0% of the public offering price.
There is presently no public market for the Company’s securities. The Company intends to have its securities quoted on the NASDAQ upon consummation of the Proposed Public Offering.
Note 4 — Related Party Transactions
Option to Purchase a Patent
On September 21, 2014, the Company entered into an agreement which gives the Company the option to purchase United States Patent #US 8,622,976 issued January 7, 2014, “System and Methods for Infusion of Fluids using Stored Potential Energy and a Variable Flow Resistor” (the “Patent”) from Pavillion Holdings Group LLC, a related party, for $1,000. The Company has up to one year to exercise this option and purchase the Patent for $10,000. The Company expensed the cost of the option during the period June 26, 2014 (inception) through December 31, 2014. The option was exercised in September 2015.
Compensation and Employment Agreements
The Company’s Chief Executive Officer and its Chief Financial Officer, who are both stockholders of the Company, were not paid a salary from the Company for the period from June 26, 2014 (inception) through June 30, 2015. The Company has recognized the value of their services, determined based on salaries of similar executives at similarly sized companies. For the six months ended June 30, 2015, the Company charged $200,000 to operations and paid-in-capital associated with this arrangement.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
JUNE 30, 2015

Note 4 — Related Party Transactions (continued)

Effective November 1, 2014, the Company entered into an employment agreement (as amended on April 15, 2015) with its Chief Executive Officer, Lishan Aklog, (the “CEO Employment Agreement”) for a five-year term with a base salary of    $240,000 per year, a guaranteed bonus beginning on January 1 of each year beginning on January 1, 2016 equal to 50% of his base salary. The Chief Executive Officer will also be eligible to earn annual performance bonuses meeting certain objectives as determined by the board of directors; provided, however, that the base salary shall be paid only upon, and subject to, the consummation of the Proposed Public Offering. The CEO Employment Agreement contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions in the event of his termination other than without “cause” or by the Chief Executive Officer with “good reason.”
Note 5 — Commitments and Contingencies
Management Services Agreements
On or prior to the settlement date of the Proposed Public Offering, the Company will enter into management services agreements with each of HCFP LLC and Pavilion Holdings Group LLC, affiliates of the Company’s officers and directors.
Pursuant to the management services agreement with HCFP LLC, such entity will agree to make available to the Company the services of Richard J. Salute, HCFP LLC’s Chief Financial Officer, to serve as the Company’s Chief Financial Officer. HCFP LLC will also provide the Company with such other services as reasonably requested, including but not limited to providing financial and accounting resources for assistance in complying with Section 404 of the Sarbanes-Oxley Act of 2002, business development, corporate development, corporate governance, and financial advisory and consulting services. The Company has agreed to pay HCFP LLC a monthly fee of  $15,000 for such services.
Pursuant to the management services agreement with Pavilion Holdings Group LLC, such entity will agree to make available to the Company the services of Michael J. Glennon and Brian J. deGuzman, each a member of Pavilion Holdings Group LLC, to serve as the Company’s Vice Chairman and Chief Medical Officer, respectively. Pavilion Holdings Group LLC will also provide the Company with such other advisory and consulting services as reasonably requested by the Company, including but not limited to interfacing with regulatory consultants, designing and executing pre-clinical and clinical studies, participating in design process and recruiting additional resources, business development services, assisting with vendor selection and relationships, strategic relationships, sourcing innovative technologies and other corporate opportunities. The Company has agreed to pay Pavilion Holdings Group LLC a monthly fee of $20,000 for such services.
Each of the agreements will commence upon consummation (“Settlement Date”) of the Proposed Public Offering for a term of one year and will be automatically renewed for successive one year periods; provided that either party may terminate the agreement at any time for any reason upon 30 days’ prior written notice to the other party and (i) the agreement with HCFP LLC will automatically terminate if Mr. Salute ceases serving as the Company’s Chief Financial Officer and (ii) the agreement with Pavilion Holdings Group LLC will automatically terminate if Mr. Glennon or Dr. deGuzman ceases to serve as the Company’s Vice Chairman and Chief Medical Officer, respectively.
Option to Purchase Shares
On April 9, 2015, the Company has agreed to issue to each of Dr. Aklog, Mr. Glennon, Dr. deGuzman and Mr. Salute an option to purchase 278,726 shares, 278,726 shares, 278,726 shares and 55,745 shares, respectively, upon Settlement Date of the Proposed Public Offering, which options will be exercisable at the price the units are sold in the Proposed Public Offering. The Company has also agreed to issue each of the five members of its Medical Advisory Board options to purchase 27,873 shares and each of its

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
JUNE 30, 2015

Note 5 — Commitments and Contingencies (continued)

non-executive director’s options to purchase 97,554 shares upon consummation of the Proposal Public Offering, which options will be exercisable at the price the units are sold in this offering. The options will be issued under the Company’s 2014 Long-Term Incentive Equity Plan and will vest in 36 monthly installments.
Note 6 — Subsequent Events
Stock Split Effected in the Form of a Stock Dividend
On September 21, 2015, the Company’s Board of Directors declared a 2.7872582-for-1 stock split to be effected in the form of a stock dividend. All basic and diluted earnings per share, average shares outstanding information and all applicable footnotes have been adjusted to reflect the aforementioned stock split. The number of authorized shares of common stock remains at 50,000,000 shares.
Warrants
In September 2015, certain holders of the Private Placement Warrants exercised 1,393,629 warrants for aggregate proceeds to the Company of approximately $1,250,000.
On August 31, 2015, the Company issued 97,554 warrants with an exercise price of  $5.00 to an outside advisor in exchange for services.
Patent Option
As described in Note 4, Related Party Transactions, Option to Purchase a Patent, the Company had an option to purchase the Patent. In September 2015, the Company exercised this option and now owns the Patent along with associated patent applications.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
PAVmed Inc. (formerly known as PAXmed Inc.)
We have audited the accompanying consolidated balance sheet of PAVmed Inc. (formerly known as PAXmed Inc.) (a Delaware corporation) and Subsidiary (the “Company”) as of December 31, 2014, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from June 26, 2014 (date of inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PAVmed Inc. (formerly known as PAXmed Inc.) and Subsidiary as of December 31, 2014, and the results of their operations and their cash flows for the period from June 26, 2014 (date of inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.
/s/ CITRIN COOPERMAN & COMPANY, LLP
New York, New York
February 12, 2015, except for Note 8 as to which the date is September 21, 2015

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2014
ASSETS
CURRENT ASSETS:
Cash	$839,077
Prepaid expenses and other current assets	3,000
TOTAL ASSETS	$842,077
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$47,249
COMMITMENTS AND CONTINGENCIES (Note 4)
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, authorized 20,000,000 shares, none issued	—
Common stock, $.001 par value, authorized 50,000,000 shares, 10,856,371 issued and outstanding	10,856
Additional paid-in capital	1,058,356
Accumulated deficit	(274,384)
TOTAL STOCKHOLDERS’ EQUITY	794,828
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$842,077

See accompanying notes to the consolidated financial statements.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD JUNE 26, 2014 (INCEPTION) THROUGH DECEMBER 31, 2014
Revenue	$—
Formation and operational costs	274,384
Net loss	$(274,384)
Weighted average number of shares used in computing net loss per share, basic and diluted	8,618,278
Basic and diluted net loss per share	$(0.03)

See accompanying notes to the consolidated financial statements.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD JUNE 26, 2014 (INCEPTION) THROUGH DECEMBER 31, 2014
	Common Stock		Additional Paid-In Capital	Accumulated deficit	Stockholders’ Equity
	Shares	Amount
Balance at June 26, 2014, date of inception	—	$—	$—	$—	$—
Common shares and 8,083,049 warrants issued to founders	8,083,049	8,083	(4,871)	—	3,212
Units consisting of one share of common stock and one warrant issued to initial stockholders, net of offering costs of $7,500	418,089	418	67,082	—	67,500
Units consisting of one share of common stock and one warrant issued to investors, net of offering costs of $46,500	2,355,233	2,355	796,145		798,500
Value of contributed services of Chief Executive Officer and Chief Financial Officer	—	—	200,000	—	200,000
Net loss	—	—	—	(274,384)	(274,384)
Balance at December 31, 2014	10,856,371	$10,856	$1,058,356	$(274,384)	$794,828

See accompanying notes to the consolidated financial statements.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD JUNE 26, 2014 (INCEPTION) THROUGH DECEMBER 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(274,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Expense attributable to contributed services	200,000
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(3,000)
Accounts payable and accrued expenses	47,249
NET CASH USED IN OPERATING ACTIVITIES	(30,135)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of shares of common stock and warrants	923,212
Payment of offering costs	(54,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	869,212
NET INCREASE IN CASH	839,077
Cash at June 26, 2014	—
Cash at December 31, 2014	$839,077

See accompanying notes to the consolidated financial statements.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014
Note 1 — Organization and Plan of Business Operations
PAVmed Inc. and its wholly-owned subsidiary (“PAVmed” or the “Company”) was organized under the laws of the State of Delaware on June 26, 2014 with its corporate headquarters in New York, New York. The Company is a medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization using a business model focused on capital and time efficiency. All activity through March 31, 2015 relates to the Company’s formation, recruiting its Board of Directors and Medical Advisory Board, raising initial working capital through two private placements, preparing for the Proposed Public Offering, advancing the lead projects in the Company’s pipeline and protecting its intellectual property. The Company has selected December 31st as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
Liquidity and Business Risks
As of December 31, 2014, the Company had cash of  $839,077 and an accumulated deficit of  $274,384. Since inception, the Company has funded its operations primarily through private placements of its common stock and warrants. In order to accomplish its business objectives, the Company will need additional working capital resources, which it intends to obtain through the Proposed Public Offering described in Note 3. However, if the Proposed Public Offering is delayed or unsuccessful, the Company anticipates continuing to fund its working capital requirements, albeit at lower levels than currently envisioned, through the possible issuance of debt and equity securities to related and unrelated parties, but there can be no assurances that the Company will be successful in this regard. Debt financing, if available, may involve covenants restricting the Company’s operations or its ability to incur additional debt. Any debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders. Additional financing may not be available at all, or in amounts or on terms acceptable to the Company. Any failure to obtain additional financing may have a material adverse effect upon the Company and could result in a substantial reduction in the planned scope of the Company’s operations.
Note 2 — Summary of Significant Accounting Policies
Basis of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary as of December 31, 2014. All intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts and disclosures reported in the consolidated financial statements. Management uses significant judgement when making estimates related to its common stock and warrant valuations. Management bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities and equity that are not readily apparent from other sources. Actual results could differ from those estimates.
Deferred Offering Costs
Deferred offering costs will consist primarily of direct incremental costs related to the Company’s Proposed Public Offering. As of December 31, 2014, there were no deferred offering costs on the Company’s consolidated balance sheet. Upon completion of the Proposed Public Offering, deferred offering costs will be offset against the proceeds of the Proposed Public Offering. If the Proposed Public Offering is terminated, the deferred offering costs will be expensed.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

Note 2 — Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:
Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets.
Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.
At December 31, 2014, the fair value of the Company’s financial instruments approximated book value due to the short maturity of these instruments.
At December 31, 2014, the Company does not have assets or liabilities required to be measured at fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement.
Income Taxes
The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry-forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. Since the Company was incorporated on June 26, 2014, the evaluation was performed for the upcoming 2014 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.
The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from June 26, 2014 (inception) through December 31, 2014. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

Note 2 — Summary of Significant Accounting Policies (continued)

Net Loss Per Share
Basic net loss per share is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive common shares. Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential dilutive common shares would have been anti-dilutive. As of December 31, 2014, potentially dilutive common shares consist of 10,856,371 warrants to purchase common stock.
Research and Development Expenses
Research and development expenditures are charged to research and development expense as incurred. Research and development expense aggregated approximately $11,000 for the period June 26, 2014 (inception) through December 31, 2014 and is included in “Formation and operational costs” in the accompanying consolidated statement of operations.
Long-Lived Assets
Long-lived assets, including fixed assets and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. In reviewing for impairment, the carrying value of such assets is compared to the estimated undiscounted future cash flows expected from the use of the assets and their eventual disposition. If such cash flows are not sufficient to support the asset’s recorded value, an impairment charge is recognized to reduce the carrying value of the long-lived asset to its estimated fair value. The determination of future cash flows as well as the estimated fair value of long-lived assets involves significant estimates on the part of management. In order to estimate the fair value of a long-lived asset, the Company may engage a third party to assist with the valuation. If there is a material change in economic conditions or other circumstances influencing the estimate of future cash flows or fair value, the Company could be required to recognize impairment charges in the future.
Share-Based Compensation
Pursuant to ASC Topic 718, Compensation — Stock Compensation (“ASC 718”), the Company records stock-based compensation expense for all stock-based awards. Under ASC 718, the Company estimates the fair value of stock-based compensation using the Black-Scholes option pricing model. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the option vesting term.
The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The assumptions used in the Black-Scholes valuation model are as follows:
•
Grant price:   the grant price of the issuances, with certain exceptions, is determined based on the estimated fair value of the shares at the date of grant.

•
Risk-free interest rate:   the risk free interest rate for periods within the contractual life of the option is based on the U.S. treasury yield in effect at the time of grant.

•
Expected lives:   as permitted by Staff Accounting Bulletin 107, due to the Company’s insufficient history of option activity, the Company utilizes the simplified approach to estimate the options expected term, which represents the period of time that options granted are expected to be outstanding.

•
Expected volatility:   is determined based on average historical volatilities of comparable companies in the similar industry.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

Note 2 — Summary of Significant Accounting Policies (continued)

•
Expected dividend yield:   is based on current yield at the grant date or the average dividend yield over the historical period. The Company has never declared or paid dividends and has no plans to do so in the foreseeable future.

Segment, Geographical and Customer Concentration
The Company operates in one segment. All of the Company’s assets are in the United States.
JOBS Act Accounting Election
The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.
Recent Accounting Pronouncements
In June 2014, the FASB issued Accounting Standards Update 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. Accounting Standards Update 2014-10 simplifies the accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments related to the elimination of the inception-to-date information and other disclosure requirement of Topic 915 should be applied retrospectively and are effective for annual reporting periods beginning after December 15, 2014 and interim periods therein. Early adoption is permitted. The Company early adopted Accounting Standards Update 2014-10 effective on inception. Adoption of this standard had no impact on the Company’s financial position, results of operations or cash flows.
The Company has reviewed other recent accounting pronouncements and concluded they are either not applicable to the business or no material effect is expected on the consolidated financial statements as a result of future adoption.
Note 3 — Proposed Public Offering
The Company is considering a public offering of its securities (the “Proposed Public Offering”). The timing and terms of the Proposed Public Offering are yet to be determined. In January 2015, the Company entered into a nonbinding letter of intent with an underwriter. This nonbinding letter of intent is merely a statement of intent and is subject to change and further negotiation between the parties and may be adjusted prior to the execution of an underwriting agreement. It is anticipated that an underwriting agreement will require the Company to pay an underwriting discount of 7% and a non-accountable expense allowance in the amount of 2% of the gross proceeds of the Proposed Public Offering.
There is presently no public market for the Company’s securities. The Company intends to have its securities quoted on the Nasdaq upon consummation of the Proposed Public Offering.
Note 4 — Related Party Transactions
Option to Purchase a Patent
On September 21, 2014, the Company entered into an agreement which gives the Company the option to purchase United States Patent #US 8,622,976 issued January 7, 2014, “System and Methods for Infusion of Fluids Using Stored Potential Energy and a Variable Flow Resistor” (the “Patent”) from Pavillion Holdings Group LLC, a related party, for $1,000. The Company has up to one year to exercise this option and purchase the Patent for $10,000. The Company recognized the cost of the option in the accompanying consolidated statement of operations.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

Note 4 — Related Party Transactions (continued)

Compensation and Employment Agreements
The Company’s Chief Executive Officer and its Chief Financial Officer, who are both stockholders of the Company, were not paid a salary from the Company for the period from June 26, 2014 (inception) through December 31, 2014. The Company has recognized the value of their services, determined based on salaries of similar executives at similarly sized companies, in the accompanying consolidated statement of operations as contributed capital. For the period from June 26, 2014 (inception) through December 31, 2014, the Company charged $200,000 to operations and paid-in-capital associated with this arrangement.
Effective November 1, 2014, the Company entered into an employment agreement with its Chief Executive Officer (the “CEO Employment Agreement”) for a five-year term with a base salary of  $240,000 per year, a guaranteed bonus beginning on January 1 of each year beginning on January 1, 2016 equal to 50% of his base salary. The Chief Executive Officer will also be eligible to earn annual performance bonuses meeting certain objectives as determined by the board of directors; provided, however, that the base salary shall be paid only upon, and subject to, the consummation of the Proposed Public Offering. The CEO Employment Agreement contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions in the event of his termination other than without “cause” or by the Chief Executive Officer with “good reason.”
Note 5 — Provision for Income Taxes
The (benefit from) provision for income taxes for the period from June 26, 2014 (inception) through December 31, 2014 is summarized as follows:
Current:
Federal, state and local	$—
Deferred:
Federal	(26,034)
State and local	(4,017)
(30,051)
Less: Valuation allowance	30,051
$—

At December 31, 2014, reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:
U.S. statutory rate	(35.0%)
State income taxes (net of federal benefit)	(5.4%)
Permanent differences	29.5%
Valuation allowance	10.9%
0.0%

At December 31, 2014, the approximate tax effects of temporary differences which give rise to the net deferred tax assets (liabilities) are as follows:
Noncurrent deferred tax assets:
Net operating loss	$30,051
Valuation allowance	(30,051)
Total net deferred tax assets	$—

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

Note 5 — Provision for Income Taxes (continued)

The Company has federal and state net operating loss carryforwards at December 31, 2014 of approximately $74,000 expiring through 2034, resulting in a deferred tax asset of approximately $30,000. ASC 740 requires a “more likely than not” criterion be applied when evaluating the realization of a deferred tax asset. Management does not expect that it is more likely than not that the Company will generate sufficient taxable income in future years to utilize the deferred tax assets. As such, a full valuation allowance of approximately $30,000 has been recorded against the net deferred tax asset.
The Company files income tax returns in the U.S. in federal and applicable state jurisdictions. The Company’s initial period of operations from June 26, 2014 (inception) through December 31, 2014 and filing of tax returns remains subject to examination by taxing authorities.
Note 6 — Stockholders’ Equity
Preferred Stock
The Company is authorized to issue 20,000,000 shares of preferred stock with a par value of  $0.001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2014, there are no shares of preferred stock issued or outstanding.
Common Stock
The Company is authorized to issue 50,000,000 shares of common stock with a par value of  $0.001 per share.
In connection with the organization of the Company, a total of 8,083,049 shares of the Company’s common stock and 8,710,182 warrants (“Founders’ Warrants”) were sold to the Company’s founders (the “Founders”) for an aggregate purchase price of  $3,212. The terms and conditions of the warrants are defined in the related subscription agreements.
From June 26, 2014 through July 22, 2014, a total of 418,089 units were sold to the initial stockholders (“Initial Investors”) for an aggregate purchase price of  $75,000 less offering costs of  $7,500. On November 4, 2014, the Company completed an additional private placement of 2,355,233 units raising $845,000 in gross offering proceeds less offering costs of  $46,500. Each of the units referred to above consists of one share of common stock and one warrant (“Private Placement Warrants”). The terms and conditions of the Private Placement Warrants are defined in the related subscription agreements.
Warrants
The Company has 10,856,371 warrants outstanding as of December 31, 2014. 8,083,049 warrants were issued in connection with the formation of the Company. An additional 418,089 and 2,355,233 warrants were issued in connection with the units sales made in June through July 2014 and November 2014, respectively. The Founders’ Warrants and Private Placement Warrants are deemed to be equity instruments.
On October 14, 2014, certain Founders agreed to contribute 627,133 Founders’ Warrants back to the Company at no cost. The Company accounted for the fair value of the contributed warrants as a charge directly to additional paid-in capital. The Company estimates that the fair value of the contributed Founders’ Warrants is approximately $29,000 using the Black-Scholes option-pricing model with the following assumptions: fair value of the underlying common stock of  $(0.90), dividend yield of 0.00%, expected volatility of 58.99%, risk-free rate of 2.52%, and expected term of 7 years.
In November 2014, the holders of the remaining Founders’ Warrants entered into a sideletter agreement whereby the Company agrees as long as the warrants are held by the Founders that they may exercise such warrants on a cashless basis. The Company will not be required to net-cash settle the warrants.

PAVMED INC. (F/K/A PAXMED INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

Note 6 — Stockholders’ Equity (continued)

The subscription agreements evidencing the Company’s securities specify that the terms of the warrants will automatically change to have the same terms and conditions as the warrants that are planned to be issued in connection with the Proposed Public Offering.
The Company has agreed to use commercially reasonable efforts to register the Private Placement Warrants and common stock underlying the Private Place Warrants in the Proposed Public Offering.
Note 7 — 2014 Long-Term Incentive Equity Plan
In November 2014, the Company’s board of directors and stockholders adopted the 2014 Long-Term Incentive Equity Plan (“the Stock Plan”). The Stock Plan is designed to enable the Company to offer employees, officers, directors and consultants, as defined, an opportunity to acquire a proprietary interest in the Company. The Stock Plan reserves 1,951,081 shares of common stock for issuance in accordance with the Stock Plan’s terms.
All of the Company’s officers, directors, employees and consultants, as well as those of its subsidiaries, are eligible to be granted awards under the Stock Plan. An incentive stock option may be granted under the Stock Plan only to a person who, at the time of the grant, is an employee of the Company or its subsidiaries. The types of awards that may be granted under the Stock Plan include stock options, stock appreciation rights, restricted stock and other stock-based awards subject to limitations under applicable law. No awards have been granted under the Stock Plan as of December 31, 2014. All awards will be subject to approval by the Company’s board of directors.
Note 8 — Subsequent Events
Stock Split Effected in the Form of a Stock Dividend
On September 21, 2015, the Company’s Board of Directors declared a 2.7872582-for-1 stock split to be effected in the form of a stock dividend. All basic and diluted earnings per share, average shares outstanding information and all applicable footnotes have been adjusted to reflect the aforementioned stock split. The number of authorized shares of common stock remains at 50,000,000 shares.
Warrants
In September 2015, certain holders of the Private Placement Warrants exercised 1,393,629 warrants for aggregate proceeds to the Company of approximately $1,250,000.
On August 31, 2015, the Company issued 97,554 warrants with an exercise price of  $5.00 to an outside advisor in exchange for services.
Patent Option
As described in Note 4, Related Party Transactions, Option to Purchase a Patent, the Company had an option to purchase the Patent. In September 2015, the Company exercised this option and now owns the Patent along with associated patent applications.

Up to 1,200,000 Units

PROSPECTUS

BenchmarkBANQ®

[______________], 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the selling agent commissions and non-accountable expense allowance) will be as follows:
SEC registration fee	$3,079.59
FINRA filing fee	$2,750.00
Accounting fees and expenses	$100,000
Printing and engraving expenses	$50,000
Legal fees and expenses	$400,000
Nasdaq listing fees	$50,000
Miscellaneous	50,000(1)
Total	$655,829.59

(1)
This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.
PAVmed’s certificate of incorporation and by-laws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that PAVmed may indemnify to the fullest extent permitted by law all employees. PAVmed’s by-laws provide that, if authorized by the Board of Directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
“Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)   Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)   The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)   For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)   For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)   The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Paragraph B of Article Eighth of PAVmed’s certificate of incorporation provides:
“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”
Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, PAVmed has agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify PAVmed against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.
(a)   During the past three years, PAVmed sold the following shares of common stock and warrants without registration under the Securities Act:
In June 2014 in connection with our organization, we issued (i) 2,030,000 shares of common stock for $0.001 per share, and warrants to purchase an additional 2,187,500 shares of common stock at an exercise price of  $2.50 per share for $0.0001 per warrant, for an aggregate purchase price and total consideration of  $2,248.75, to HCFP/Capital Partners III LLC and (ii) 870,000 shares of common stock for $0.001 per share, and warrants to purchase an additional 937,500 shares of common stock at an exercise price of  $2.50 per share for $0.0001 per warrant, for an aggregate purchase price and total consideration of  $963.75, to Pavilion Venture Partners LLC.
In July 2014, we issued an aggregate of 150,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock, for $75,000 in cash, or a purchase price of  $0.50 per unit, to nine investors.
In November 2014, we issued an aggregate of 845,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock, for $845,000 in cash, or a purchase price of  $1.00 per unit, to 13 investors.
During August 2015, we issued 35,000 warrants in exchange for services.
During September 2015, we issued an aggregate of 500,000 shares of common stock from the exercise of warrants receiving approximately $1.25 million of proceeds.
In September 2015, we effectuated a forward stock split of 2.7872582-for-1 by way of a stock dividend of 1.7872582 shares for each outstanding share, resulting in there being 12,500,000 common shares outstanding.
All of the securities described above were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as fewer than 35 investors were non-accredited investors. No underwriting discounts or commissions were paid with respect to such sales.
Item 16.    Exhibits and Financial Statement Schedules.
(a)   The following exhibits are filed as part of this Registration Statement:
Exhibit No.	Description
1.1	Form of Selling Agent Agreement.*
3.1	Certificate of Incorporation.**
3.2	Certificate of Amendment to Certificate of Incorporation**
3.3	By-laws.**
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and PAVmed.
4.5	2014 Long-Term Equity Incentive Plan**
4.6	Form of Unit Purchase Option*
5.1	Opinion of Graubard Miller.
10.1	Patent Option Agreement.**
10.2.1	Employment Agreement between PAVmed and Dr. Aklog.**
10.2.2	Amendment to Employment Agreement between PAVmed and Dr. Aklog.**
10.3.1	Form of Subscription Agreement (July 2014)**
10.3.2	Form of Subscription Agreement (November 2014)**
10.4.1	Form of Letter Agreement with HCFP Capital Partners III LLC**
10.4.2	Form of Letter Agreement with Pavilion Venture Partners LLC**
10.5.1	Letter agreement regarding corporate opportunities executed by Dr. Lishan Aklog.**
10.5.2	Letter agreement regarding corporate opportunities executed by Michael Glennon.**
10.5.3	Letter agreement regarding corporate opportunities executed by Dr. Brian deGuzman.**

Exhibit No.	Description
10.6	Form of Management services agreement between PAVmed and HCFP LLC.**
10.7	Form of Management services agreement between PAVmed and Pavilion Holdings Group.**
23.1	Consent of Citrin Cooperman & Company, LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).

*
To be filed by amendment

**
Previously filed.

Item 17.    Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of September, 2015.
PAVMED INC.
By:	/s/ Lishan Aklog
Lishan Aklog Chairman and Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each Lishan Aklog and Richard J. Salute his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Lishan Aklog Lishan Aklog	Chairman and Chief Executive Officer (Principal Executive Officer)	September 29, 2015
/s/ Richard J. Salute Richard J. Salute	Chief Financial Officer (Principal Accounting and Financial Officer) and Secretary	September 29, 2015
/s/ Michael J. Glennon Michael J. Glennon	Vice Chairman and Director	September 29, 2015
/s/ Ira Scott Greenspan Ira Scott Greenspan	Director	September 29, 2015
/s/ James L. Cox, M.D. James L. Cox, M.D.	Director	September 29, 2015
/s/ Joshua R. Lamstein Joshua R. Lamstein	Director	September 29, 2015
/s/ Ronald M. Sparks Ronald M. Sparks	Director	September 29, 2015
/s/ David Weild IV David Weild IV	Director	September 29, 2015